DATED JANUARY 19, 2007

(1)  ORPOWER 4 INC.

(2)  THE KENYA POWER AND LIGHTING COMPANY LIMITED

                                   ----------

                  AMENDED AND RESTATED POWER PURCHASE AGREEMENT
                                       FOR
                          OLKARIA III GEOTHERMAL PLANT

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                                       i

                                    CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----

                                       ii

SCHEDULES

                Part B: The Seller's Connection Facilities including the
                        Transmission Interconnector and KPLC's

Schedule 3:  Maintenance Allowances of the Early Generation Facility and

Schedule 11: Electricity Regulatory Board Approvals

                                       iii

THIS AMENDED AND RESTATED POWER PURCHASE AGREEMENT is made on January 19, 2007

BETWEEN

(1)  OrPower 4 Inc. a company incorporated in the Grand Cayman Islands, British
     West Indies, with its registered office in Grand Cayman, British West
     Indies, with an office at 6225 Neil Road, Suite 300, Reno, Nevada, USA and which will act through its branch at Off Moi South Lake Road, Hellsgate
     National Park, P.O. Box 1566-20117, Naivasha, Kenya ("the Seller"); and

(2)  The Kenya Power and Lighting Company Limited a company incorporated in
     Kenya with its registered office at Stima Plaza, P.O. Box 30099-00100,
     Nairobi, Kenya ("KPLC").

WHEREAS

A.   KPLC is entitled to purchase electricity generating capacity and to transmit and distribute electricity in the Republic of Kenya;

B.   Pursuant to a Request for Proposals ("RFP") dated 5th July 1996 and issued by MOE, the Seller has submitted an offer which has been accepted following the due process of the RFP;

C.   Pursuant to the RFP the Seller as the successful bidder was required to and entered into a power purchase agreement with KPLC;

D.   KPLC and OrPower 4 entered into the original Power Purchase Agreement dated
     5 November 1998, and subsequently entered into the First Supplemental
     Agreement dated 21 July 2000 modifying the terms of the original Power
     Purchase Agreement, and the Second Supplemental Agreement dated 17 April
     2003 modifying the terms of the original Power Purchase Agreement and of the First Supplemental Agreement;

E.   The Parties wish to reinstate certain of the changes from the First
     Supplemental Agreement and the second Supplemental Agreement to the original Power Purchase Agreement and to amend such agreement further;

F.   This Agreement is the amended and restated power purchase agreement agreed between the Parties, and which supersedes the original Power Purchase
     Agreement dated 5 November 1998, the First Supplemental Agreement dated 21
     July 2000, and the Second Supplemental Agreement dated 17 April 2003.

IT IS HEREBY AGREED as follows:

CLAUSE 1: AMENDMENT AND RESTATEMENT, DEFINITIONS AND INTERPRETATION

1.1    AMENDMENT AND RESTATEMENT

With effect from the Signature Date, the original Power Purchase Agreement dated
5 November 1998, the First Supplemental Agreement dated 21 July 2000, and the
Second Supplemental Agreement dated 17 April 2003 between the Parties, inclusive of all schedules thereto, shall be amended and restated in their entirety by this Amended and Restated Power Purchase Agreement Power Purchase Agreement.

DEFINED TERMS:

In this Agreement, including the recitals, unless the context otherwise requires, the following words and expressions shall have the following meanings:

"AGREEMENT" OR "PPA": this Amended and Restated Power Purchase Agreement together with all schedules hereto as the same may be supplemented or amended from time to time;

"ANSI": American National Standards Institute;

"API": American Petroleum Institute;

"APPRAISAL PERIOD": the period specified in the Appraisal Programme for the conduct of the Appraisal Works;

"APPRAISAL PROGRAMME": the programme for the drilling of wells and the conduct of other works to appraise the reserves and productivity of the Reservoir set out in Schedule 1, as from time to time adjusted by the Parties in accordance with this Agreement;

"APPRAISAL WORKS": the drilling and other works specified in the Appraisal
Programme;

"ASHRAE": American Society of Heating, Refrigerating and Air-Conditioning
Engineers;

"ASME": American Society of Mechanical Engineers;

"AUTHORISATIONS": any approval, consent, licence, permit, authorisation or other permission granted by a Governmental Authority;

"AVAILABILITY FAILURE": a failure of any Settlement Period to deliver electricity in accordance with a valid Despatch Instruction which Despatch
Instruction does not exceed the Declared Capacity, other than as a result of an event on KPLC's System which was not caused by the Seller or any event of Force
Majeure;

"AVAILABLE EARLY GENERATION CAPACITY": the capacity of the Early Generation
Facility assumed to be Available in any Settlement Period being the Declared
Capacity unless there has been an Availability Failure in that Settlement Period in which event the Available Early Generation Capacity shall be the average
Early Generation Availability achieved in response to Despatch Instructions for that Settlement Period;

"AVAILABLE PLANT CAPACITY": the capacity of the Plant assumed to be Available in any Settlement Period being the Declared Capacity unless there has been an
Availability Failure in that Settlement Period in which event the Available
Plant Capacity shall be the average Plant Availability achieved in response to
Despatch Instructions for that Settlement Period;

"BACK-UP METERING EQUIPMENT": prior to the Full Commercial Operation Date, back up equipment for metering and monitoring the operation and output of the Early
Generation Facility as may be supplied by KPLC and installed by the Seller as specified in Part D of Schedule 2 and from the Full Commercial Operation Date, back up equipment for metering and monitoring the output of the Plant as supplied by KPLC and installed by the Seller as specified in Part D of Schedule
2;

"BID SECURITY": an on-demand performance bond in the amount of two hundred and fifty thousand United States Dollars (US$250,000) drawn on an internationally recognised bank;

"CAPACITY PAYMENTS": the amounts payable by KPLC in respect of the Contracted
Early Generation Capacity or Contracted Plant Capacity (as the case may be) in accordance with Parts A and B of Schedule 5;

"CHANGE IN LAW": shall mean the adoption, promulgation, or modification after the Signature Date of any Legal Requirement or the imposition upon the Seller of any material condition in connection with the issuance, renewal, extension, replacement or modification of any Authorisation after the Signature Date that in either case establishes requirements for the design, construction, operation or maintenance of the Plant or of the Geothermal Reservoir Development that are materially more restrictive than the most restrictive requirements in effect as of the Signature Date;

"COMMISSIONING": taking all steps necessary to put the Early Generation
Facility, the Plant and the Transmission Interconnector, as appropriate, into operation including carrying out tests prior to operation as specified in Part A of Schedule 4;

"CONFIDENTIAL INFORMATION": has the meaning ascribed thereto in Clause 18.1;

"CONNECTION FACILITIES": the connection facilities to be installed by the Seller and KPLC as specified in Part B of Schedule 2;

"CONSTRUCTION BOND": an on-demand construction bond in the amount of one million
United States Dollars (US$1,000,000) drawn on an internationally recognised bank;

"CONSTRUCTION PROGRAMME": the programme for the design, procurement, construction, installation and commissioning of the Early Generation Facility and the Plant set out in Schedule 7 and commencing on the Effective Date, as from time to time adjusted by agreement of the Parties;

"CONSUMER PRICES INDEX OR CPI": the index known as "The Consumer Prices Index for All Urban Consumers (CPI-U) for the US City Average for All Items 1982-84 =
100" as published by the United States Department of Labor, Bureau of Labor
Statistics, or such other index as the Parties may agree pursuant to Part D of
Schedule 5 or such replacement index as may be determined by an Expert which replacement index shall take effect from such date as the Expert shall determine;

"CONTRACTED EARLY GENERATION CAPACITY": the capacity of the Early Generation
Facility at the reference conditions specified in paragraph 1.2(b)(ii) of Part A of Schedule 2 being at the Signature Date twelve (12) MW or such other amount as may be determined from time to time pursuant to Clauses 9.8, 9.10 and 9.11;

"CONTRACTED EARLY GENERATION CAPACITY TEST": a test of the normal full-load capacity of the Early Generation Facility carried out in accordance with the requirements of paragraph 3(b)(ii) of Part A of Schedule 4;

"CONTRACTED PLANT CAPACITY": the capacity of the Plant at the reference conditions specified in paragraph 1.2(b)(ii) of Part A of Schedule 2 being at the Signature Dated forty-eight (48) MW or such other amount as may be agreed or determined from time to time pursuant to Clauses 5.4, 9.8A, 9.10 and 9.11;

"CONTRACTED PLANT CAPACITY TEST": a test of the normal full load capacity of the
Plant carried out in accordance with the requirements of paragraph 3(b)(ii) of
Part A of Schedule 4;

"DAILY LIQUIDATED DAMAGES SUM": an amount of US$0.50 per kW of Contracted Early generation Capacity or Contracted Plant Capacity as the case may be;

"DECLARED CAPACITY": in respect of a Settlement Period the Early Generation
Capacity or Plant Capacity (as the case may be) declared by the Seller to be
Available for that Settlement Period in accordance with the Operating and
Despatch Procedure;

"DEFAULT": any one or more of the events specified in Clauses 16.1 and 16.2;

"DEFAULT RATE": two (2) percentage points above LIBOR;

"DELIVERY POINT": the point of common coupling on KPLC's System at which the Net
Electrical Output from the Early Generation Facility or the Plant (as the case may be) is delivered and shall be the point specified in Part E of Schedule 2;

"DESPATCH INSTRUCTION": prior to the Full Commercial Operation Date, an instruction given by KPLC to the Seller in relation to the operation of the
Early Generation Facility in accordance with Clause 8.3 and from the Full
Commercial Operation Date, an instruction given by KPLC to the Seller in relation to the operation of the Plant in accordance with Clause 8.3;

"DIN": Deutsches Institut fur Normung (German standards institute);

"EARLY GENERATION AVAILABILITY": the ability of the Early Generation Facility over a period of time, to deliver electricity to KPLC's System at the Delivery
Point and the terms "Available" and "Unavailable" as used in the context of the
Early Generation Facility shall be construed accordingly;

"EARLY GENERATION CAPACITY": the capacity of the Early Generation Facility, expressed in MW to generate and deliver electricity at the Delivery Point assuming the continued connection and proper operation of KPLC's System;

"EARLY GENERATION CESSATION DATE": has the meaning ascribed thereto in Clause
6.1A;

"EARLY GENERATION COMMERCIAL OPERATION DATE": the date specified as such by the
Seller in accordance with Clause 7.9;

"EARLY GENERATION COMMERCIAL OPERATION TESTS": the respective tests to be carried out on the Early Generation Facility, as specified in paragraph 3 of
Part A of Schedule4;

"EARLY GENERATION COMMISSIONING DATE": the date specified in the Construction
Programme as the target date for the start of Commissioning of the Early
Generation Facility, or such earlier date as the Seller may specify by notice to
KPLC not less than thirty (30) days before such earlier date subject to KPLC's agreement to such earlier date which agreement shall not be unreasonably withheld;

"EARLY GENERATION FACILITY": the generating facility with the Contracted Early
Generation Capacity described in paragraph 4 of Part A of Schedule 2, including the Seller's 33 kV interconnection to the Early Generation Interconnection Point
and all transformers and associated equipment, relay and switching equipment, and protective devices (adjusted to the settings agreed between KPLC and the
Seller pursuant to paragraph 4 Part A of Schedule 4) and all safety equipment;

"EARLY GENERATION FACILITY TESTS": the Contracted Early Generation Capacity Test
and Reliability Run Test;

"EARLY GENERATION INTERCONNECTION POINT": the physical point where the Early
Generation Facility and KPLC's transmission Interconnector are connected as specified in Part E of Schedule 2;

"EARLY GENERATION LONG STOP COMMERCIAL OPERATION DATE": the date twenty-one (21)
months after the Effective Date or such other date as may be determined pursuant to the provisions of this Agreement;

"EARLY GENERATION SITE": the land on which the Early Generation Facility shall be located prior to the Full Commercial Operation Date;

"EFFECTIVE DATE": has the meaning ascribed thereto in Clause 3.1;

"EMERGENCY": a condition or situation that, in the sole but reasonable opinion of KPLC, does materially and adversely, or is likely to materially and adversely
(i) affect the ability of KPLC to maintain a safe, adequate and continuous electrical service to its customers, having regard to the then current standard of electrical service provided to its customers, or (ii) present a physical threat to persons or property for the security, integrity or reliability of
KPLC's System;

"ENERGY CHARGES": the amounts payable by KPLC in respect of the Net Electrical
Output as specified in Parts A and B Schedule 5;

"ESTABLISHMENT DATE": the date by which the last of the following activities and events have occurred (except, with respect to Subclauses (ii), (iii) and (iv), to the extent waived by the benefiting Party):

     (i)   the Amended and Restated Power Purchase Agreement and the Olkaria III
           Project Security Agreement have been duly executed and delivered by the Parties after receipt of all necessary approvals;

     (ii)  the initial Letter of Credit has been issued in its full amount in favour of and delivered to the Seller;

     (iii) the Construction Bond has been issued in its full amount in favour of and delivered to KPLC as described in Clause 3.6 hereto; and

     (iv)  the Electricity Regulatory Board will have approved KPLC's application for pass through of the component of the Capacity Charges provided under Parts A and B of Schedule 5, or as may be otherwise agreed by KPLC and approved by the Electricity Regulatory Board.

"EVENT": has the meaning ascribed thereto in Part D of Schedule 5;

"EVENT OF DEFAULT": a failure by KPLC or the Seller to remedy a Default in accordance with Clause 16.4;

"EXPERT": a person appointed in accordance with the provisions of Clause 19.2;

"FINANCING AGREEMENTS": the agreements relating to the provision of finance for the construction of the Plant to be entered into between the Seller and banks or other financial institutions;

"FORCE MAJEURE": has the meaning ascribed thereto in Clause 15.1;

"FULL COMMERCIAL OPERATION DATE": the date specified as such by the Seller in accordance with Clause 7.10;

"FUNCTIONAL SPECIFICATION": the respective functional specifications for the
Early Generation Facility and the Plant as set out in Part A of Schedule 2;

"GEOTHERMAL RESERVOIR DEVELOPMENT": the works and operations required to be carried out pursuant to Clauses 5.10 and 5.10A;

"GOK": The Government of the Republic of Kenya;

"GOOD FAITH DISPUTE PROCEDURE": means the procedure for resolution of disputes or differences described in Clause 19.1;

"GOVERNMENTAL AUTHORITY": GOK, GOK owned or controlled corporations or governmental agency, division or department or other authority including regional or local authorities of Kenya;

"GWH": gigawatt hour being one thousand (1000) MWh;

"IEC": International Electrotechnical Commission;

"IEEE": Institute of Electrical and Electronic Engineers;

"ISO": International Organisation for Standardisation;

"INTERCONNECTION POINT": the point of interconnection between the Transmission
Interconnector and KPLC's Connection Facilities as specified in Part E of
Schedule 2;

"INTERNATIONALLY APPLICABLE ENGINEERING STANDARDS": the latest issue of relevant internationally recognised European, North American, Japanese or New Zealand codes, practices and standards and the World Bank Environmental Guidelines, all as specified in Part A of Schedule 2;

"KENGEN": the Kenya Electricity Generating Company Limited;

"KPLC'S CONNECTION FACILITIES": the equipment and facilities relating to the 220
kV substation at Olkaria II specified in Part B of Schedule 2;

"KPLC'S SYSTEM": the high voltage transmission system operated by KPLC, and the distribution system(s) and ancillary electrical plant and equipment connected to such transmission system;

"KPLC'S TRANSMISSION INTERCONNECTOR": the 33 kV interconnector specified in Part
A of Schedule 2 connecting the Early Generation Interconnection Point to KPLC's
System;

"KV": kilovolt, one thousand (1000) Volts;

"KW": kilowatts, one thousand (1000) Watts;

"KWH": kilowatt hour, one thousand (1000) Watt hours;

"LEGAL REQUIREMENT": any statute, law, regulation or other legislation, or any order or directive of any Governmental Authority having jurisdiction in respect of this Agreement or either Party;

"LETTER OF CREDIT": has the meaning ascribed to it in the Olkaria III Project
Security Agreement;

"LIBOR": in respect of any day, the offered rate for Unites States Dollars quoted by Barclays Bank plc London or such other bank as the Parties shall from time to time agree, to prime banks in the London Interbank Market at 11:00 hours
(London time) for a deposit of a principal sum equivalent to the sum n question for a period commencing on such day and ending seven (7) days later provided that if the said rate is not quoted on any day the rate last quoted shall be used;

"LICENCE AREA": that area marked on Figure 1 of Schedule 2 Part A for indicative purposes only being that area of land in the Universal Transverse Mercator (UTM)
Grid Zone 37, located on Map Series Y731 (D.O.S 423) Sheets 133/3 and 133/4,
Sakutiek and Longonot, published by GOK in 1975, enclosed by straight lines joining adjacent points having the following co-ordinates:

                        East (metres)   North (metres)
                        -------------   --------------
                        192 000         9 901 100
                        192 000         9 903 100
                        196 400         9 903 100
                        196 400         9 900 000
                        193 900         9 900 000;

"LONG STOP APPRAISAL WORKS START DATE": the date three (3) months after the
Effective Date;

"LONG STOP CONSTRUCTION START DATE": the date twenty-seven (27) months after the
Effective Date or such other date as may be determined pursuant to the provisions of this Agreement;

"LONG STOP DATE": any of the Early Generation Long Stop Commercial Operation
Date, the Long Stop Appraisal Works Start Date, the Long Stop Construction Start
Date, the Long Stop Effective Date and the Long Stop Full Commercial Operation
Date;

"LONG STOP EFFECTIVE DATE": the date eighteen (18) months after the Signature
Date;

"LONG STOP FULL COMMERCIAL OPERATION DATE": the date falling thirty-six (36)
months after the Establishment Date, subject to an extension, at the Seller's option, on a day by day basis for each day of Force Majeure, and for each day to the extent by which a failure by KPLC to perform any of its obligations under the PPA delays the Seller from achieving Full Commercial Operation prior to such date;

"MAIN METERING EQUIPMENT": prior to the Full Commercial Operation Date, the main metering equipment for metering and monitoring the operation and output of the
Early Generation Facility as supplied and installed by the Seller as specified in Part D of Schedule 2 and from the Full Commercial Operation Date, the main metering equipment for metering the output of the Plant as supplied and installed by the Seller as specified in Part D of Schedule 2;

"METERING PARTY": has the meaning ascribed thereto in Clause 12.1;

"METERING SYSTEM": prior to the Full Commercial Operation Date, equipment for metering and monitoring the operation and output of the Early Generation
Facility and from the Full Commercial Operation Date, equipment for metering and monitoring the operation and output of the Plant as specified in Part D of
Schedule 2 which in both cases shall consist of the Main Metering Equipment, the
Back-Up Metering Equipment and all associated equipment;

"MOE": the Ministry of Energy of the Republic of Kenya;

"MW": megawatt, one thousand (1000) kW;

"MWH": megawatt hour, one thousand (1000) kWh;

"NET ELECTRICAL OUTPUT": prior to the Full Commercial Operation Date, electricity generated by the Early Generation Facility and delivered to KPLC at the Delivery Point, and from the Full commercial Operation Date, electricity generated by the Plant and delivered to KPLC at the Delivery Point, in both cases net of all consumption (including imports and the Seller's Steam Field
Facilities) and of losses before the Delivery Point, or (where the context so requires) a quantity (in kWh) of electricity so delivered;

"NON-DEFAULT RATE": LIBOR;

"NON-METERING PARTY": has the meaning ascribed thereto in Clause 12.2;

"NOTICE OF LIMITED RESERVOIR CAPACITY": the notice that may be given by the
Seller to KPLC pursuant to Clause 5.7;

"OLKARIA I": the geothermal power station and site owned by KenGen and known as
'Olkaria I';

"OLKARIA II": the geothermal power station and site owned by KenGen and to be known as 'Olkaria II';

"OLKARIA III PROJECT SECURITY AGREEMENT": the agreement entered into by the
Parties on the Signature Date providing security to the Seller in respect of
KPLC's payment obligations under Clause 11 of this Agreement, as the same may be supplemented or amended from time to time;

"OPERATING CHARACTERISTICS": the respective performance and operating characteristics of the Early Generation Facility or the Plant for which values are specified in the Functional Specification;

"OPERATING AND DESPATCH PROCEDURES": the procedures set out in Part C of
Schedule 4 and such further procedures as shall apply pursuant to Clauses 8.4 and 8.5;

"OPERATING AND MAINTENANCE AGREEMENT": the agreement entered into by the Seller for the operation and maintenance of the Early Generation Facility and the
Plant;

"OPERATING PERIOD": the period from the Full Commercial Operation Date until the end of the Term;

"OPERATING YEAR": a period of one (1) year beginning on the Full Commercial
Operation Date or any anniversary thereof;

"PARTIES": KPLC and the Seller and "PARTY" means either of them;

"PLANNED MAINTENANCE": maintenance of the Early Generation Facility or the Plant
(as the case may be) which has been planned in accordance with Clause 9.3, or where the context admits the period allowed or the dates planned for such maintenance;

"PLANT": the plant (consisting after the Early Generation Cessation Date, of the
Early Generation Facility and other equipment) described in Part A of Schedule
2, and including, where appropriate, the Seller's Connection Facilities, and the
Metering System;

"PLANT ANNUAL TARGET OUTPUT": has the meaning ascribed thereto in paragraph 7 of
Part B of Schedule 5;

"PLANT AVAILABILITY": the ability of the Plant over a particular period of time, to deliver electricity to KPLC's System at the Delivery Point and the terms;

"AVAILABLE" and "UNAVAILABLE": as used in the context of the plant shall be construed accordingly;

"PLANT CAPACITY": the capacity of the Plant, expressed in MW, to generate and deliver electricity at the Delivery Point assuming the continued connection and proper operation of KPLC's System;

"PLANT COMMERCIAL OPERATIONS TESTS": the respective tests to be carried out on the Plant, as specified in paragraph 3 of Part A of Schedule 4;

"PLANT COMMISSIONING DATE": the date specified in the Construction Programme as the target date for the start of Commissioning of the Plant, or such earlier date as the Seller may specify by notice given to KPLC not less than thirty (30)
days before such earlier date subject to KPLC's agreement to such earlier date which agreement shall not be unreasonably withheld;

"PROJECT AGREEMENTS": the Operating and Maintenance Agreement, the Site
Agreement, and the Turnkey Construction Agreement;

"PRUDENT OPERATING PRACTICE": in relation to either Party, standards of practice obtained by exercising that degree of skill, diligence, prudence and foresight which could reasonably be expected from a skilled and experienced operator engaged in the same type of undertaking under the same or similar circumstances;

"RATED CAPACITY": the respective electrical output ratings of the Early
Generation Facility and the Plant as set forth in Part F of Schedule 2;

"RELIABILITY RUN TEST": has the meaning ascribed thereto in paragraph 3(b)(I)
and 3(b)(iii) Schedule 4;

"REMEDIAL PROGRAMME": has the meaning ascribed thereto in Clause 16.4(a)(ii);

"REQUIRED EARLY GENERATION COMMERCIAL OPERATION DATE": the date eighteen (18)
months after the Effective Date or such other date as may be determined in accordance with this Agreement;

"REQUIRED FULL COMMERCIAL OPERATION DATE": the date twenty (20) months and two
(2) weeks after the Establishment Date, subject to extension, at the Seller's option, on a day by day basis for each day of Force Majeure, and for each day by the extent to which a failure by KPLC to perform any of its obligations under the PPA delays the Seller from achieving Full Commercial Operation prior to such date;

"RESERVOIR": the subsurface body of hot water and steam located under the
Licence Area;

                                       10

"SCADA": Supervisory Control and Data Acquisition;

"SELLER'S CONNECTION FACILITIES": the Connection Facilities to be installed by the Seller in accordance with Parts B and C of Schedule 2;

"SELLER'S STEAM FIELD FACILITIES": the Steam Field Facilities to be installed by the Seller pursuant to this Agreement;

"SETTLEMENT PERIOD": a period of thirty (30) minutes beginning on the hour or the half-hour;

"SIGNATURE DATE": the date of this Agreement;

"SITE": the land on which the Plant shall be installed by the Full Commercial
Operation Date;

"SITE AGREEMENT": the agreement substantially in the form specified in Schedule
10 and in accordance with Clause 4 which is to be entered into between a
Governmental Authority and the Seller permitting the Seller to acquire such rights in the Licence Area as shall enable the Seller to perform its obligations under this Agreement;

"STEAM FIELD FACILITIES": equipment, plant and facilities above ground and underground, including wells, used in connection with the exploration, appraisal, development and operation of geothermal reservoirs for electricity generation;

"SYSTEM CHARACTERISTICS": has the meaning ascribed thereto in paragraph 4.3(a)
of Part A of Schedule 2;

"TARGET EFFECTIVE DATE": the date three (3) months after the Signature Date or such other date as the Parties may agree;

"TARGET ESTABLISHMENT DATE": 15th December 2006;

"TAXES AND DUTIES": all forms of taxation, impost, levy or duty (including without limitation, value added tax) imposed pursuant to the laws of the
Republic of Kenya in respect of the sale of electricity or on the purchase, import and use or consumption of any real property, services, plant, equipment or materials used in connection therewith or in respect of the right or act of making capacity available or producing, delivering or transmitting electricity which result directly or indirectly in an increase or decrease in the construction, financing, operation or maintenance costs of the Seller in performing its obligations under this Agreement provided that for the avoidance of doubt Taxes and Duties do not include any form of taxation, impost, levy or duty imposed on the income of the Seller upon which income tax is chargeable under section 3(2) of the Income Tax Act CAP 470 as the same may be modified, amended or replaced from time to time;

"TEMA": Tubular Exchanger Manufacturers Association;

"TERM": the period from the Signature Date until expiry of this Agreement in accordance with Clause 2.2 or earlier termination;

"TRANSMISSION INTERCONNECTOR": the high voltage interconnector specified in
Parts B and C of Schedule 2;

                                       11

"TURNKEY CONSTRUCTION AGREEMENTS": the agreements entered into by the Seller for the construction of the Early Generation Facility and the Plant;

"UNIT": a binary energy converter, including associated equipment, as comprised in the Plant or the Early Generation Facility as specified in Part A of Schedule
2;

"UNITED STATES DOLLARS" OR US$": the lawful currency of the United States of
America for the time being and from time to time;

"UNIT COMMERCIAL OPERATION TESTS": the tests to be carried out on each of the
Units as specified in paragraph 2 of Part A of Schedule 4;

"UNIT TESTS": the tests to be carried on each of the Units as specified in paragraph 1 of Part A of Schedule 4 and the Unit Commercial Operation Tests;

"VOLT": the unit of electrical potential as defined in the International
Standards Organisation standard ISO 1000:1992 Specification for SI Units and
Recommendations for Use of Their Multiples and of Certain Other Units;

"WATTS": the unit of electrical power defined as one (1) joule per second as defined in International Standards Organisation standard ISO 1000:1992
Specification for SI Units and Recommendations for Use of Their Multiples and of
Certain Other Units;

"WATT HOURS": three thousand six hundred (3600) joules as defined in
International Standards Organisation standard ISO 1000:1992 Specification for SI
Units and Recommendations for Use of Their Multiples and of Certain Other Units;

"WEEK": a period of seven (7) days beginning on a Monday;

1.2     INTERPRETATION: In this Agreement, unless the context otherwise requires:

        (a)  reference to a business day is a reference to any day which is not a Saturday, Sunday or recognised public holiday in Kenya;

        (b)  reference to a day or a month is a reference to a calendar day or calendar month;

        (c)  references to Clauses, Schedules, Paragraphs and Figures are references to clauses, schedules, paragraphs and figures of and to this Agreement;

        (d)  words in the singular shall be interpreted as referring to the plural and vice versa, and words denoting natural persons shall be interpreted as referring to corporations and any other legal entities and vice versa;

        (e)  a requirement that a payment to be made on a day which is not a business day shall be construed as a requirement that the payment be made on the next business day;

                                       12

        (f)  in the event of a conflict between the Clauses and the Schedules, the Clauses shall prevail save for Schedule 10 which Schedule shall prevail;

        (g)  the term "including" shall be construed without limitation;

        (h)  headings are for convenience only and shall not affect the construction of the Agreement;

CLAUSE 2: SCOPE AND DURATION

2.1     SCOPE: The Seller shall:

        (i)   perform its obligations contained in the Appraisal Programme;

        (ii)  conduct the Geothermal Reservoir Development;

        (iii) design, procure, construct, finance, test, and commission the
              Transmission Interconnector;

        (iv)  design, procure, construct, finance, test, commission, operate and maintain the Early Generation Facility and the Plant;

        (v)   seek to make available the Contracted Early Generation Capacity and the Contracted Plant Capacity in compliance with the Operating
              Characteristics;

        (vi)  sell the Net Electrical Output to KPLC in accordance with and subject to the terms and conditions of this Agreement.

        The Parties hereby acknowledge that, as of the date hereof, all of the obligations, requirements and arrangements under Sub clauses (i) and
        (ii) above have been satisfied in full.

        KPLC shall purchase and pay for Available Early Generation Capacity and
        Available Plant Capacity and Net Electrical Output, in accordance with and subject to the terms and conditions of this Agreement.

2.2     TERM OF AGREEMENT: This Agreement shall come into force on the Signature
        Date and shall continue in force until the expiry of a period of twenty
        (20) years unless earlier terminated in accordance with its terms provided that:

        2.2.1 the period of twenty (20) years shall commence on the Full
              Commercial Operation Date where the Seller constructs, in
              accordance with Clause 5, a Plant with a Contracted Plant Capacity greater than the Contracted Early Generation Capacity; or

        2.2.2 the period of twenty (20) years shall be deemed to have commenced at the Early Generation Commercial Operation Date where following the delivery of a Notice of Limited Reservoir Capacity the Parties
              agree or an Expert determines that the Reservoir cannot support a
              Contracted Plant Capacity greater than the Contracted Early
              Generation Capacity save that if KPLC is

                                       13

              required by the Seller to pay damages pursuant to Clause 7.13, the period of twenty (20) years shall commence from the date on which
              KPLC begins to pay such damages.

2.3     EXTENSION: The Term may be extended, subject to agreement in writing by the Parties to such extension at least twelve (12) months prior to its expiry, and on such terms as the Parties shall agree.

2.4     REGULATORY APPROVALS: The Parties acknowledge that the original Power
        Purchase Agreement dated 5 November 1998, the First Supplemental
        Agreement dated 21 July 2000, the Second Supplement Agreement dated 17
        April 2003, and this Amended and Restated Power Purchase Agreement were each approved by the Electricity Regulatory Board in accordance with the legal requirements, on diverse dates, as per the approvals attached hereto as Schedule 11.

CLAUSE 3: CONDITIONS PRECEDENT AND SECURITY

3.1     CONDITIONS: Except for the Parties' respective obligations in Clauses
        3.2, 14.3 and 16.7 or as otherwise provided herein, the Parties'
        obligations hereunder shall commence on the date (the "Effective Date")
        on which the last of the conditions in Parts A and B of Schedule 6 have been satisfied in accordance with Clause 3.2.

3.2     SELLER'S CONDITIONS: The Seller shall use all reasonable endeavours to satisfy the conditions in Part A of Schedule 6 and to comply with the condition in Part B of Schedule 6 by the Target Effective Date and KPLC
        shall use all reasonable endeavours to assist the Seller in obtaining the Authorisations specified in paragraph (ii) of Part A of Schedule 6, provided that:

        3.2.1 if the Seller fails to achieve the Target Effective Date the
              Seller shall continue to use all reasonable endeavours to satisfy the conditions in Part A of Schedule 6 and to comply with the condition in Part B of Schedule 6 by the Long Stop Effective Date.

        3.2.2 the Seller shall diligently attempt to obtain all Authorisations which diligence shall include:

              (i)  full and timely compliance with all procedural requirements relating to the issue of such Authorisation, and with all
                   Legal Requirements which relate to the activities of the
                   Seller within the Republic of Kenya; and

              (ii) pursuing all reasonably available procedures for appealing against or challenging the grounds upon which such
                   Authorisation is not issued; and

        3.2.3 the Seller shall use all reasonable endeavours to enter into the
              Site Agreement.

3.3     NON-SATISFACTION: If any of the conditions referred to in Part A of
        Schedule 6 has not been satisfied, or the condition referred to in Part
        B of Schedule 6 has not been complied with, by the Long Stop Effective
        Date other than by reason of a breach by

                                       14

        the Seller of its obligations under Clause 3.2 then either Party may terminate this Agreement.

3.4     NON-SATISFACTION INVOLVING A BREACH: If any of the conditions referred to in Par A of Schedule 6 has not been satisfied by the Long Stop
        Effective Date or any of the conditions referred to in Part B of
        Schedule 6 has not been complied with by reason of a breach by the
        Seller of its obligations under Clause 3.2 then KPLC may terminate this
        Agreement.

3.5     BID SECURITY:

        (a)  On the Signature Date, the Seller shall provide to KPLC the Bid
             Security. The Bid Security shall be effective from the Signature
             Date to the earlier of the date on which the Seller provides to
             KPLC the Construction Bond and the date on which the Parties agree or an Expert determines, in accordance with Clause 5, that the
             Reservoir cannot support a Plant with a Contracted Plant Capacity of at least twenty-eight (28) MW.

        (b)  If the Effective Date does not occur on or before the Long Stop
             Effective Date:

             (i)  due to a failure under Clause 3.2 caused by the Seller not diligently attempting to obtain such Authorisation; or

             (ii) due to a failure by the Seller to use reasonable endeavours by the Long Stop Effective Date to satisfy the Conditions
                  Precedent in Part A of Schedule 6,

             then KPLC may take all steps necessary to obtain payment of the full amount of the Bid Security.

        (c)  If the Seller:

             (i)   has not commenced the Appraisal Works by the Long Stop
                   Appraisal Works Start Date; or

             (ii)  has failed to achieve the Early Generation Commercial
                   Operation Date by the Early Generation Long Stop Commercial
                   Operation Date; or

             (iii) has failed to provide KPLC with the Construction Bond within twenty-eight (28) days of the Parties having agreed or an
                   Expert having determined, in accordance with Clause 5, that the Reservoir can support a Plant with a Contracted Capacity of at least twenty-eight (28) MW,

             then KPLC may take all steps necessary to obtain payment of the full amount of the Bid Security.

        (d)  If KPLC does not claim payment of the full amount of the Bid
             Security pursuant to Clauses 3.4(b) and 4.5(c), the Bid Security will be returned by KPLC to the Seller on the later of the date on which the Seller provides to

                                       15

             KPLC the Construction Bond and the date the Parties agree or an
             Expert determines, in accordance with Clause 5, that the Reservoir cannot support a Plant with a Contracted Plant Capacity of at least twenty-eight (28) MW.

3.6     SATISFACTION OF REQUIREMENTS

        The Parties hereby acknowledge that, as of the date hereof, all of the obligations, requirements and arrangements under Clauses 3.1 though 3.5 above have been satisfied in full.

3.7     CONSTRUCTION BOND

        (a)  Contemporaneous with the issuance of the initial Letter of Credit
             (as defined in the Olkaria III Project Security Agreement) to the
             Seller, the Seller shall provide to KPLC the Construction Bond.

        (b)  Unless payment thereunder is earlier demanded by KPLC, the
             Construction Bond shall continue in force until the issue by the independent engineer of a certificate under Clause 7.10 in which event the Construction Bond shall lapse and shall be returned to the Seller and KPLC shall make no demand thereon.

        (c)  If the Seller fails to achieve the Full Commercial Operation Date by the Long Stop Full Commercial Operation Date then KPLC may take all steps necessary to obtain payment of the full amount of the
             Construction Bond.

        (d)  In the event that the Seller does not provide to KPLC the
             Construction Bond pursuant to Clause 3.7(a), KPLC shall:

             (i)  Be entitled to withhold the monthly Capacity Payments due to the Seller equal to a sum of seven hundred and fifty thousand
                  United States Dollars (US$750,000) ("Construction Security");

             (ii) Deposit the Construction Security in an interest bearing account at a bank agreed between the Parties acting reasonably where the Construction Security shall be held until either the issue by the independent engineer of a certificate under
                  Clause 7.10 in which even the Construction Security shall be returned with any interest which has accrued on that account to the Seller, or if the Seller fails to achieve the Full
                  Commercial Operation Date by the Long Stop Full Commercial
                  Operation Date KPLC shall be entitled to retain the
                  Construction Security net of all interest received by KPLC.

                                       16

CLAUSE 4: SITE

4.1     SITE AGREEMENT: Prior to the Effective Date the Seller shall enter into the Site Agreement.

4.2     LAND OWNED BY GOK: Pursuant to the Site Agreement, the Seller shall procure from the Governmental Authority an interest in or over the land owned by the Governmental Authority within the Licence Area as is necessary for the Seller to meet its obligations under this Agreement including the construction of the Early Generation Facility and the
        Plant and the conduct of the Appraisal Works.

4.3     LAND NOT OWNED BY GOK: In the event that the Seller requires an interest in or over land not owned by the Governmental Authority within the
        Licence Area, the Seller shall first diligently attempt to procure such interest from the owner of the land. For the purposes of this Clause
        4.3, "diligently" shall include pursuing all reasonably available procedures for obtaining such interest, including the offer of a rent or purchase price which a person carrying out the Seller's activities would reasonably expect to pay for such an interest. If the Seller can demonstrate to GOK that such interest cannot be so procured within one hundred and twenty (120) days, the Seller shall pursuant to the Site
        Agreement require GOK to acquire such land for the Seller at the
        Seller's cost. The Seller shall forthwith procure from the owner of the land an interest in or over the land as is necessary for it to meet its obligations under this Agreement.

4.4     SELLER'S OBLIGATIONS: The Seller shall perform is obligations under and observe all the terms of all agreements entered into between the Seller and GOK or the Seller and other owners of land for the purposes of this
        Clause 4 (collectively referred to as "Land Agreements"). The Seller shall not:

        (i)   terminate or permit the termination of the Land Agreements;

        (ii)  in any material respect depart from, or waive or fail to enforce any rights it may have under the Land Agreements;

        (iii) enter into any agreement, document or arrangement which would materially affect the interpretation or application of the Land
              Agreements

        unless the relevant document or proposed course of action has been notified in writing to KPLC and there has been no objection by KPLC. For the purposes of this Clause 4, the failure by the Seller to enter into a
        Land Agreement or the termination of a Land Agreement shall not constitute Force Majeure.

4.5     SATISFACTION OF REQUIREMENTS:

        The Parties hereby acknowledge that, as of the date hereof, all of the obligations, requirements and arrangements under Clauses 4.1 through 4.3 above have been satisfied in full.

                                       17

CLAUSE 5: GEOTHERMAL RESERVOIR APPRAISAL AND DEVELOPMENT

5.1     THE SELLER'S OBLIGATION: The Seller shall carry out the Appraisal Works in accordance with the Appraisal Programme and Prudent Operating
        Practice.

5.2     MONITORING: KPLC shall be entitled at its own cost to monitor the progress of the Appraisal Works and the Seller will provide such access, information and assistance to KPLC as KPLC reasonably requires for it to carry out such function including without limitation providing reasonable notice of the spudding of wells, copies of geo-scientific and well log data (and interpretative work in relation thereto).

5.3     CONSTRUCTION PROGRAMME: The Seller may, before the end of the Appraisal
        Period, in the light of the results of the Appraisal Works provide to
        KPLC a revised Construction Programme. Any revised Construction
        Programme must provide for the Full Commercial Operation Date to occur on or before the Required Full Commercial Operation Date.

5.4     CONTRACTED PLANT CAPACITY: The Seller may, in the light of the results of the Appraisal Works, at any time before the end of the Appraisal
        Period, by notice to KPLC increase the Contracted Plant Capacity to an amount, not exceeding one hundred (100) MW or decrease the Contracted
        Plant Capacity to an amount, not less than twenty-eight (28) MW, as can, subject to the installation of necessary Steam Field Facilities, be supported by the Reservoir on the basis that:

        (a) the Plant is operated at ninety-two per cent (92%) of the proposed revised Contracted Plant Capacity throughout the Term; and

        (b) at any time the Reservoir can sustain a continuous steam flow of at least one hundred and twenty per cent (120%) of the steam flow required for the Plant to operate continuously, subject to Planned
            Maintenance, at one hundred per cent (100%) of the revised
            Contracted Plant Capacity; and

        (c) the steam flow required by Olkaria I to generate forty-five (45) MW and the steam flow required by Olkaria II to generate sixty-four
            (64) MW will not be significantly affected.

        The Seller's notice under this Clause 5.4 shall be accompanied by a detailed report which provides the Seller's justification for the increased Contracted Plant Capacity and contains all relevant supporting evidence and data.

5.4A    EXPANSIONS OF OLKARIA I AND OLKARIA II: KPLC shall not purchase more than forty-five (45) MW from Olkaria I or more than sixty-four (64) MW from Olkaria II if the steam flow for the Plant would be materially affected. KPLC shall notify the Seller if it wishes to purchase more than forty-five (45) MW from Olkaria I or more than sixty-four (64) MW from Olkaria II and shall use reasonable endeavours to procure for the
        Seller a detailed report and relevant supporting evidence and data as to the steam flow and whether it would be materially affected. In the event of a dispute the matter may be referred by either Party to an Expert who shall determine whether the steam flow for the Plant would be materially affected.

                                       18

5.4B    CO-ORDINATING COMMITTEE: The Parties acknowledge that it is in their interests to share information regarding the geothermal resource at
        Olkaria and recognising this interest the Parties shall participate in a co-ordinating committee to facilitate the exchange of information.

5.5     DISPUTE OVER REVISED CONTRACTED PLANT CAPACITY: If KPLC disputes the proposed revised Contracted Plant Capacity notified by the Seller pursuant to Clause 5.4 it may notify the Seller within twenty-eight (28)
        days of the Seller's notice of such dispute and thereafter the matter may be referred by either Party to an Expert who shall determine whether the proposed revised Contracted Plant Capacity can be supported on the basis specified in Clause 5.4. In the event that the matter is referred to an Expert, the Required Full Commercial Operation Date and the Long
        Stop Full Commercial Operation Date shall be extended by the period during which the Expert is making his determination.

5.6     EFFECTIVE DATE OF CHANGE: A change in the Contracted Plant Capacity shall take effect after the expiry of twenty-eight (28) days following the Seller's notice under Clause 5.4 provided that KPLC has not served a notice to the Seller pursuant to Clause 5.5. If KPLC so serves a notice a change in the Contracted Plant Capacity shall take effect from the date of the Expert's determination provided that the Expert determines that the Seller's proposed revised Contracted Plant Capacity can be supported as aforesaid.

5.7     LIMITED RESERVOIR CAPACITY: The Seller may, at any time after completion of the Appraisal Programme and before the end of the Appraisal Period, serve a notice of limited reservoir capacity ("Notice of Limited
        Reservoir Capacity") on KPLC if the Seller reasonably believes, in the light of the results of the Appraisal Works, that the Reservoir cannot, on the basis of the assumptions referred to in Clause 5.4, support a
        Contracted Plant Capacity of at least twenty-eight (28) MW throughout the Term. The Seller's notice under this Clause 5.7 shall be accompanied by a detailed report which provides the Seller's justification for its belief that the Reservoir cannot support a Contracted Plant Capacity of at least twenty-eight (28) MW and contains all relevant supporting evidence and data.

5.8     DISPUTE OVER NOTICE OF LIMITED RESERVOIR CAPACITY: KPLC may within 2 months of receiving a notice from the Seller under Clause 5.7 serve a notice on the Seller if it disputes the Notice of Limited Reservoir
        Capacity, in which event the matter shall be referred to an Expert who shall determine the Contracted Plant Capacity which can be supported by the Reservoir throughout the Term. In the event that the matter is referred to an Expert, the Required Full Commercial Operation Date and
        the Long Stop Full Commercial Operation Date shall be extended by the period during which the Expert is making his determination.

5.9     FAILURE TO AGREE: If KPLC does not serve a notice under Clause 5.8 or, following such a notice, the Expert determines that the Reservoir cannot support a Contracted Plant Capacity of at least twenty-eight (28) MW throughout the Term, the Parties shall meet and discuss whether they can agree terms for the construction of a Plant with a Contracted Plant
        Capacity greater than the Contracted Early Generation Capacity but less than twenty-eight (28) MW. If the Parties have not reached agreement by the later of six (6) months after the service of the Seller's notice under

                                       19

        Clause 5.7 and two (2) months after the date of the Expert's determination, the Seller shall continue to operate the Early Generation
        Facility and KPLC shall continue to meet its payment and other obligations in accordance with this Agreement.

5.10    GEOTHERMAL RESERVOIR DEVELOPMENT I: The Seller shall, in accordance with
        Prudent Operating Practice, install, maintain and operate such Steam
        Field Facilities as are necessary to ensure that at any time, prior to the Early Generation Cessation Date or throughout the Term (as the case may be), the Reservoir can sustain a continuous steam flow of at least one hundred and twenty per cent (120%) of the steam required for the
        Early Generation Facility to operated continuously subject to Planned
        Maintenance, at one hundred per cent (100%) of the Contracted Early
        Generation Capacity.

5.10A   GEOTHERMAL RESERVOIR DEVELOPMENT II: The Seller shall, in accordance with Prudent Operating Practice, install, maintain and operate such
        Steam Field Facilities as are necessary to ensure that at any time, throughout the Term the Reservoir can sustain a continuous steam flow of at least one hundred and twenty per cent (120%) of the steam required for the Plant to operated continuously subject to Planned Maintenance, at one hundred per cent (100%) of the Contracted Plant Capacity provided that if the Reservoir cannot sustain such steam flow, the Seller shall forthwith notify KPLC and the Parties shall meet in good faith to agree new criteria of the steam flow required and in the absence of such agreement, the matter shall be referred to an Expert for determination.

5.11    STEAMFIELD APPRAISAL RECORDS: Any notice given by the Seller under
        Clause 5.4 or Clause 5.7 shall be accompanied by all records relating to the Appraisal Works.

5.12    SATISFACTION OF REQUIREMENTS:

        The Parties hereby acknowledge that, as of the date hereof, all of the obligations, requirements and arrangements under Clauses 5.1 through 5.9 and under Clause 5.11 above have been satisfied in full, and the
        Contracted Plant Capacity was determined pursuant to the Appraisal Works and the Appraisal Programme at 48 MW.

CLAUSE 6: CONSTRUCTION

6.1     SELLER'S RESPONSIBILITY: The Seller shall design, furnish, construct and install in accordance with the Construction Programme:

        (a) the Early Generation Facility and the Plant so as to comply in all material respects with the Functional Specification, the System
            Characteristics and the relevant provisions of Part B of Schedule 2;
            and

        (b) the Transmission Interconnector so as to comply in all material respects with the specification for such Transmission Interconnector in Part B of Schedule 2 and the System Characteristics.

6.1A    EARLY GENERATION CESSATION DATE: Prior to commencement of the Plant
        Commercial Operations Test, the Seller shall notify KPLC of a date on which the Early Generation Facility shall cease to be operated at the
        Early Generation Site ("Early Generation Cessation Date"). From the
        Early Generation Cessation Date, the Seller

                                       20

        shall keep KPLC informed of the Seller's progress in installing the
        Early Generation Facility at the Site. The Parties acknowledge that the
        Seller shall be unable to deliver electricity to KPLC for the period commencing from the Early Generation Cessation Date to the date of commencement of the Plant Commercial Operations Tests, Seller shall have no obligation to produce energy or make capacity available during this period, and KPLC shall not be required to make any payments to the
        Seller in respect to this period.

6.2     KPLC'S RESPONSIBILITY: KPLC shall design, furnish, construct and install
        KPLC's Connection Facilities in accordance with the Construction
        Programme and so as to comply in all material respects with the specification for such facilities as specified in Part B of Schedule 2.

6.3     INFORMATION: Each Party shall keep the other Party informed of the progress of the design, furnishing, construction and installation of the facilities to be installed by it pursuant to Clause 6.1 or 6.2, and every months shall provide a written progress report in respect thereof.

6.4     LOCAL CONTRACTS: The Seller shall, where possible, award contracts to contractors with existing operations in Kenya and suppliers of materials and services while existing operations in Kenya provided that the quality, delivery times, costs, reliability and other terms are comparable to those offered by foreign contractors and/or suppliers.

6.5     MONITOR PROGRESS: The Seller shall:

        (a) ensure that KPLC and any representative appointed by KPLC are afforded reasonable access to the Early Generation Site and the Site upon giving the Seller reasonable notice provided that such access does not materially interfere with the construction works or expose any person on the Early Generation Site or the Site to any danger;

        (b) make available for inspection at the Early Generation Site and the
            Site copies of all plans and designs other than any proprietary information of the Seller or any sub-contractor in relation to the construction or any part thereof; and

        (c) within six months of the Early Generation Commercial Operation Date and the Full Commercial Operation Date, supply KPLC with one set of reproducible copies and five sets of white print copies (or equivalent) of all "as built" plans and designs required for the operation and maintenance of the Early Generation Facility and the
            Plant.

6.6     DISCLAIMER: The Seller:

        (a) accepts that any engineering review or inspection conducted by KPLC pursuant to Clause 6.5 is solely for its own information and accordingly by conducting such review or inspection KPLC makes no representation as to the engineering soundness of the Early
            Generation Facility and the Plant;

                                       21

        (b) shall in no way represent to any third party that, as a result of any review or inspection by KPLC, KPLC is responsible for the engineering soundness of the Early Generation Facility and the
            Plant; and

        (c) shall, subject to the other provisions of this Agreement, be solely responsible for the economic and technical feasibility, operational capacity and reliability of the Early Generation Facility and the
            Plant.

6.7     FAILURE TO ACHIEVE FULL COMMERCIAL OPERATION DATE BY REQUIRED FULL
        COMMERCIAL OPERATION DATE: If the Full Commercial Operation Date has not
        occurred by the Required Full Commercial Operation Date (otherwise than due to Force Majeure of default by KPLC) then:

        (a) for each day occurring after the date which is 14 (fourteen) days after the Required Full Commercial Operation Date and before the
            Full Commercial Operation Date the Seller shall pay monthly, in arrears, to KPLC the Daily Liquidated Damages Sum up to a total aggregate sum of three million United States Dollars (US$3,000,000);
            and

        (b) the Seller shall have no further liability to KPLC in respect of such delay and payment by the Seller to KPLC under this Clause 6.7 shall constitute KPLC's sole and exclusive remedy for the Seller's failure to achieve the Required Full Commercial Operation Date.

6.8     LONG STOP DATES: If, other than by reason of Force Majeure or default by
        KPLC:

        (a) the Seller has not commenced the Appraisal Works by the Long Stop
            Appraisal Works Start Date; or

        (b) the Seller failed to achieve the Early Generation Commercial
            Operation Date by the Early Generation Long Stop Commercial
            Operation Date; or

        (c) where, pursuant to the results of the Appraisal Works under Clause
            5, it has been determined that the Reservoir can support a
            Contracted Plant Capacity of at least twenty-eight (28) MW, the
            Seller has not commenced construction of the Plant by the Long Stop
            Construction Date; or

        (d) where, pursuant to the results of the Appraisal Works under Clause
            5, it has been determined that the Reservoir can support a
            Contracted Plant Capacity of at least twenty-eight (28) MW, the Full
            Commercial Operation Date has not occurred by the Long Stop Full
            Commercial Operation Date,

        KPLC may terminate this Agreement by notice to the Seller within two (2)
        months of the occurrence of the relevant Long Stop Date. Such termination shall be without prejudice to any rights accrued due to either party at the date of termination.

6.9     SATISFACTION OF REQUIREMENT: The Parties hereby acknowledge that as of the date hereof, all of the obligations, requirements and arrangements under Clauses 6.1(a), 6.3, 6.5, 6.8(a), 6.8(b) and 6.8(c) with respect to the Appraisal Works, the Early

                                       22

        Generation Facility, and the commencement of construction of the Plant have been satisfied in full.

CLAUSE 7: COMMISSIONING AND TESTING

7.1     THE SELLER'S OBLIGATIONS: The Seller shall, subject to Clause 7.2, test and Commission the Early Generation Facility and the Plant in accordance with the Commissioning and testing procedures (including test tolerances and criteria) set out in Part A of Schedule 4 and the further procedures agreed or determined pursuant to Clause 7.5 and 7.5A and in accordance with the Prudent Operating Practice.

7.2     TRANSMISSION INTERCONNECTOR COMMISSIONING AND TESTING: The Seller shall test and Commission the Transmission Interconnector and other facilities specified in Part B of Schedule 2 in accordance with the Commissioning and testing procedures (including test tolerances and criteria) set out in Part A of Schedule 4 and the further procedures agreed or determined pursuant to Clause 7.5 and 7.5A and in accordance with the Prudent
        Operating Practice. The Seller shall before Commissioning of the Plant commences procure that the certificate of an independent engineer, approved by KPLC, is issued, addressed to KPLC and the Seller, certifying that the testing of the Transmission Interconnector has been satisfactorily completed and that it is available for commercial operation.

7.3     NOTIFICATIONS: The Seller will give KPLC not less than thirty (30) days'
        notice of the date of commencement of the respective Commissioning of the Transmission Interconnector, the Early Generation Facility and the
        Plant and not less than fifteen (15) days' notice of the date of the respective testing (except for routine construction tests) of the
        Transmission Interconnector, the Early Generation Facility and the
        Plant, provided that the Seller may postpone any such date by giving
        KPLC not less than the seven (7) days notice of the postponed date.

7.4     KPLC ATTENDANCE: KPLC shall have the right to attend each occasion on which a test of the Transmission Interconnector, the Early Generation
        Facility and the Plant is being conducted, and to witness the test, and to receive within fifteen (15) days after the test a copy of the test reports with shall be prepared by the Seller.

7.5     DETAILED PROCEDURES I: The Parties shall, not later than ninety (90)
        days before the Early Generation Commissioning Date, agree (or failing such agreement an Expert shall determine) detailed procedures consistent with best international practice for testing and Commissioning the Early
        Generation Facility in accordance with, and consistent with, Part A of
        Schedule 4.

7.5A    DETAILED PROCEDURES II: The Parties shall, not later than ninety (90)
        days before the Plant Commissioning Date, agree (or failing such agreement an Expert shall determine) detailed procedures consistent with best international practice for testing and Commissioning the
        Transmission Interconnector and the Plant (and Units) in accordance with, and consistent with Schedules 2 and 4.

7.6     KPLC'S TRANSMISSION INTERCONNECTOR AND KPLC'S CONNECTION FACILITIES:
        KPLC shall complete the installation, testing and Commissioning of
        KPLC's Transmission Interconnector no later than sixteen (16) months after the Effective Date. KPLC shall

                                       23

        complete the installation, testing and Commissioning of KPLC Connection
        Facilities no later than seventeen (17) months and two weeks after the
        Signature Date.

7.7     KPLC COOPERATION: KPLC will cooperate with the Seller so as to enable the Seller to Commission and test the Transmission Interconnector and each Unit in accordance with this Clause 7 and in particular will authorise connection to KPLC's System and despatch the Unit to the extent reasonably required by the Seller for such purpose and in accordance with the procedures in Part A of Schedule 4 and agreed or determined under Clauses 7.5 and 7.5A.

7.8     RETESTING: Where any test (including a test arranged under this Clause)
        of the Transmission Interconnector or of a Unit not completed satisfactorily in accordance with Schedule 4 the Seller may arrange a further test by giving KPLC not less than seventy-two (72) hours notice and such test shall be conducted by the Seller in accordance with the foregoing provisions of this Clause.

7.9     EARLY GENERATION COMMERCIAL OPERATIONS TESTS: Following completion of the Unit Commercial Operations Tests of the Early Generation Facility,
        the Seller shall conduct the Early Generation Commercial Operations
        Tests. Upon satisfactory completion of the Early Generation Facility
        Operations Tests, the Seller shall procure that the certificate of an independent engineer, approved by KPLC, is issued, addressed to KPLC and the Seller, certifying that the Early Generation Facility's testing has been so completed and that the Early Generation Facility is available for commercial operation. The Early Generation Commercial Operation Date shall be the date occurring immediately after the day on which the Early
        Generation Facility has passed the Early Generation Commercial
        Operations Tests.

7.10    PLANT COMMERCIAL OPERATIONS TESTS: Following completion of the Unit
        Commercial Operations Tests, conducted after the reinstallation of the
        Early Generation Facility Units at the Site (if necessary), the Seller shall conduct the Plant Commercial Operations Tests. Upon satisfactory completion of the Plant Commercial Operations Tests, the Seller shall procure that the certificate of an independent engineer, approved by
        KPLC, is issued, addressed to KPLC and the Seller, certifying that the
        Plant's testing has been so completed and that the Plant is available for full commercial operation. The Seller shall upon issue of the certificate notify KPLC of a date (the "Full Commercial Operation Date")
        being a date no later than twenty-one (21) days after the date of the notice. The Seller shall not notify KPLC of the Full Commercial
        Operation Date until such time as the Early Generation Facility has been reinstalled and the Plant has passed the Plant Commercial Operations
        Tests.

7.11    PAYMENT DURING EARLY GENERATION FACILITY TESTING: KPLC shall pay Energy
        Charges to the Seller in accordance with Part A of Schedule 5 for all
        Net Electrical Output supplied by the Early Generation Facility after the Early Generation Commissioning Date and prior to the Early
        Generation Commercial Operation Date.

7.11A   PAYMENT DURING PLANT TESTING: KPLC shall pay Energy Charges to the
        Seller in accordance with Part B of Schedule 5 for all Net Electrical
        Output supplied by the Plant prior to the Full Commercial Operation
        Date.

                                       24

7.12    TRANSFER OF TRANSMISSION INTERCONNECTOR: Upon the issue of the certificate of the independent engineer referred to in Clause 7.2 the
        Seller shall transfer to KPLC all right, title and interest in the
        Transmission Interconnector, all technical drawings, data and material related to it and all intellectual property rights (whether such rights be registered, unregistered or registrable) necessary for KPLC to enjoy free and unencumbered use of it, free of all charges and encumbrances together with the benefit of any designers' and manufacturers'
        warranties.

7.13    KPLC FAILURE TO COMPLETE KPLC'S CONNECTION FACILITIES OR KPLC'S
        TRANSMISSION INTERCONNECTOR: In the event that the Seller is unable to undertake the Commissioning and/or testing of the Plant solely due to a failure by KPLC to complete its facilities by the Required Early
        Generation Commercial Operation Date or the Required Full Commercial
        Operation Date KPLC shall pay to the Seller monthly (and pro-rated for any proportion of the month), in arrears, an amount equal to the
        Capacity Payment based on the Contracted Early Generation Capacity or
        Contracted Plant Capacity (as the case may be).

7.14    SELLER'S FAILURE TO COMPLETE THE TRANSMISSION INTERCONNECTOR OR THE
        INTERCONNECTION OF THE EARLY GENERATION FACILITY: For the avoidance of doubt, in the event that the Seller does not undertake the Commissioning and/or testing of one or more Units due to its failure to complete the connection to the Early Generation Facility or the Transmission
        Interconnector in accordance with KPLC design standards and criteria
        KPLC shall not be liable for the payment of the Capacity Payments and
        Energy Charges and Clauses 6.7 and 6.8 shall apply until such time as the Seller has completed the interconnection to the Early Generation
        Facility shall not be liable for the payment of the Capacity Payments and Energy Charges and Clauses 6.7 and 6.8 shall apply until such time as the Seller has completed the interconnection to the Early Generation
        Facility or the Transmission Interconnector (as the case may be).

7.15    SATISFACTION OF REQUIREMENTS:

        The Parties hereby acknowledge that as of the date hereof, all of the obligations, requirements and arrangements under Clauses 7.1, 7.3, 7.4,
        7.5, 7.6, 7.7 and 7.9 with respect to the Early Generation Facility, including the KPLC's Transmission Interconnector, have been satisfied in full.

CLAUSE 8: OPERATING AND DESPATCH PROCEDURES

8.1     OPERATION: The Seller shall during the Term operate the Early Generation
        Facility and Plant in a manner consistent with Prudent Operating
        Practice, in compliance with the Despatch Instructions and on the basis of the System Characteristics.

8.2     NOTIFICATION: In accordance with the Operating and Despatch Procedures and any procedures agreed or specified by KPLC under Clauses 8.4 and
        8.5, the Seller shall keep KPLC informed by regular daily declarations, together with prompt declarations of any changes, of the Available Early
        Generation Capacity and Available Plant Capacity (as the case may be)
        and any impairment of the Early Generation Facility's or the Plant's
        Operating Characteristics (as the case may be) provided that during
        Planned Maintenance of the Early Generation Facility or the Plant, the
        Early

                                       25

        Generation Facility or the Plant (as the case may be) shall be deemed to be declared unavailable unless the Seller makes a contrary declaration.

8.3     DESPATCH INSTRUCTIONS: KPLC shall issue Despatch Instructions consistent with the Functional Specification, including the System Characteristics, prevailing declarations of Availability and any impairment of Operating
        Characteristics and despatch constraints, and in accordance with the
        Operating and Despatch Procedures and any procedures agreed under Clause
        8.4 and Clause 8.5, and shall seek to ensure that KPLC's System complies with and does not deviate from the System Characteristics.

8.4     FURTHER PROCEDURES I: The Parties shall not later than the Early
        Generation Commissioning Date, agree in respect of the Early Generation
        Facility (in accordance with and consistent with the Operating and
        Despatch Procedures and all other terms of this Agreement) such further procedures as shall be necessary in accordance with Prudent Operating
        Practice for the despatch of the Early Generation Facility and operational communications between the Parties. Any further procedures not agreed by the Parties by the Early Generation Commercial Operation
        Date shall be specified by KPLC in accordance with Prudent Operating
        Practice.

8.5     FURTHER PROCEDURES II: The Parties shall, not later than the Plant
        Commissioning Date agree in respect of the Plant (in accordance with and consistent with the Operating and Despatch Procedures and all other terms of this Agreement) such further procedures (if any) as shall be necessary in accordance with Prudent Operating Practice for the despatch of the Plant and operational communications between the Parties. Any further procedures not agreed by the Parties by the Full Commercial
        Operation Date shall be specified by KPLC in accordance with Prudent
        Operating Practice.

8.6     OVER-GENERATION: In the event that the Seller over a period of four (4)
        or more successive Settlement Periods delivers to KPLC electricity in excess of the Despatch Instructions, KPLC may by notice require the
        Seller to comply with Despatch Instructions and if such excess delivery continues, the Seller shall notwithstanding the provisions of Clause
        10.2 not be entitled to receive the Energy Charges in respect of any excess delivery.

8.7     UNDER-GENERATION: In the event that the Seller having failed to notify
        KPLC of a reduction in Declared Capacity delivers to KPLC electricity over a period of four (4) or more successive Settlement Periods which is less than the quantity required by the Despatch Instructions
        ("Under-Generation"), KPLC may by notice require the Seller to remedy such under-generation within the following two (2) Settlement Periods
        (i.e. within one (1) hour) and to comply with the Despatch Instructions.
        If the Seller continues such Under-Generation, for subsequent Settlement
        Periods in which under-generation is continuing the Seller's Declared
        Capacity shall be deemed to equal to twice the Net Electrical Output.

8.8     NOTICE: Any notice given by KPLC under Clauses 8.6 and 8.7 shall be given in writing and delivered by facsimile to the Seller at the address, and marked for the attention of the person, specified in
        Schedule 8 or such other address or person from time to time designated by the Seller and such notice shall be deemed to be received

                                       26

        upon confirmation of uninterrupted transmission by a transmission report provided that such notice shall be confirmed by letter sent by hand or post, but without prejudice to the original facsimile notice.

CLAUSE 9: MAINTENANCE AND REPAIR

9.1     THE SELLER'S OBLIGATION I: The Seller shall maintain and repair the
        Plant in accordance with Prudent Operating Practice during the Operating
        Period.

9.1A    THE SELLER'S OBLIGATIONS II: The Seller shall maintain and repair the
        Early Generation Facility in accordance with Prudent Operating Practice from the Early Generation Commissioning Date for the Term or until the
        Early Generation Cessation Date or the Full Commercial Operation Date,
        whichever is the earlier, unless this Agreement is terminated earlier.

9.2     PLANNED MAINTENANCE: The Seller shall be entitled to withdraw each Unit from operation for maintenance and inspection each year for periods not exceeding those specified in Schedule 3.

9.3     PLANNED MAINTENANCE PROGRAMME: The programme of Planned Maintenance for each Operating Year shall be established as follows:

        (a) the Seller shall not later than ninety (90) days before the start of each Operating Year submit to KPLC proposed dates for Planned
            Maintenance in that year;

        (b) KPLC may within thirty (30) days after receiving the Seller's proposed dates notify the Seller of alternative dates which KPLC prefers, in which case the Parties shall consult and the Seller shall use reasonable endeavours to accommodate KPLC's proposal;

        (c) not less than thirty (30) days before the start of the relevant
            Operating Year the Seller shall issue a final programme (including dates) for Planned Maintenance in accordance with the agreement reached by consultation under Clause 9.3(b) provided that where no agreement was reached then KPLC's alternative dates shall prevail, to the extent that such alternative dates do not result in the
            Seller incurring unreasonable costs;

        (d) the scheduled maintenance allowance shall be calculated in accordance with Part A or Part B of Schedule 3 (as the case may be), using the Planned Maintenance schedule agreed pursuant to Clauses
            9.3(a), (b) and (c).

9.4     CHANGES TO PROGRAMME: The Parties shall cooperate and use their reasonable endeavours to accommodate any reasonable request by either
        Party to reschedule any Planned Maintenance an any Operating Year.

9.5     MAINTENANCE OUTAGES: Without prejudice to Clause 9.1 and subject to applicable notification requirements under the Operating and Despatch
        Procedures, nothing in this Agreement shall oblige the Seller to take a
        Unit out of operation at the start of the

                                       27

        relevant period specified in the programme for Planned Maintenance nor prevent the Seller from returning a Unit to operation before the end of such period.

9.6     OTHER OUTAGES: Nothing in this Agreement shall prevent the Seller from carrying out maintenance or repair of the Early Generation Facility or the Plant (and taking a Unit out of operation for this purpose) at times other than during Planned Maintenance where such maintenance or repair cannot, in accordance with Prudent Operating Practice, be deferred to the next scheduled Planned Maintenance or upon the occurrence of any outage.

9.7     KPLC MAINTENANCE: KPLC shall in accordance with Prudent Operating
        Practice maintain and repair KPLC's Connection Facilities, and shall seek to coordinate the timing of such maintenance or repair with the
        Seller's Planned Maintenance.

9.8     REVISION TO CONTRACTED EARLY GENERATION CAPACITY: From the Early
        Generation Commercial Operation Date and prior to the Full Commercial
        Operation Date and not less than once in every period of twelve (12)
        months the Seller shall conduct a Contracted Early Generation Capacity
        Test on the Early Generation Facility. Following a Contracted Early
        Generation Capacity Test the Seller may revise the Contracted Early
        Generation Capacity to accord with the results of such test provided that the Contracted Early Generation Capacity of the Early Generation
        Facility may not be less than the Contracted Early Generation Capacity at the Signature Date.

9.8A    REVISION TO CONTRACTED PLANT CAPACITY: After the Full Commercial
        Operation Date and not less than once in every period of twelve (12)
        months the Seller shall conduct a Contracted Plant Capacity Test on the
        Plant. Following a Contracted Plant Capacity Test the Seller may revise the Contracted Plant Capacity to accord with the results of such test provided that the Contracted Plant Capacity may not be less than ninety per cent (90%) of the Contracted Plant Capacity agreed at the end of the
        Appraisal Period, nor greater than one hundred and ten per cent (110%)
        of that amount, provided that the Reservoir can sustain the required steam flow. If the Reservoir cannot sustain such steam flow, the Seller shall forthwith notify KPLC and the Parties shall meet in good faith to agree new criteria of the steam flow required and in the absence of such agreement the matter shall be referred to an Expert for determination.

9.9     ATTENDANCE AT TEST: The Seller shall give KPLC reasonable notice of its intention to conduct a Contracted Early Generation Capacity Test or
        Contracted Plant Capacity Test (as the case may be) and KPLC shall be entitled to attend or send representatives to witness such test.

9.10    ADDITIONAL TESTS: In addition to the tests provided for in Clauses 9.8 and 9.8A, and subject to the provision of reasonable advance notice, the
        Seller may at any time and from time to time conduct a further test and the provisions of Clauses 9.8, 9.8A and 9.9 shall apply thereto, mutatis mutandis. KPLC shall have the right to call for a Contracted Early
        Generation Capacity Test or a Contracted Plant Capacity Test (as the
        case may be) in the case of an Availability Failure which continues for eight (8) consecutive Settlement Periods. Without prejudice to such right, KPLC may call for a test no more frequently than one hundred eighty (180) days from the previous test, and the provisions of Clauses
        9.8, 9.8A and 9.9 shall apply thereto, mutatis mutandis.

                                       28

        Notwithstanding the provisions of Clauses 9.8, 9.8A, 9.9 and 9.10, the
        Seller may, in its sole discretion, repeat, as soon as practicable and in any event within six (6) hours any test when such test was unsuccessful due to mechanical or electrical failure of the equipment provided that the Seller gives notice to KPLC of the repetition of a
        Contracted Early Generation Test or Contracted Plant Capacity Test (as
        the case may be) before or within fifteen (15) minutes of the conclusion of the previous test.

9.11    AVAILABILITY FAILURE: If, within twenty-four (24) hours of an
        Availability Failure which continues for eight (8) consecutive
        Settlement Periods, KPLC calls for a Contracted Early Generation
        Capacity Test or Contracted Plant Capacity Test (as the case may be)
        pursuant to Clause 9.10 and such test demonstrates that the capacity available is less than the Contracted Early Generation Capacity Test or
        Contracted Plant Capacity (as the case may be) then for the period beginning from the Settlement Period within which such Availability
        Failure occurred and ending when the Available capacity has been agreed or determined pursuant to the Contracted Early Generation Test or
        Contracted Plant Capacity Test (as the case may be), the Contracted
        Early Generation Capacity or Contracted Plant Capacity for such period shall be equal to the average Availability of the Early Generation
        Facility or the Plant (as the case may be) achieved in response to
        Despatch Instructions for the Settlement Periods in which such
        Availability Failure occurred or the capacity demonstrated to be
        Available by such test, if greater.

9.12    RESTORATION OF CAPACITY: Notwithstanding the provisions of Clauses 9.8,
        9.8A, if in any period of three (3) months the average Contracted Early
        Generation Capacity or Contracted Plant Capacity, demonstrated by tests conducted over that period, is less than sixty per cent (60%) of the
        Contracted Early Generation Capacity at the Signature Date or Contracted
        Plant Capacity agreed or determined in accordance with Clause 5 (as the case may be), and provided that the Reservoir can sustain the required steam flow, the Parties shall forthwith meet and agree a programme to be implemented by the Seller during the next following six (6) month period for restoring the Contracted Early Generation Capacity or Contracted
        Plant Capacity (as the case may be) to ninety-eight per cent (98%) (in the five (5) years immediately following the Early Generation Commercial
        Operation Date or the Full Commercial Operation Date (as the case may
        be)) or otherwise to ninety-five per cent (95%) of the level at which it was on the Signature Date or agreed or determined in accordance with
        Clause 5 (as the case may be). If the Seller fails to so restore the
        Contracted Early Generation Capacity or Contracted Plant Capacity during the said six (6) month period, the Capacity Payments from the end of such six (6) month period until the date on which the capacity is restored in accordance with Clause 9.12 shall be multiplied by a factor of decimal five (0.5), the Parties hereby agreeing that such adjustment represents a genuine pre-estimate of the cost to KPLC for procuring alternative generating capacity which the Seller is unable to provide.

9.13    DISPUTES: Any dispute as to the results of a Contracted Early Generation
        Capacity Test or Contracted Plant Capacity Test (as the case may be)
        shall be referred to an Expert.

                                       29

CLAUSE 10: SALE AND PURCHASE OF ELECTRICITY

10.1    SALE AND PURCHASE I: From the Early Generation Commercial Operation Date
        the Seller shall sell and KPLC shall purchase all the Net Electrical
        Output of the Early Generation Facility generated in accordance with
        Despatch Instructions.

10.1A   SALE AND PURCHASE II: From the Full Commercial Operation Date the Seller
        shall sell and KPLC shall purchase all the Net Electrical Output of the
        Plant supplied in accordance with Despatch Instructions.

10.2    ENERGY CHARGES: KPLC shall pay the Seller Energy Charges ascertained in accordance with Parts A and B of Schedule 5 in respect of all Net
        Electrical Output sold and purchased in accordance with Clauses 10.1 and
        10.1A respectively.

10.3    DELIVERY POINT: Electricity sold and purchased under this Agreement shall be delivered at the Delivery Point and all transmission losses before the Delivery Point shall be for the Seller's account and all transmission losses beyond the Delivery Point shall be for KPLC's account.

10.4    METERED QUANTITIES: The quantities of Net Electrical Output delivered at the Delivery Point shall be metered and determined in accordance with the provisions of Clause 12.

10.5    CAPACITY PAYMENTS: KPLC shall in respect of the month in which the Early
        Generation Commercial Operation Date occurs and for each month thereafter during the Term pay the Seller for the Contracted Early
        Generation Capacity, and KPLC shall in respect of the month in which the
        Full Commercial Operation Date occurs and for each month thereafter during the Term pay the Seller for the Contracted Plant Capacity (each, as the case may be, with adjustments reflecting Availability), in accordance with Part A or B of Schedule 5.

10.6    FURTHER PROVISIONS: The further provisions of Parts A and B of Schedule
        5 shall take effect for the purposes of determining the amounts from time to time payable by KPLC by way of Energy Charges and Capacity
        Payments.

10.7    DESPATCH: KPLC intends to despatch the Early Generation Facility or the
        Plant (as the case may be) if it is declared Available provided that it shall have no liability under this Agreement (other than its obligations to make Capacity Payments) or otherwise if it fails to do so; including in relation to any Plant Annual Target Output Bonuses foregone by the
        Seller as a result.

10.8    TAXES AND DUTIES: If at any time after the Signature Date, there is a change in the rate of Taxes and Duties which gives rise to an increase or decrease in the level of costs incurred by the Seller in the design, construction or operation of the Early Generation Facility or the Plant or the conduct of the Appraisal Works either Party may within 3 months of the change occurring by notice to the other seek an adjustment to the
        Energy Charges and/or Capacity Payments which will have the effect of placing the Seller in the same financial position as it would have been in had the change not occurred. The Parties shall meet and endeavour to agree to the adjustment and if the Parties shall fail within thirty (30)
        days of a notice under this

                                       30

        Clause 10.8 to agree upon such adjustment either Party may refer the matter to an Expert who shall be an internationally recognised public accounting firm and who shall be free to accept proposals for such adjustments or make such directions as to the appropriate adjustment as he shall deem fit.

CLAUSE 11: INVOICING AND PAYMENT

11.1    INVOICE I: The Seller shall with respect to the Early Generation
        Facility, within thirty (30) days of the end of each month (beginning with the month in which the Early Generation Commercial Operation Date occurs until the Early Generation Cessation Date (if any)) prepare and issue to KPLC an invoice in respect of the payments due from KPLC for that month.

11.1A   INVOICE II: The Seller shall with respect to the Plant, within thirty
        (30) days of the end of each month (beginning with the month in which the Plant Commissioning Date occurs until the expiry of the Term)
        prepare and issue to KPLC an invoice in respect of the payments due from
        KPLC for that month.

11.2    CONTENT OF INVOICE: Each invoice prepared by the Seller shall be substantially in the form set out in Part C of Schedule 5 and shall contain the information specified in that Part determined on the basis of relevant quantities metered and recorded in accordance with Clause
        12. KPLC shall be entitled, no later than five (5) days after receipt, to reject any invoice which does not materially conform to Part C of
        Schedule 5 or which is not accompanied by all the supporting documentation agreed by the Parties provided that no later than four (4)
        days after receipt of such invoice, KPLC shall notify the Seller of the information which it requires in accordance with Part C of Schedule 5, in order to process the invoice and the Seller shall have the right to furnish such information or documentation as KPLC may reasonably require. If KPLC so rejects an invoice the Seller shall be deemed not to have issued or delivered an invoice to KPLC and KPLC shall not be required to make any payments to the Seller. In such event, the provisions of this Clause 11.2 shall be repeated until such time as the
        Seller issues an invoice which conforms to Part C of Schedule 5 and which is accompanied by all the supporting documentation agreed by the
        Parties.

11.3    PAYMENT DUE DATE: Energy Charges, Capacity Payments and any other amounts payable by KPLC hereunder shall be due and payable within thirty
        (30) days after the date of delivery of the invoice.

11.4    LATE PAYMENT INTEREST: Any amount properly due from KPLC to the Seller under this Agreement and remaining unpaid after the due date for payment shall bear interest at the Default Rate from and including the date when the amount in question was due until but excluding the date when it is received by the Seller, accruing from day to day and compounded quarterly.

11.5    DISPUTED PAYMENTS: If any sum or part of any sum shown on an invoice rendered by the Seller is disputed in good faith by KPLC then the payment of the undisputed sums or parts shall not be withheld on those grounds and shall be paid to the Seller when due; and interest at the
        Non-Default Rate shall be payable on any disputed sum subsequently agreed or judged to be due from and including the date when the sum in question was due until but excluding the date when it is received by the
        Seller,

                                       31

        accruing from day to day and compounded quarterly. Any disputed payment will be resolved in accordance with the Good Faith Dispute Procedure.

11.6    TAXES, ETC: Except as otherwise provided, all payments under this agreement shall be made free and clear from, and without set-off, deduction or withholding on account of, any form of Taxes and Duties, save to the extent that KPLC is duly appointed by the Commissioner for
        Income Tax as agent for the Seller under section 96 of the Income Tax
        Act and makes payments to the Commissioner of Income Tax as agent for the Seller pursuant to sub-section 96(3) as the same may be re-enacted, amended, replaced or modified.

11.7    THE SELLER'S ACCOUNT: Payment of any sum payable under this Clause shall be effected through wire transfer to the account of the Seller at a bank located outside the Republic of Kenya or such other bank as may be notified by the Seller to KPLC from time to time provided that such payment shall be made on a business day and shall be net of all bank charges payable by KPLC in connection with such transfer.

11.8    CURRENCY FOR PAYMENTS: Unless otherwise agreed by the Parties in writing, all amounts falling due under this Agreement shall be payable in United States Dollars and the Seller shall not be obliged to accept payment in any other currency.

11.9.1  SECURITY: As security for the payment of sums payable by KPLC under
        Clause 11 of this Agreement, the Parties have entered into the Olkaria
        III Project Security Agreement, pursuant to which KPLC will provide a letter of Credit. OrPower 4 will meet certain expenses with respect to the Letter of Credit, all as provided under the Olkaria III Project
        Security Agreement. If any such expenses which OrPower 4 is liable to reimburse are due and owing despite KPLC's written demand to the Seller for payment of such amounts, KPLC may offset such amounts against payments owing by KPLC under Clause 11 hereto.

11.9.2  DEEMED PAYMENT: No later than thirty (30) days after the date on which the Seller becomes entitled to make a demand under the Letter of Credit, the Seller shall take all steps necessary to make such a demand in writing of all moneys due and owing to the Seller (and not dispute by
        KPLC) under the Letter of Credit. If and to the extent that moneys are paid to the Seller under the Letter of Credit, the undisputed amounts due under an invoice which has not been paid in accordance with Clause
        11.3 shall be deemed to that extent to have been paid by KPLC to the
        Seller on the date of actual payment and on and with effect from such date he provisions of Clauses 11.4 and 16.2(c) shall cease to apply in relation to the sums so paid.

11.9.3  FAILURE TO DEMAND: If the Seller fails to take all steps necessary to demand moneys in writing under the Letter of Credit within the aforementioned thirty (30) days and to the extent that moneys are available to the Seller under the Letter of Credit, the provisions of
        Clauses 11.4 and 16.2(c) shall not apply following the thirtieth (30th)
        day after an invoice becomes due.

CLAUSE 12: METERING

12.1    METERING PARTY'S OBLIGATIONS: Each Party (the "Metering Party") shall not later than the Early Generation Commissioning Date install (or procure the installation of) and

                                       32

        shall maintain and operate that part of the Metering System for which it is responsible in accordance with Part D of Schedule 2.

12.2    NON-METERING PARTY'S RIGHTS: With respect to all components of the
        Metering System for which the other Party is the Metering Party, each
        Party (the "Non-Metering Party") shall have the right to its own expense:

        (a)  to inspect such parts of the Metering System upon reasonable notice;

        (b)  to attend and witness tests, adjustments and recalibration of such parts of the Metering System carried out by the Metering Party pursuant to Part B of Schedule 4; and

        (c)  to request the testing, adjustment for error and recalibration of such parts of the Metering System.

12.3    SPECIFICATION, ETC. OF METERING SYSTEM: The specification and required limits of accuracy of Metering System, and the metering point (the electrical point at which such Metering System is positioned), shall be as specified in Part D of Schedule 2, provided that where the metering point is not specified it shall be located as near as possible to the
        Delivery Point.

12.4    DEFECTIVE METERING SYSTEM: Where it is agreed or determined that any part of the Metering System is defective (including operating outside the relevant limit of accuracy in Part D of Schedule 2), then such part of the Metering System shall be repaired, adjusted or replaced at the cost of the Metering Party.

12.5    METER ERROR: Where in the circumstances referred to in Clause 12.4 it is necessary to redetermine any quantity measured or recorded by the defective Metering System the provisions of paragraph 2(b) of Part B
        Schedule 4 shall apply.

12.6    METER SEALING: The Metering System shall comply with the specifications set out in Part D of Schedule 2 and shall be jointly sealed. Such seals shall be broken only by KPLC personnel. The Seller shall be given at least twenty-four (24) hours advance notice of the breaking of seals on the Metering System provided however that no such notice will be necessary when the breaking of a seal is necessitated by the occurrence of an Emergency.

12.7    METER TAMPERING: KPLC and the Seller undertake not to tamper or otherwise interfere with the Metering System in any way with the object of effect of distorting the quantity measured or recorded by the
        Metering System. Where it is established that the Metering System has been tempered or interfered with, the quantity measured or recorded shall be determined in accordance with paragraph 2(b) or Part B of
        Schedule 4.

12.8    METERING PROCEDURES: The Parties shall adopt and implement the procedures and arrangements set out in Part B of Schedule 4 for reading, testing, adjusting and recalibrating the Metering System.

                                       33

12.9    DISPUTES: Any dispute arising under this Clause 12, Part D of Schedule 2 or Part B of Schedule 4 shall be referred to the determination of an
        Expert.

12.10   SATISFACTION OF REQUIREMENTS:

        The Parties hereby acknowledge that as of the date hereof, all of the obligations, requirements and arrangements under Clause 12 with respect to the Metering System of the Early Generation Facility have been satisfied in full.

CLAUSE 13: INSURANCE

        The Seller shall:

        (a)  take out and maintain in full force and effect such policies of insurance as are specified in Schedule 9 with reputable insurance companies approved by KPLC (such approval not to be unreasonably withheld);

        (b)  provide to KPLC copies of all policies effected by it and evidence that the premiums payable thereunder have been paid;

        (c)  provide access to KPLC or its representatives to its offices to inspect the original policies;

        (d)  subject to the Financing Agreements, apply the proceeds of claims against such policies, relating to damage to the Early Generation
             Facility or the Plant (as the case may be) in repairing and restoring the Early Generation Facility or the Plant (as the case may be) unless the damage is such as to make the Early Generation
             Facility or the Plant a total loss and the Parties deem the Early
             Generation Facility or the Plant to be irreparable; and

        (e)  obtain waivers of rights of subrogation against KPLC.

CLAUSE 14: UNDERTAKINGS AND WARRANTIES OF THE PARTIES

14.1    UNDERTAKINGS OF THE SELLER: The Seller undertakes that:

        (a)  it shall comply with all applicable Legal Requirements; and

        (b)  it shall use all reasonable endeavours to keep in force all
             Authorisations required to be in the Seller's name for the operation of the Early Generation Facility and the Plant and any
             other of its obligations under this Agreement and that it will indemnify KPLC against all costs incurred by KPLC in the discharge of its obligations under Clause 14.3(c) below in accordance with any specific Seller requests;

        (c)  the Early Generation Facility and the Plant shall be constructed, maintained and operated in accordance with the terms of this
             Agreement;

        (d)  it shall issue such number of fully paid shared or other securities constituting shareholders funds on its balance sheet as shall in aggregate at the Early Generation Commercial Operation Date and at
             the Full Commercial Operation

                                       34

             Date amount to not less than twenty-five per cent (25%) of the total investment made by the Seller for the purposes of this
             Agreement as at such date and for the purposes of this Clause
             14.1(d), "total investment" shall in respect of the Early
             Generation Facility mean a sum equal to seventeen million five hundred thousand US Dollars (US$17,500,000) and in respect of the
             Plant, "total investment" shall mean a sum that shall amount to not less than one hundred and thirty-three per cent (133%) of the aggregate sum borrowed by the Seller pursuant to the Financing
             Agreements; and

        (e)  it will use commercially reasonable efforts to carry out its respective obligations for the Establishment Date by the Target
             Establishment Date and to diligently pursue necessary approvals in a timely fashion.

14.2    REPRESENTATIONS AND WARRANTIES OF THE SELLER: The Seller represents and warrants that:

        (a)  the Seller is a limited liability company duly organised and validly existing under the laws of the Cayman Islands and has all requisite legal power and authority to execute this Agreement and to carry out the terms, conditions and provisions hereof;

        (b)  this Agreement constitutes the valid, legal and binding obligation of the Seller, enforceable in accordance with the terms hereof except as the enforceability may be limited by applicable laws affecting creditors' rights generally;

        (c)  there are no actions, suits or proceedings pending or, to the
             Seller's knowledge, threatened, against or affecting the Seller before any court or administrative body or arbitral tribunal that might materially adversely affect the ability of the Seller to meet and carry out its obligations under this Agreement;

        (d)  the execution, delivery and performance by the Seller of this
             Agreement have been duly authorised by all requisite corporate action, and will not contravene any provision of, or constitute a default under, any other agreement or instrument to which it is a party or by which it or its property may be bound.

14.3    UNDERTAKINGS OF KPLC: KPLC undertakes that it shall:

        (a)  comply with all applicable Legal Requirements and will keep in force all Authorisations required for the performance of its obligations under this Agreement;

        (b)  assist the Seller in obtaining on a timely basis (as required under
             Clause 3, and the Construction Programme) and to assist the Seller in maintaining until the first anniversary of the Full Commercial
             Operation Date (to the extent that KPLC can so do) all
             Authorisations required by the Seller;

        (c)  to the extent there is a Change in Law, use reasonable endeavours to assist the Seller to obtain all Authorisations necessary for the continued operation or

                                       35

             maintenance of the Plant or for the Geothermal Reservoir
             Development in accordance with any specific Seller requests; and

        (d)  it will use commercially reasonable efforts to carry out its respective obligations for the Establishment Date by the Target
             Establishment Date and to diligently pursue necessary approvals in a timely fashion.

14.4    REPRESENTATIONS AND WARRANTIES OF KPLC: KPLC represents and warrants that:

        (a)  KPLC is a limited liability company duly organised and validly existing under the laws of Kenya and has all requisite legal power and authority to execute this Agreement and to carry out the terms, conditions and provisions hereof;

        (b)  all legislative, administrative or other governmental action required to authorise the execution, delivery and performance by
             KPLC of this Agreement and the transactions contemplated hereby have been taken and are in full force and effect;

        (c)  this Agreement constitutes the valid, legal and binding obligation of KPLC, enforceable in accordance with the terms hereof except as the enforceability may be limited by applicable laws affecting creditors' rights generally;

        (d)  there are no actions, suits or proceedings pending or, to KPLC's knowledge, threatened, against or affecting KPLC before any court or administrative body or arbitral tribunal which might materially adversely affect the ability of KPLC to meet and carry out its obligations under this Agreement; and

        (e)  the execution, delivery and performance by KPLC of this Agreement have been duly authorised by all requisite corporate action, and will not contravene any provision of, or constitute a default under, any other agreement or instrument to which it is a party or by which it or its proper may be bound.

CLAUSE 15:  FORCE MAJEURE

15.1    EVENTS OF FORCE MAJEURE: For the purposes of this Agreement "Force
        Majeure" means, subject to Clause 15.2, any event or circumstance which affects either Party and is not within the reasonable control (directly or indirectly) of the Party affected, to the extent that such event or circumstance or its effects cannot be prevented, avoided or removed by such Party acting in accordance with Prudent Operating Practice. "Force
        Majeure" shall (save as is provided in Paragraph 6 of Part A of Schedule
        5 and Paragraph 8 of Part B of Schedule 5) include each of the following events and circumstances to the extent that they satisfy the foregoing requirements:

        (i)   any act of war (whether declared or undeclared), invasion, armed conflict or act of foreign enemy, blockade, embargo, revolution, riot, insurrection, civil commotion, act of terrorism, or sabotage provided that any such event occurs within or directly involves the Republic of Kenya or any other country from which machinery, equipment and materials for the Early Generation Facility or the
              Plant are procured or transported through;

                                       36

        (ii)  an act of God including but not limited to lightning, fire, earthquakes, volcanic activity, floods, storms, cyclones,
              typhoons, or tornadoes;

        (iii) epidemics or plagues;

        (iv)  explosions or chemical contamination (other than resulting from an act of war);

        (v)   labour disputes including strikes, works to rule or go-slows or lockouts that extend beyond the Plant or are widespread or nationwide;

        (vi)  Change in Law.

15.2    EXCLUSIONS FROM FORCE MAJEURE: The following events or circumstances shall not constitute Force Majeure:

        (a)  late delivery to the Seller of machinery, equipment, materials, spare parts or consumables save where such late delivery is itself due to Force Majeure;

        (b)  a delay in the performance of any contractor save where such delay is itself due to Force Majeure;

        (c)  breakdowns in equipment save where such breakdown is itself due to
             Force Majeure;

        (d)  normal wear and tear or random flaws in materials and equipment;

        (e)  payment of monies due provided that relief under this Clause 15 shall extend to failure caused by circumstances or events of Force
             Majeure affecting all reasonable means of payment;

        (f)  any failure to perform obligations under this Agreement to the extent that such failure results from or is caused by insufficient
             Steam Field Facilities or by adverse Reservoir conditions, including insufficiency of reserves, prevailing within the
             Geothermal Reservoir (including insufficient capacity in the
             Seller's Steam Field Facilities);

        (g)  a Change in Law in the circumstances described in Clause 10.8.

15.3    EFFECT OF FORCE MAJEURE: If a Party is prevented from or delayed in performing an obligation hereunder by reason of Force Majeure the affected Party shall:

        (a)  be relieved from the consequences of its failure to perform that obligation;

        (b)  promptly notify the other Party of the occurrence of the event; and

        (c)  use all reasonable endeavours to overcome the consequences of the event.

15.4    CONSTRUCTION FORCE MAJEURE: Where the Seller is as a result of an event of Force Majeure (including a failure by KPLC to perform any of its obligations under this

                                       37

        Agreement) delayed in or prevented from performing any of its obligations before the Long Stop Dates (or any of them) the Long Stop
        Dates which have not then occurred shall be revised to new dates which reflect the period of delay resulting from such Force Majeure or failure provided that no Long Stop Dates may be delayed by more than one hundred and eighty (180) days in aggregate.

15.5    PAYMENTS DURING FORCE MAJEURE: Save where a specific payment remedy is available to the Seller under this Agreement, upon the occurrence of any
        Force Majeure event after the Early Generation Commercial Operation
        Date, then during the Force Majeure event or KPLC failure to perform any of its obligations under this Agreement, KPLC shall pay to the Seller
        Energy Charges for the Net Electrical Output delivered in accordance with Despatch Instructions during such Force Majeure event or failure plus a Capacity Payment in accordance with paragraph 8 of Part A of
        Schedule 5.

        Notwithstanding the above, the payments referred to under this Clause
        15.5 shall not be paid during the period of actual construction of the
        Plant prior to the achievement of Full Commercial Operation with respect to the anticipated capacity of the Plant, but shall be paid in full with respect to the Early Generation Facility.

15.6    FORCE MAJEURE TERMINATION: If an event of Force Majeure continues beyond a period of two hundred and seventy (270) days, the Parties shall meet in good faith to consult for a further period of not less than ninety
        (90) days to reach a solution acceptable to all Parties. If, at the end of such ninety (90) day period, no such solution is found, either Party shall be entitled to terminate this Agreement by giving written notice of not less than seven (7) days to the other Party.

CLAUSE 16: TERMINATION AND DEFAULT

16.1    THE SELLER'S EVENTS OF DEFAULT: For the purposes of this Agreement an
        Event of Default in respect of the Seller shall be:

        (a)  subject to the provisions of Clause 16.4, any of the following events:

             (i)  the wilful and unexcused failure by the Seller to operate the
                  Early Generation Facility or the Plant in compliance with
                  Despatch Instructions and in accordance with the provisions of this Agreement without the written consent of KPLC after the
                  Early Generation Commercial Operation Date or the Full
                  Commercial Operation Date (as the case may be);

             (ii) the breach by the Seller of any of its material obligations under this Agreement. However, the Seller's failure either in the event of Under-Generation under Clause 8.7, Availability
                  Failure under Clause 9.11, or prolonged failure to achieve the required Contracted Capacity under Clause 9.12 shall not
                  constitute a Default in respect of the Seller under this
                  Clause unless and until the period for restoring the
                  Contracted Early Generation Capacity or Contracted Plant
                  Capacity (as the case may be) provided under Clause 9.12 has expired and restoration of the capacity has not been achieved as required therein, and provided

                                       38

                  further that any Seller failure under Clause 14.1(e) shall not constitute a Default in respect of the Seller;

        (b)  in relation to the Seller or its assets, the commencement of bankruptcy, insolvency, winding up, liquidation, or other similar proceeding, or the appointment of a trustee, liquidator, custodian, receiver of similar person, unless such proceeding or appointment is capable of being and is set aside or stayed within sixty (60)
             days.

16.2    KPLC DEFAULTS: For the purposes of this Agreement a Default in respect of KPLC shall be:

        (a)  subject to the provisions of Clause 16.4, the breach by KPLC of any of its material obligations under this Agreement other than the failure to make any payments under this Agreement when due and payable;

        (b)  in relation to KPLC or its assets, the commencement of bankruptcy, insolvency, winding up, liquidation, or other similar proceeding, or the appointment of a trustee, liquidator, custodian, receiver or similar person, unless such proceeding or appointment is capable of being and is set aside or stayed within sixty (60) days; and

        (c)  any failure to pay any sum of money due and owing for 90 days or more from the date when such sum was first due and demanded and which sum is not subject to a bona fide dispute.

16.3    DEFAULTING PARTY, ETC: For the purposes of this Agreement the Seller is the defaulting Party in relation to the Defaults specified in Clause
        16.1 and KPLC is the defaulting Party in relation to the Defaults specified in Clause 16.2, and (in each case) the other Party is the non-defaulting Party.

16.4    REMEDIAL PROCEDURES: Upon the occurrence of any Default, the non-defaulting party may give notice to the defaulting Party of the occurrence of such Default and (in the case of a Default capable of remedy) requiring the remedy thereof; and if after such notice has been given:

        (a)  the defaulting Party does not, within thirty (30) days after receipt of the non-defaulting Party's notice:

             (i)  where such Default is capable of remedy within such thirty
                  (30) day period, remedy the default; or

             (ii) where such Default is capable of remedy but not within such thirty (30) day period, furnish to the non-defaulting Party a detailed programme ("Remedial Programme") for the remedy as promptly as is practicable of the Default; or

        (b)  the defaulting Party fails to remedy the Default in accordance with the Remedial Programme, or such Default is not capable of remedy,

                                       39

        then the non-defaulting Party may give notice to the defaulting Party that such Default is an "Event of Default", but not event specified in
        Clause 16.1(a) or 16.2(a) which is capable of remedy shall be an Event of Default except pursuant to the provisions of this Clause 16.4.

16.5    TERMINATION: Upon an Event of Default the non-defaulting Party may upon not less than seven (7) days notice to the defaulting Party terminate this Agreement.

16.6    SURVIVAL OF RIGHTS: The expiry or termination of this Agreement shall not affect any rights or obligations which may have accrued prior to such expiry or termination and shall not affect obligations of each of the Parties under this Agreement which are expressed to continue after such expiry or termination.

16.7    TERMINATION DUE TO NON-SATISFACTION OF CONDITIONS PRECEDENT:
        Notwithstanding any provision contained herein to the contrary, if this
        Agreement is terminated in circumstances where any of the conditions referred to in Part A of Schedule 6 has not been satisfied by the Long
        Stop Effective Date other than by reason of a breach by the Seller of its obligations under Clause 3.2, KPLC shall pay the Seller for its costs and expenses incurred with respect to this Agreement, a lump sum amount of one million United States Dollars (US$1,000,000) within thirty
        (30) days of such termination.

16.8    SATISFACTION OF REQUIREMENTS:

        The Parties hereby acknowledge that all of the Conditions Precedent have been fulfilled.

CLAUSE 17: INDEMNIFICATION AND LIABILITY

17.1    LIABILITY: Subject to Clauses 17.2, 17.3 and 17.4, each Party shall be liable to the other Party for the loss directly and foreseeably resulting from any breach by the first Party of its obligations hereunder.

17.2    OWN LOSS: Notwithstanding Clause 17.1, each Party shall be responsible for, and shall indemnify the other Party against claims in respect of, loss of or damage to persons or property incurred by the first Party and its contractors, employees and agents resulting from the act, omission or negligence of either Party in performance of or otherwise in connection with this Agreement.

17.3    EXCLUDED LIABILITY: Except as provided in Clause 17.1, neither Party shall have any liability to the other for any loss or damage or other liability, whether arising in contract, tort or otherwise, in connection with this Agreement.

17.4    CONSEQUENTIAL LOSSES: In no case shall either Party be liable to the other for any indirect or consequential losses or damages.

CLAUSE 18: CONFIDENTIALITY

18.1    CONFIDENTIAL INFORMATION: Each Party agrees that it will, and will ensure that its employees, officers and directors will, hold in confidence all information, documentation, data and know-how disclosed to it by the other Party and designated in writing as 'confidential'
        ("Confidential Information"), and will not disclose to any

                                       40

        third party or use Confidential Information or any part thereof without the other Party's prior written approval, provided that:

        (a)  this Clause shall not apply to Confidential Information which is in the public domain other than by reason of a breach of this Clause
             18.1, or was already in the rightful possession of the recipient
             Party, or was obtained by the recipient Party in good faith from a third party entitled to disclose it; and

        (b)  a Party may disclose Confidential Information in accordance with any legal requirement to do so, or to financial institutions, multi-lateral agencies, consultants and contractors whose duties reasonably require such disclosure.

18.2    SURVIVAL: The provisions of this Clause 18 shall survive the termination or expiry of this Agreement.

CLAUSE 19: DISPUTE RESOLUTION

19.1    GOOD FAITH DISPUTE RESOLUTION PROCEDURE

If either Party raises a dispute in good faith under or in connection with this
Agreement or with the Olkaria III Project Security Agreement, it shall be resolved according to the following procedure ("Good Faith Dispute Resolution
Procedure"):

For 15 calendar days after receipt of notice of dispute, the Parties shall exercise their best efforts to resolve the dispute. If no resolution is achieved within such 15 day period, within two business days of the end of the 15 day period, the disputing Party has notified the other Party of its intention to contest and refer the dispute to arbitration or to an agreed Expert in accordance with the relevant terms of the Agreement or the Olkaria III Project
Security Agreement (as the case may be), and, within twenty-eight (28) days from the end of the above 15 day period, refers the dispute to and diligently pursues contestation of the dispute in arbitration proceedings or before an agreed
Expert in accordance with the relevant terms of the Agreement or the Olkaria III
Project Security Agreement (as the case may be).

19.2    ARBITRATION: Subject to Clauses 19.1 and 19.3 any dispute or difference of any kind between the Parties in connection with or arising out of this Agreement or the breach, termination or validity hereof (a
        "Dispute") shall be finally settled under the Rules of Conciliation and
        Arbitration of the International Chamber of Commerce in accordance with the said Rules which Rules are deemed to be incorporated by reference into this Clause 19.2. It is hereby agreed that:

        (a)  The site of the arbitration shall be London, England;

        (b)  There shall be a single arbitrator;

        (c)  The language of the arbitration shall be English;

        (d)  The award rendered shall apportion the costs of the arbitration;

        (e)  The award shall be in writing and shall set forth in reasonable detail the facts of the Dispute and the reasons for the tribunal's decision;

                                       41

        (f)  The award in such arbitration shall be final and binding upon the
             Parties and judgement thereon may be entered in any Court having jurisdiction for its enforcement; and the Parties renounce any right of appeal from the decision of the tribunal insofar as such renunciation can validly be made.

        If there is a conflict between this Agreement and the said Rules, this
        Agreement shall prevail.

19.3    EXPERT: Where the Agreement provides that any Dispute or other matter shall be referred to an Expert or the Parties so agree:

        (a)  The Expert shall be an independent person who is not of the same nationality as either of the Parties with relevant experience and willing to act agreed between the Parties or if not agreed within fourteen (14) days of a request in writing by either Party appointed by the President of the Geothermal Resource Council, P.O.
             Box 1350, Davis, California, CA 95617-1350 or by The Chairman of
             the International Geothermal Association c/o Samorka,
             Sudurlandsbraut 48, Reykjavik, Iceland;

        (b)  For a period of forty-two (42) days after the appointment of the
             Expert of such other period as the Parties may agree, each Party may make such written submissions at it wishes to the Expert and shall simultaneously provide a copy to the other Party and at the end of such forty-two (42) day period each Party shall have a period of twenty-one (21) days to make counter-submissions to the
             Expert (with a coy to the other Party) in reply to the other
             Party's written submissions made during the aforementioned forty-two (42) day period provided that neither Party shall during such twenty-one (21) day period make any written counter-submission which purports to reply to raise or refer to any new matters not raised or referred to in any submission made during the
             aforementioned forty-two (42) day period;

        (c)  At the end of the twenty-one (21) day period referred to in paragraph (b) above and no later than twenty-one (21) days thereafter, either Party may, with the consent of the Expert and at a time and place decided by the Expert, make an oral presentation to the Expert in the presence of the other Party commenting on or explaining matters previously submitted to the Expert in writing;

        (d)  The Expert shall render his determination in writing within fourteen (14) days of the completion of the oral presentation given in accordance with Clause 19.3(c) and give reasonable details of the reasons for his determination;

        (e)  The decision of the Expert shall be final and binding on the
             Parties save in the event of fraud or manifest error;

        (f)  The Expert shall act as an expert and not as an arbitrator;

        (g)  In the case of invoices disputed by KPLC in accordance with Clause
             11.5 above, the periods stated in Clause 19.3(b) and (c) above shall be reduced

                                       42

             respectively to ten (10) Business Days instead of forty-two (42)
             days and five (5) Business Days instead of twenty-one (21) days.

19.4    EXCLUSIVITY: Neither Party shall have any right to commence or maintain any legal proceeding concerning a Dispute relating to this agreement until the Dispute has been resolved in accordance with Clauses 19.1 through 19.3, and then only to enforce or execute the award under such procedure.

19.5    CONFIDENTIALITY: The Parties shall each secure that all Experts and
        Arbitrators shall agree to be bound by the provisions of Clause 18 of this Agreement as a condition of appointment.

19.6    CONTINUANCE OF OBLIGATIONS: KPLC shall continue to perform its obligations under this Agreement during any Expert or arbitration proceeding and, provided that all undisputed sums invoiced by the Seller have been and continue to be paid, the Seller shall continue to perform its obligations under this Agreement during any Expert or arbitration proceeding provided that the right to terminate the Agreement pursuant to Clause 16 is not restricted by this Clause 19.6.

CLAUSE 20: MAINTENANCE AND OPERATING RECORDS

(a)     Each party shall keep complete and accurate records and all other data required by each of them for the purposes of proper administration of this Agreement. Among other records and data required hereby or elsewhere in this Agreement, the Seller shall maintain an accurate and up-to-date operating log, in a format reasonably acceptable to KPLC, records of:

        (i)   real and reactive power production for each clock hour and 220 kV,
              33 kV bus voltage (as the case may be) at all times;

        (ii)  changes in operating status, scheduled outages, forced outages and partial forced outages;

        (iii) any unusual conditions found during inspections; and

        all such records and data shall be maintained for a minimum of sixty
        (60) months after the creation of such records or data provided that each Party shall not dispose of or destroy any such records or data after such sixty (60) month period unless the Party desiring to dispose of or destroy any such records or data give thirty (30) days prior written notice to the other Party, generally describing the records or data to be destroyed or disposed of, and the Party receiving such notice does not object thereto in writing within ten (10) days. If a written objection is received within such ten (10) day period, the objecting
        Party shall have a period of sixty (60) days after the date of such written objection within which to inspect and copy the records or data proposed to be disposed of or destroyed, which records and data shall be made available within such sixty (60) day period by KPLC or the Seller as the case may be, at such Party's offices in Nairobi. After the expiration of such sixty (60) day period, the Party desiring to dispose of or destroy such records or data shall be permitted to do so.

                                       43

(b)     Either Party shall have the right, upon ten (10) days prior written notice to the other Party, to examine the records and data of the other
        Party relating to this Agreement or the operation and despatch of the
        Early Generation Facility and the Plant at any time during normal office hours during the period such records and data are required hereunder to be maintained.

CLAUSE 21: MISCELLANEOUS PROVISIONS

21.1    PROJECT AGREEMENTS AND FINANCING AGREEMENTS:

        (a)  Prior to the execution of this Agreement the Seller has provided to
             KPLC a copy of the articles of association of the Seller, which copy has been initialled by the Seller for the purposes of identification.

        (b)  As soon as possible after the Signature Date and prior to the award of the Turnkey Construction Agreements and the Operating and
             Maintenance Agreement and prior to the signature of the Financing
             Agreements and any Site Agreement the Seller provide to KPLC with draft copies of each such contract. The Seller shall have the right to delete numerical information and formulae from such draft contracts. The Seller shall not enter into any Project Agreement or
             Financing Agreement unless KPLC has been provided with draft copies and KPLC has had an opportunity to comment on the draft contracts to the Seller.

        (c)  Within fourteen (14) days of receipt of the draft contracts, KPLC shall have the right to provide comments to the Seller on the draft contracts if KPLC is of the reasonable opinion that:

             (i)  the terms of such Project Agreement or Financing Agreement shall be incompatible with or conflict with the provisions of this Agreement or materially impair the performance or
                  implementation of this Agreement; or

             (ii) any costs which are passed through to or borne by KPLC under the terms of this Agreement are or may reasonably be expected to be increased.

             On receipt of KPLC's comments, the Seller shall try to remove the concerns of KPLC.

        (d)  Forthwith upon execution of any of the documents referred to in
             Clause 21.1(b) the Seller shall provide to KPLC a copy thereof initialled by the Seller for the purposes of identification.

        (e)  If at any time any Project Agreement or Financing Agreement is terminated, an amendment or variation is made to any Project
             Agreement or Financing Agreement then the Seller shall deliver to
             KPLC a conformed copy of each such document or (so far as such complete document is not in writing) a true and complete record thereof within twenty-one (21) days of the date of its execution or creation, certified as a true copy by an officer of the Seller.

                                       44

        (f)  Any comments or lack thereof by KPLC shall be without any liability whatsoever on the part of KPLC and shall not lessen, diminish or affect in any way the obligations of the Seller under this
             Agreement.

21.2    ASSIGNMENT:

21.2.2  Without prejudice to any of KPLC's rights under Clause 21.1, any assignment by a Party of all (but not part only) of its rights and obligations under this Agreement is permitted but only with the prior written consent of the other Party, provided that:

        (a)  such consent shall not be unreasonably withheld or delayed if the
             Party wishing to assign can satisfy the other Party of such proposed assignee's financial, technical and legal status and ability to observe and perform this Agreement; and

        (b)  the Party wishing to assign shall be given notice to that effect to the other Party and such notice shall have given sufficient information to show the status and ability of the proposed assignee to carry out the terms of this Agreement.

21.2.2  The provisions of Clause 21.2.1 do not apply to the collateral assignment by way of security of the Seller's right, title and interest in, to and under the PPA and the Olkaria III Project Security Agreement,
        including all of the Seller's rights to payments thereunder. Pursuant to
        Seller's outstanding request, KPLC will negotiate in good faith and, on reaching agreement of terms acceptable to all parties, enter into direct agreements for, inter alia, the above described collateral assignments by way of security with the Seller and its lenders, the execution of direct agreements being a prerequisite for achievement of construction and term financing of the Plant by a third party investor or lender who is not affiliated with the Seller.

21.2.3  No assignment pursuant to Clause 21.2.1 shall be effective unless and until the assigning Party has:

        (a)  procured the proposed assignee to covenant directly with the other
             Party (in a form reasonably satisfactory to such Party) to observe and perform all the terms and conditions of this Agreement and if reasonably required by the other Party arrange for a guarantee or other equivalent security in favour of such other Party in respect of all obligations or liabilities to be assigned; and

        (b)  provided to the other Party a certified copy of the assignment
             (excluding the consideration paid or payable for such assignment).

21.3    SUB-CONTRACTORS: The Seller shall be entitled to engage third parties as contractors for the performance of its obligations hereunder provided that no such engagement shall relieve the Seller of its obligations under this Agreement.

21.4    VARIATION: This Agreement may not be varied nor any of its provisions waived except by an agreement in writing signed by the Parties.

                                       45

21.5    WAIVERS OF RIGHTS: No delay or forbearance by either Party in exercising any right, power, privilege or remedy under this Agreement shall operate to impair or be construed as a waiver of such right, power, privilege or remedy.

21.6    NOTICES: Except for communications in accordance with the Operating and
        Despatch Procedures, any notice of other communication to be given by one Party to the other under or in connection with this Agreement shall be given in writing and may be delivered or sent by prepaid airmail or facsimile to the recipient at the address, and marked for the attention of the person, specified in Schedule 8 or such other address or person from time to time designated by notice to the other in accordance with this Clause; and any such notice or communication shall be deemed to be received upon delivery, or five (5) days after posting, or on confirmation of transmission when sent by facsimile.

21.7    EFFECT OF ILLEGALITY, ETC: If for any reason whatever any provision of this Agreement is or becomes or is declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, then in any such case the Parties will negotiate in good faith with a view to agreeing one or more provisions to be substituted therefore which are not invalid, illegal or unenforceable and produce as nearly as is practicable in all the circumstances the appropriate balance of the commercial interests of the Parties.

21.8    ENTIRE AGREEMENT: This Agreement contains or expressly refers to the entire agreement between the Parties with respect to its subject matter and expressly excludes any warranty, condition or other undertaking implied at law or by custom and supersedes all previous agreements and understandings between the Parties with respect to its subject matter and each of the Parties acknowledges and confirms that it does not enter into this Agreement in reliance on any representation, warranty or other undertaking by the other Party not fully reflected in the terms of this
        Agreement.

21.9    COUNTERPARTS: This Agreement may be executed in two counterparts and by each Party on a separate counterpart, each of which when executed and delivered shall constitute an original, but both counterparts shall together constitute but one and the same instrument.

21.10   WAIVER OF SOVEREIGN IMMUNITY: KPLC agrees that the execution, delivery and performance by it of this Agreement and the obligations hereunder, constitute private and commercial acts. In furtherance of the foregoing,
        KPLC agrees that:

        (a)  should any proceedings be brought against KPLC or its assets in any jurisdiction in connection with this Agreement, or in connection with any of KPLC's obligations or any of the transactions
             contemplated by this Agreement, no claim of immunity from such proceeding will be claimed by or on behalf of itself or any of its assets;

        (b)  it waives any right of immunity which KPLC or any of its assets has or may have in the future in any jurisdiction in connection with any such proceedings.

                                       46

CLAUSE 22: GOVERNING LAW

22.1    This Agreement shall be governed by and construed in all respects in accordance with the laws of Kenya.

AS WITNESS the hands of the duly authorised representatives of the Parties the day and year first above written.

SIGNED AND SEALED               )
FOR AND ON BEHALF OF            )
THE KENYA POWER &               )
LIGHTING COMPANY LIMITED        )

Director

Secretary

SIGNED for and on behalf of   )
OrPower 4 INC.: BY ERNEST MABWA )  ___________________________

Authorised Representative

                                       47

                              LIST OF ABBREVIATIONS

To promote clarity the following is a listing of the definitions used within these schedules. Where there is a conflict between this list and a definition within the schedules then the definition in the schedules shall be used.

A           =   the non escalable component of the Capacity Charge Rate as defined in paragraph 1 above (expressed in US$/kW/month);

ACP(tp)     =   the total of the Actual Capacity Payments received in the
                Operating Year for each month up to and including month m;

AC(y)       =   the Available Capacity in Settlement Period y (expressed in kW);

AMA(p)      =   the Actual Monthly Availability of the Plant in month p
                (expressed in kWh);

bara        =   the unit of measurement of pressure with respect to absolute zero pressure as defined in the International Standards
                Organisation Standard ISO 1000:1992 Specification for SI Units
                and Recommendations for Use of Their Multiples and Certain Other
                Units;

C           =   the percentage of V represented by the fixed Capacity Charge
                Rate;

CC          =   the Contracted Capacity (expressed in kW);

CCR(p)      =   the Capacity Charge Rate for month p (expressed in US $/kW);

CC(y)       =   the Contracted Capacity (expressed in kW) for Settlement Period
                y;

CPI(b)      =   with respect to the Early Generation Facility, the United States
                Consumer Price Index for June 1996 and, with respect to the
                Plant, the United States Consumer Price Index for March 2005 (=
                193.30) or as otherwise described in Schedule 5 of Part B
                ("Plant Tariff");

CPI(p-I)    =   the United States Consumer Price Index for the month 3 months prior to month p;

CP(p)       =   the Capacity Payment for month p (expressed in US $);

E           =   the non escalable component of the Capacity Charge Rate as defined in paragraph 1 above (expressed in US$/kW/month);

ECR(b)      =   the Base Energy Charge Rate;

ECR(p)      =   the Energy Charge Rate (expressed in US$/kWh) in month p;

EGAC(y)     =   the Early Generation Available Capacity in Settlement Period y
                (expressed in kW);

EGACP(tp)   =   the total of the Actual Capacity Payments received in the
                Operating Year for each month up to and including month m;

EGCC        =   the Contracted Capacity of the Early Generation Facility
                (expressed in kW);

EGCCR(p)    =   the Capacity Charge Rate for month p (expressed in US$/kW/month)

EGCP(p)     =   the Capacity Payment for month p (expressed in US$);

                                       48

EGD         =   the duration in years between the Early Generation Commercial
                Operation Date and the planned date of the Early Generation
                Cessation Date;

EGEC(p)     =   the aggregate amount of Energy Charges (US$) payable in respect of month p;

EGECR(b)    =   the Base Energy Charge Rate;

EGECR(p)    =   the Energy Charge Rate (expressed in US$/kWh) prevailing in month p;

EGLC        =   the Capacity on Available as a result of the event of Force
                Majeure (expressed in kW);

EGMTA(P)    =   the Monthly Target Availability (expressed in kWh);

EGNEO(p)    =   the aggregate Net Electrical Output (kWh) of the Early
                Generation Facility in month p;

EGOA        =   Annual Outage Allowance - as described in Schedule 3;

EGSMA(p)    =   the Scheduled Maintenance Allowance in month p (expressed in
                kWh) representing the total energy not available for delivery in month p due to scheduled maintenance outages computed assuming the Early Generation Capacity would otherwise have been
                dispatched at its Contracted Capacity calculated using the values of EGSMA set forth in Schedule 3;

EGUSMA(p)   =   the Unscheduled Maintenance allowance in month p (expressed in
                kWh);

G           =   the percentage of V represented by escalable costs;

H(p)        =   the hours in month p;

H(r)        =   the enthalpy of the geothermal fluid expressed in kJ/kg at each well head at the instant that a reading of MF, is taken;

H(y)        =   the number of hours in a year being eight thousand seven hundred and sixty (8760);

H(z)        =   the unit of measurement of frequency as defined in the
                International Standards Organisation Standard ISO 1000:1992
                Specification for SI Units and Recommendations for Use of Their
                Multiples and Certain Other Units;

LC          =   the Capacity not Available as a result of the event of Force
                Majeure (expressed in kW);

MEC(p)      =   the aggregate amount of Energy Charges (US$) payable in respect of month p;

MF(r)       =   the mass flow rate of geothermal fluid at each well head
                expressed in kg/s;

MTA(p)      =   the Monthly Target Availability (expressed in kWh);

M(y)        =   the number of months in a year being twelve (12);

NEO(p)      =   the aggregate Net Electrical Output (kWh) of the Plant in month
                p;

NEO(T)      =   the Net Electrical Output delivered during the test expressed in
                kWh;

OA          =   the Annual Outage Allowance - as set forth in Schedule 3;

                                       49

PPA(t)      =   the number of years between the Full Commercial Date and end of the end of the Term;

SMA(p)      =   the Scheduled Maintenance Allowance in month p (expressed in
                kWh) representing the total energy available for delivery in month p due to scheduled maintenance outages computed assuming the Plant would otherwise have been dispatched at it Contracted
                Capacity;

SP          =   the number of Settlement Periods in the year;

USMA(p)     =   the Unscheduled Maintenance allowance in month p (expressed in
                kWh); and

V           =   the Base Capacity Charge Rate.

                                       50

                         SCHEDULE 1: APPRAISAL PROGRAMME

                                    See Page _______________

                                       51

          SCHEDULE 2: FACILITIES TO BE INSTALLED BY KPLC AND THE SELLER

                                     PART A

1       FUNCTIONAL SPECIFICATION OF THE PLANT

A.      GENERAL

1.1.    PROJECT DESCRIPTION:

        (a)  INTRODUCTION

             The Seller was required to:

             conduct a detailed Appraisal Programme and to evaluate the existing geothermal resources at the Site and to develop wells and the geothermal steam field for the supply of steam to the Plant;

             design, build and commission of the Early Generation Facility and subsequently, as determined by the appraisal, the Plant;

             connect the Early Generation Facility to the Early Generation
             Interconnection Point; and

             connect the Plant to KPLC's System via a high voltage connection leading to the Interconnection Point.

        (b)  GENERAL DESCRIPTION

             As shown in Figure 1, the Olkaria geothermal resource lies about five (5) km to the south-east of Lake Naivasha and covers an area estimated to be over seventy five (75) square kilometres.

             Except by specific agreement, all of the Early Generation Facility and the Plant will be located within the Licence Area indicated on the map in Figure 2 in the western area of the resource. KPLC has drilled and tested 8 deep wells in the area and these are assigned to the Seller for fluid production, reinjection, monitoring and/or maintenance.

             The Seller has carried out an appraisal of the geothermal resource to establish the capacity of the geothermal resource for power generation. An Early Generation Facility of 8 MW Contracted
             Capacity was later increased to approximately 12 MW in the year
             2000, and was constructed at the Site by the Seller as required, before the completion of the appraisal of the geothermal resource utilising the completed exploration wells for power generation. The
             Early Generation Facility consists of three binary energy
             converters, two of approximately 5 MW gross output each and the third of approximately 3 MW output. The converters are air cooled and run on the heat energy from geothermal fluid extracted from the existing wells drilled by KPLC within the Licence Area. The Early
             Generation Facility supplies electrical energy to

                                       52

             KPLC's System at an agreed voltage through an interconnector constructed by KPLC ("KPLC's Transmission Interconnection").

             The Plant will be at a single Site within the geothermal Licence
             Area connected to the wells by pipelines conveying single or dual phase steam and water. The Plant will consist of three (3) binary energy converter Units of the Early Generation Facility (Units 1, 2 and 3) and three (3) additional binary energy converter Units
             (Units 4, 5 and 6).

             The Plant will supply electrical energy to KPLC's System through an interconnector linking the Plant to a 220 kV substation to be built by KPLC at Olkaria II. Following expiry of the Term the Plant shall remain fit for further service.

             The Seller shall not drill any wells at any point within 100 metres of the boundary of the Licence Area. Drilling may not be directed under the area excluded by the licence boundary and the line 100 metres from the boundary.

             Subject to any legislative or licensing constraints affecting this functional specification, the siting of new wells, steam field facilities, the Early Generation Facility and the Plant will be the responsibility of the Seller who will be expected to conduct its operations in accordance with Prudent Operating Practice. GOK will make available to the Seller that part of the Site which may be on public land. Access to private land will be the responsibility of the Seller.

        (c)  SCOPE

             The Seller shall extract geothermal energy from beneath the Licence
             Area in compliance with its geothermal resources licence and electric power production license and with this Agreement and shall convert the energy efficiently into electricity for sale to KPLC at the Early Generation Interconnection Point/Interconnection Point.
             The Early Generation Facility and the Plant shall be designed to enable the Seller to meet the obligations of this Agreement.

             The scope of the Seller's duties shall include but not be limited to:

             design, procurement, construction, operation and maintenance of the existing and additional wells, the steam collection and water disposal systems, the Early Generation Facility, the Plant and 220
             kV Transmission Interconnector;

             compliance with the provisions of the geothermal resources licence including:

             o    measurement and monthly reporting of the geothermal energy extracted and of the electricity available and supplied; and

             o    monitoring reporting and participating in field management of the geothermal reservoir.

                                       53

1.2     GENERAL INFORMATION:

        (a)  GEOTHERMAL CONSIDERATIONS

             The Seller will follow good geothermal engineering practice in all aspects of design drilling and construction operation and
             maintenance particularly including, but not limited to, the effects of:

             hot and/or unstable ground;

             elevated temperatures on material properties, equipment
             requirements, well control and other practices;

             hydrogen sulphide and other gases affecting personal safety and corrosion of copper-bearing materials;

             earthquakes.

        (b)  AMBIENT CONDITIONS

             The Plant shall be designed and constructed to take account of the following ambient conditions:

             (i)     GENERAL

                     Maximum ambient air temperature                   35 DEG.C

                     Minimum ambient air temperature                   1 DEG.C

                     Average ambient air temperature in any one year   18 DEG.C

                     Average relative humidity at midday               57%

                     Minimum relative humidity                         70%

                     Average annual rainfall                           714 mm

                     Isokeraunic level                                 60-70 days/annum

                     Design maximum wind speed                         35 m/s

                     Ambient pressure                                  0.8 bara

             (ii)    REFERENCE CONDITIONS

                     Atmospheric pressure                              0.8 bara

                     Ambient air temperature                           16.5 DEG.C

                     Wet bulb temperature                              13.3 DEG.C

                                       54

1.3     GENERALLY APPLICABLE CODES AND STANDARDS

        The Plant shall comply with the requirements of all applicable legislation, orders, decrees, instruments, etc. of the Republic of Kenya including but not limited to:

             Health and safety in employment;

             Codes of practice for the design and safety, operation, maintenance and servicing of pressure vessels;

             Noise;

             Electricity regulations/codes of practice;

             Public works;

             Fire Protection;

             Environmental Protection

        Where appropriate legislation is not available, the latest version of national or international standards will be used to define the minimum requirements. The mixing of various national and international standards shall only be permitted with the prior approval of KPLC or its representative. This Functional Specification is based on the use of one set of standards for each discipline:

             Civil Works - Kenyan Standards with supplementary requirements for seismic design as given in Unified Building Code of USA;

             Mechanical Works - ASME/ANSI, API and ASHRAE;

             Electrical Control and Instrumentation - IEC, IEEE, ANSI;

             Quality Systems - International Standards Organisation standard ISO
             9000 series;

        Deviations from the referenced standards or substitution by equivalent ones shall be subject to the approval of KPLC or its appointed representative.

1.4     ENVIRONMENTAL ASPECTS

        The project and all of the plant therein shall comply with the latest environmental guidelines contained within the "Geothermal Energy"
        section of the latest version of the "Industrial Pollution Preventions and Abatement Handbook" published by the World Bank Environment
        Department in collaboration with the United Nations Industrial
        Development Organisation and United Nations Environmental Programme
        current at the Effective Date of this Agreement, except wither KPLC provide written agreement to variations or where other more onerous requirements are imposed within this Agreement.

                                       55

        All equipment will be designed and constructed to minimise the environmental impact.

        The Seller shall give consideration to visual impact, wildlife habitat and temporary disturbance during construction, maintenance and operation. The Seller will produce and abide by a detailed statement on the manner in which the construction and operation will avoid or mitigate adverse effects on the environment including the aspects listed below which have been identified as requiring specific attention. Seller shall be especially sensitive to the National Park status of the land within which the Licence Area is located.

        (a)  AIR QUALITY

             Water vapour and gases (especially hydrogen sulphide) will be dispersed so as to avoid concentrations at ground level which are unacceptable as to personal safety, smell and condensate spray.

        (b)  LIQUID AND SOLID WASTES

             Liquid drilling wastes will be ponded. Residual quantities of liquid and solid wastes will be treated and/or removed to allow
             Site restoration. Drainage of surface water will be arranged to avoid the risk of erosion of the light volcanic soils.

             Spent geothermal water shall be reinjected into the ground at points which cause minimal disturbance to the geothermal reservoir and which comply with the geothermal licence.

        (c)  LAND DISTURBANCE

             Earthworks shall be kept to a minimum and so managed as to avoid soil erosion and to achieve permanent restoration.

             Well sites and the Plant shall be fenced but pipelines shall be designed to allow easy movement of animals including giraffes and other wildlife across the Licence Area.

        (d)  VISUAL ASPECTS

             As far as practicable, visual changes to the landscape shall be minimised. Consistent with safety and other engineering needs,
             Seller shall select locations, shapes and colours which merge into or enhance the appearance of the area including the growing of trees to soften the effect of the Plant structures.

        (e)  NOISE

             In addition to limiting steady and intermittent levels of noise to recognised safety levels for humans, Seller shall ensure that the unusually quiet nature of

                                       56

             the National Park and the susceptibility of wildlife to high noise levels are recognised in the design of the Plant and its facilities and the operating procedures.

             The noise limits at the Early Generation Facility and Plant boundary fencing shall be in accordance with the Environmental
             Impact Assessment.

1.5     PROJECT PROGRAMMING

        The Seller shall submit a detailed schedule showing key activities and the timetable necessary to achieve completion of the programme of work.
        The programme of work will include the design, manufacture, construction, commissioning and any planned maintenance for the complete development. During the Appraisal Period the Seller shall submit a report every two (2) months to KPLC or its appointed representative detailing the progress of the appraisal process and an estimated completion date. During the construction period of both the Early
        Generation Facility and the Plant the Seller will submit monthly reports to KPLC or its appointed representative to give the best estimated time to completion and demonstrate that all reasonable measures are being taken to maintain that schedule.

1.6     QUALITY ASSURANCE REQUIREMENTS:

        (a)  QUALITY SYSTEM

             Seller shall have a certified Quality System that meets the requirements of the International Standards Organisation standard
             ISO 9000 series of standard or equivalent.

             The Seller shall provide details to KPLC of a programme to ensure that the Early Generation Facility and the Plant operates to the standards, which programme shall include details of measures to monitor performance against such standards under surveillance, at least three (3) months prior to the start of construction.

             At least three (3) months prior to the Early Generation
             Commissioning Date and again three (3) month prior to the Plant
             Commissioning Date a plan containing the applicable procedures, design, verification, plans and inspection test plans for the Early
             Generation Facility and Plant, as the case may be, shall be submitted to KPLC. KPLC reserves the right to examine any
             procedures referred to in the plan and to audit the Seller against the requirements of the plan at any time.

             Three (3) copies of all appropriate quality records as required by applicable codes and standards shall be submitted to KPLC or its appointed representative for review prior to or concurrent with the arrival in Kenya of all materials and equipment required for the
             Project.

                                       57

        (b)  INSPECTION AND TESTING

             The Early Generation Facility and the Plant shall undergo
             inspection and testing during manufacture, erection and on completion for verification that the components satisfy all the requirements as specified. All inspection and testing shall be conducted in accordance with the applicable codes and standards.
             The Seller shall consider the provisions specified as minimum requirements and also use its own experience in determining requirements for additional inspection and testing that it considers necessary. KPLC shall have the right to inspect any records of this inspection or testing.

2.      CIVIL ENGINEERING AND CONSTRUCTION

2.1     GENERAL

        Where a building, detail, material or other item is not covered by this specification then it shall be based on accepted building practice using appropriate high quality materials.

2.2     SITE PREPARATION

        The Seller will conduct a pre-construction survey of the Licence Area.
        The survey shall demonstrate that all work for the Early Generation
        Facility, the Plant and the steam field, including construction requirements, lies within the Licence Area.

2.3     DWELLINGS

        The Seller will provide all accommodation or dwellings required for the construction and operation phases. Dwellings are not permitted within the National Park.

3.      STEAMFIELD

3.1     DRILLING, WELL CONTROL, ABANDONMENT

        Well design materials and drilling practices shall comply generally with relevant petroleum industry standards including API codes modified for geothermal conditions as contained in [NZSI 2403:1991 Code of Practice for Deep Geothermal Wells] and with the requirements of the Seller's geothermal licence.

        At all times during its life ever well shall be so operated, worked over or repaired externally as to mitigate the effects of corrosion, erosion and other weaknesses. Downhole and surface inspections shall be made as required in the geothermal licence to ensure safety for persons, surface property and reservoir competence.

        Before drilling or workovers commence the Seller shall provide to and have agreed by the KPLC detailed programmes of work. Wells which are no longer useful or safe shall be cemented and abandoned in the manner specified in [New Zealand Standard NZSI 2402] or as otherwise agreed with the KPLC.

        Unproductive wells shall be sealed and left in a condition agreed with
        KPLC.

                                       58

        If following the Appraisal Works no further development is to be undertaken all wells shall be left in a safe condition as agreed by KPLC at the time.

3.2     STEAM AND WATER SYSTEMS

        The layout, sizing and optimisation of the pipework and associated equipment will be undertaken by the Seller. For overland piping thermal insulation complete with cladding shall be installed to limit the surface temperature to 50 DEG C.

        The following standards shall be used:

        Pressure Vessel   American Society of Mechanical Engineers standard
                          ASME VIII;

        Piping            American National Standards Institute standard
                          ANSI B31.1;

        Valves            SME 16.4

        The geothermal fluid extracted from the resource shall be quantified for the purpose of resource monitoring and commercial reasons. The pressures, temperatures and flows for both steam and separated water shall be logged on a continuous basis. Regular chemical analyses shall also be conducted and logged.

4.      EARLY GENERATION FACILITY AND PLANT

4.1     GENERAL REQUIREMENTS

        (a)  GENERAL

             The design and construction of the Early Generation Facility and the Plant shall meet the performance requirements set out herein.
             Adequate design margins shall be included to allow for normal deterioration of plant performance between overhauls and
             de-scaling. All equipment used shall be new plant of proven design suitable for operation under the environmental conditions found at the geothermal site.

        (b)  DESIGN LIFE AND AVAILABILITY

             The Early Generation Facility, the Plant and all components shall be designed for the following minimums:

             Design Life 25 years

             Average Annual Unit Availability Factor over the Term - for the
             Early Generation Facility - 92%, and for the Plant - 96%

             where:

                                       59

             Availability Factor = Available Hours x 100
                                   ---------------------
                                           Period

             Period Hours        = 8,760

             Available Hours     = Period hours minus planned and unplanned
                                   outage hours

             The high availability specified above shall be achieved with the use of standby equipment (redundancy) and design measures to give extended periods of operation between cleaning/planned maintenance shut-downs.

4.2     MECHANICAL EQUIPMENT

        (a)  ROTATING EQUIPMENT

             Steam turbines shall be designed manufactured and tested to
             International Electrotechnical Commission standard IEC 45 or equivalent applicable code and all referenced standards. The turbines shall be capable of operating for at least 15 minutes at no load. The turbines shall be capable of stable automatic transition to no load operation following disconnection from KPLC's
             System. Turbines shall be designed to operate under all variations of chemical and physical characteristics of geothermal steam.

             For the evaluation of the performance test ASME steam tables shall be used.

             For turbines using motive fluids other than steam the design principles for steam turbines as defined in the referenced standards shall be adopted where appropriate. These turbines shall comply with the performance requirements specified for the steam turbine, i.e. capability of operating for at least 15 minutes at no load and stable automatic transition to no load operation following disconnection from KPLC's System.

             Pumps shall be designed, manufactured and tested to Hydraulic
             Institute Standards or AWWA as applicable.

        (c)  PRESSURE VESSELS AND PIPING

             The following standards shall be used:

             Pressure Vessel   American Society of Mechanical Engineers standard
                               ASME VIII;

             Piping            American National Standards Institute standard
                               ANSI B31.1;

             Valves            American Society of Mechanical Engineers standard
                               ASME 16.4

                                       60

        (d)  HEAT EXCHANGERS

             The following standards shall be used:

             Condenser                 Heat Exchanger Institute;

             Cooling Tower             CTI Codes/Civil building codes;

             Tubular Heat Exchangers   Tubular Exchangers Manufacturers
                                       Association Standard TEMA class C

4.3     CONTROL, INSTRUMENTATION AND ELECTRICAL EQUIPMENT

        (a)  OUTLINE OF ELECTRICAL REQUIREMENTS

             The generators of the Early Generation Facility shall be connected to KPLC's System at the Early Generation Interconnection Point. The
             interconnector shall consist of a single overhead transmission line at an agreed voltage to be built by KPLC to transfer the full output from the Early Generation Facility. The Seller may propose suitable designs for the interconnection including arrangements for generators, auxiliary supplies and interconnector switching. The design shall comply with existing KPLC design standards and criteria and enable the output of each generator to be controlled.
             A single line diagram is given in Figure 4.

             The characteristics of the KPLC system are as follows:

             Nominal rated voltage                   33 kV;

             Operating voltage range                 + 10%;

             Nominal frequency                       50 Hz;

             Operating frequency range               + 2.0 Hz

             Max prospective short-circuit current   40 kA (rms, symmetrical)

             The main generators of the Plant shall be connected via individual step up transformers, with no load tap chargers, to a high voltage interconnector to the Olkaria II substation (the substation to be constructed by KPLC).

             The interconnector shall consist of a single circuit rated to transfer the full output from the Plant. The interconnector shall be constructed at 220 kV.

             One bay will be provided at the 220 kV Olkaria II substation by
             KPLC and the Seller will propose suitable designs for the
             interconnection including arrangements for voltage transformation and interconnector switching. A single line diagram is given in
             Figure 3.

             The characteristics of the KPLC 220kV system ("System
             Characteristics") are as follows:

                                       61

             Nominal rated voltage                      220 kV;

             Operating voltage range                    +10%;

             Nominal frequency                          50 Hz;

             Operating frequency range                  + 2.0 Hz;

             Maximum prospective short-circuit current  40 kA (rms, symmetrical)

        (b)  GENERATORS AND ASSOCIATED CONTROL EQUIPMENT

             Each generator of the Early Generation Facility shall be rated on a continuous running duty basis, duty Type SI, for a design power factor of 0.85 lagging to 0.9 leading. The maximum continuous rating of the Early Generation Facility after completion of the third energy converter unit, is approximately 12 MW and shall be the output available at the Delivery Point at rated voltage, frequency and power factor.

             Each generator of the Plant shall be rated on a continuous running duty basis, duty Type SI, for a design power factor of 0.8 lagging to 0.9 leading. The maximum continuous rating was originally expected to be 64 MW but, was determined to be 48 MW pursuant to the completion of the Appraisal Works. All references to 64 MW from now on in these Schedules shall be taken to mean the assumed value and may be subject to change in light of the Appraisal Works and shall be that output available at the Delivery Point at rated voltage, frequency and power factor.

             All generators shall be equipped with a continuously acting fast response automatic excitation system of either brushless or static type with a high initial response characteristic (excitation system voltage response time of 0.1 second or less).

             The generator automatic voltage regulators shall be capable of maintaining terminal voltage to an accuracy of + 0.5%, relative to a constant reference value, adjustable over the range + 10%, to ensure adequate steady state stability.

             The generator short circuit ratio at rated MVA shall not be less than 0.5.

             Automatic synchronising equipment shall be provided for the generator circuit breakers. Manual synchronising, complete with check synchronising facilities relays shall be provided for the generators/step up transformers.

        (c)  POWER TRANSFORMERS

             The generator step up transformers of the Plant shall be rated for maximum duty. They shall be fitted with on load tap changers with a tapping range such as to permit maximum export with the generator at rated voltage and 0.85 lagging power factor, with KPLC's System operating at a voltage of 220kV.

                                       62

        (d)  EMERGENCY AND MAINTAINED POWER SUPPLIES

             The Seller shall ensure that sufficient and reliable standby power supplies are available during loss of normal power supplies, such that continuous operation of all equipment which may be required during such periods can be maintained.

        (e)  EARTHING AND LIGHTING PROTECTION

             The Seller shall include a complete and integrated earthing and lightning protection system for the overall Site.

        (f)  COMMUNICATIONS

             Communications with KPLC shall be via telephone line to Olkaria I in accordance with its requirements. The Seller shall provide one telephone extension and one fax extension on each of KPLC's control networks. These telephones shall not be interconnected to any system which is connected to the public telephone system.

             Provisions shall be made by the Seller for data interconnections to
             KPLC's SCADA system.

             The Seller will install a dedicated computerised system for acquisition of plant data and calculation of all plant
             characteristics which are related to power generation and
             efficiency of conversion, to enable payments from KPLC to the
             Seller to be calculated. The Seller shall also log all dispatch requirements. A remote visual display unit, terminal and printer capable of interrogating the computer system shall be provided to
             KPLC's premises at Juja Road, Nairobi, communicating via telephone modem.

4.4     OPERATING CHARACTERISTICS

4.4.1   EARLY GENERATION FACILITY

        (a)  UNIT STARTS

             The notice required by the Seller to start up a binary energy converter Unit (BEC) of the Early Generation Facility will vary according to the length of time that the turbine generator of the binary energy Converter has been shut down. The Early Generation
             Facility shall be able to start up the various components within the following time periods:

             SCOPE OF SHUTDOWN           NOTICE REQUIRED TO SYNCHRONISE

             Early Generation Facility   BEC 1 hour

             Steam Field                 6 hours

             Wells                       12 hours

                                       63

        (b)  UNIT LOAD RAMPING RATE

             The maximum Unit load ramping rate during synchronisation and a load to full load under normal conditions shall be no more than 10%
             of Unit rated capacity per minute.

        (c)  STEP LOADING

             Any Unit shall be able to accept an instantaneous load variation of
             5% of rated capacity.

        (d)  LOAD REJECTION

             Any Unit and the Early Generation Facility must remain in a safe condition following a sudden full load rejection and must be capable of re-synchronisation within 30 minutes.

        (e)  FREQUENCY LIMITATION

             The frequency limitation of the Early Generation Facility for continuous operation is between the range 48.0 and 52.0 Hz.

        (f)  POWER FACTOR

             Each unit is capable of operating at Rated Capacity with a generation power factor measured at the generator terminals in the range of 0.85 lagging to 0.90 leading.

        (g)  VOLTAGE LIMITS

             The Early Generation Facility shall be capable of operating with the variation of +/- ten percent (10%) at the generator terminals.
             The Early Generation Facility will automatically trip if the voltage exceeds this range.

4.4.2   PLANT

        (a)  UNIT STARTS

             The notice required by the Seller to start up a turbine generator unit will vary according to the length of time that the turbine generator has been shut down. The Plant shall be able to start up the various components within the following time periods:

             SCOPE OF SHUTDOWN    NOTICE REQUIRED TO SYNCHRONISE

             Generating Plant     3 hours from cold, 1 hour from hot

             Steam Field System   6 hours

             Wells                12 hours

                                       64

        (b)  UNIT LOAD RAMPING RATE

             The maximum Unit Load ramping rate during synchronisation and loading to full load under normal conditions shall be no more than ten percent (10%) of Rated Capacity per minute.

        (c)  STEP LOADING

             Any unit shall be able to accept an instantaneous load variation of five percent (5%) of rated capacity.

        (d)  LOAD REJECTION

             Any Unit and the Plant must remain in a safe condition following a sudden full load rejection and must be capable of
             re-synchronisation within thirty (30) minutes.

        (e)  FREQUENCY LIMITATION

             The frequency limitation of the Plant for continuous operation is between the range forty eight (48.0) and fifty two (52.0) Hz.

        (f)  POWER FACTOR

             Each unit is capable of operating at Rated Capacity with a generation power factor measured at the generator terminals in the range 0.85 lagging to 0.90 leading.

        (g)  VOLTAGE LIMITS

             The Plant shall be capable of operating with variation of +/- ten percent (10%) of the voltage on the high voltage terminals of the step up transformers with no-load tap changer in operation. The
             Plant will automatically trip if the voltage exceeds this range.

                                       65

      PART B: THE SELLER'S CONNECTION FACILITIES INCLUDING THE TRANSMISSION
                 INTERCONNECTOR AND KPLC'S CONNECTION FACILITIES

1    TRANSMISSION INTERCONNECTOR

The Seller shall construct a single circuit Transmission Interconnector between the Plant and the KPLC's Connection Facilities which are located at the Olkaria
II power station 220 kV switchyard. The Transmission Interconnector shall be designed in accordance with existing KPLC design standards and criteria. The design criteria considering line design basis, protection and communication requirements, including inter-tripping requirements are set out in Part C of this Schedule 2.

2    GENERATING UNIT PROTECTION DEVICES

The Units shall be equipped with the following protection devices and KPLC and the Seller shall agree the necessary settings for these:

(i)   Stator Earth Fault;

(ii)  Negative Phase Sequence;

(iii) Step up transformer over current and earth fault; and

(iv)  High voltage busbar protection (if appropriate).

                                       66

              PART C: DESIGN CRITERIA - TRANSMISSION INTERCONNECTOR

1 - TEMPERATURE LIMITS AND WIND LOADINGS

ITEM   DESCRIPTION                                                                    DETAIL
----   -----------                                                                 -----------

1.     TEMPERATURES

1.1    Minimum temperature of conductors                                           DEG. C   -1

1.2    Maximum temperature of conductors                                           DEG. C   75

1.3    "Everyday" temperature of conductors                                        DEG. C   25

2.     WIND PRESSURE

2.1    Wind pressure on projected area of conductors, earth wires and insulators   N/m(2)  383

2.2    Wind pressure on projected area of members of one face of tower             N/m(2)  690

2 - FACTORS OF SAFETY

                                                                                     MINIMUM
ITEM   DETAIL                                                                         FACTOR
----   ------                                                                      -----------

CONDUCTORS

1.     Conductors  and earth  wire at final  maximum  working  tension  based on        3.0
       ultimate nominal breaking load.

2.     Conductors and earth wire in still air at everyday  temperature final            5.0
       tension based on ultimate nominal breaking load.

3.     Anchor clamps and mid-span joints based on conductor or earth wire              0.95
       ultimate nominal breaking load.

INSULATORS AND FITTINGS

4.     Tension set failing load based on conductor maximum working tension              3.0

5.     Suspension set failing load based on the resultant of maximum vertical           3.0
       and transverse loadings under normal working conditions.

SUPPORTS

6.     Steel towers under normal working conditions.                                    2.5

7.     Steel towers under broken wire conditions.                                      1.25

8.     Foundations under normal working conditions.                                     2.5

9.     Foundations under broken wire conditions.                                        1.5

                                       67

3 - MINIMUM CLEARANCES

The following are the minimum clearances between live conductors and other objects, which correspond to the condition of maximum sag of conductor either in still air or at maximum swing condition.

                                                                                                 CLEARANCE
ITEM      DESCRIPTION                                                                              220 kV
----      -----------                                                                            ---------

3.1       Minimum clearances from Conductor in m:

   (i)    to normal ground                                                                          7.5

   (ii)   to metal clad or roofed  buildings,  or other  buildings or structures  upon which a      5.2
          man may occasionally stand

   (iii)  to electric power line wires (line or earth)                                              4.0

   (iv)   to telephone lines                                                                        4.0

   (v)    to paved roads                                                                            8.5

   (vi)   to railways                                                                               8.5

   (vii)  to be added to the above clearances to allow for conductor creep (at mid span)            0.6

3.2       Minimum clearance from live metal to support steelwork on suspension supports in mm:

   (i)    from 0-25 DEG. swing                                                                     2200

   (ii)   from 25 DEG. to 45 DEG. swing                                                            2100

3.3       Assumed maximum  transverse swing from the vertical of suspension  insulator strings    45 DEG.
          on straight line supports

3.4       Minimum clearance from live metal to earthed metal at tension supports in mm:

   (i)    in still air                                                                             2200

   (ii)   jumper loops under 25 DEG. swing                                                         2100

3.5       Assumed maximum angle of swing from the vertical of jumper loops                        25 DEG.

3.6       Maximum shielding angle of earth wire (in still air) on conductor at tower               0 DEG.

                                       68

4 - BROKEN WIRE CONDITIONS

                                    MAXIMUM NUMBER OF COMPLETE PHASE OR EARTH
ITEM   TOWER TYPE                   CONDUCTORS BROKEN
----   ----------                   --------------------------------------------
4.1    Suspension, Single Circuit   Any one phase or one earth wire (tension
                                    reduced to 70% of maximum working tension
                                    for broken phase only).

4.2    Suspension, Double Circuit   Any one phase and one earth wire or any two
                                    phases (tension reduced to 70% of maximum
                                    working tension for broken phases only)

4.3    All other tower types        Any two wires, phase or earth, at maximum
                                    working tension

                                       69

5 - SPAN LENGTHS

                                                                    SPAN LENGTHS
ITEM   DESCRIPTION                                                      (m)
----   -----------                                                  ------------
5.1    Basic (design) span                                               370

5.2    Wind span (Suspension and           (i)  Normal condition         410
       Angle Tension towers)
                                           (ii) Broken wire              310

       Wind span (Terminal towers)         Normal condition              220

5.3    Weight span for Suspension towers   (i)  Normal condition         740
                                           (ii) Broken wire              560

       Angle Tension towers                (i)  Normal condition        1110
                                           (ii) Broken wire              840
       Terminal towers                     Normal condition              840

                                       70

6 - SUPPORT AND FOUNDATION DESIGN DATA

ITEM    DESCRIPTION                                                       DETAIL
-----   -----------                                                       ------
6.1     SUPPORTS

6.1.1   Maximum ration of  unsupported  length of steel  compression members to their least radius of gyration (L/R):

(a)     Main members                                                        120

(b)     Bracings                                                            200

(c)     Redundants                                                          250

(d)     Bracings Loading in tension only                                    350

                                       71

7 - SUPPORT AND FOUNDATION DESIGN DATA

                                               LIGHT         HEAVY                  WATER-
                                             CONCRETE      CONCRETE      SOFT       LOGGED       ROCK
ITEM    DESCRIPTION                            BLOCK         BLOCK       ROCK        SOIL       ANCHOR
-----   -----------                          --------      --------      ----       ------      ------

7.2     FOUNDATIONS

7.2.1   Assumed mass of earth resisting         1600          1350       1900         750          20
        uplift (kg/m(3))

7.2.2   Assumed angle to vertical of              30 DEG.       30 DEG.    20 DEG.     30 DEG.     15 DEG.
        frustum of earth resisting uplift

7.2.3   Assumed mass of concrete resisting      2300          1850       2300        1350        2300
        uplift (kg/m(3))

7.2.4   Assumed ultimate earth pressure          370           185       1100         150        2000
        for standard foundation under
        specified loadings, including
        factors of safety (kN/m(2))

7.2.5   Ultimate adhesion value between          0.7           0.7        0.7         0.7         0.7
        galvanised steel and concrete,
        including factor of safety
        (N/mm(2))

7.2.6   Ultimate lateral earth pressure,         100           100        100          --         100
        including factor of safety (for
        chimney design) (kN/m(2)/m)

7.2.7   Ultimate plain concrete bearing         13.8          13.8       13.8        13.8        13.8
        stress (N/mm(2))

7.2.8   Minimum portion of sub loads to be        50%           50%        50%         50%         50%
        allowed for in the design of sub
        cleats

7.2.9   Shear stress in rock (kN/m(2))            --            --         --          --          50

                                       72

8 - INSULATORS 220 kV LINES

                                                    DETAIL
ITEM   DESCRIPTION                                SUSPENSION            TENSION
----   -----------                            ------------------   ------------------

8.1    Insulator Type                         Cap & Pin            Cap & Pin

8.2    Insulator Material                     Glass or Porcelain   Glass or Porcelain

8.3    Minimum No. of units per string        15                   16

8.4    Minimum Spacing                        146 mm               146 mm

8.5    Lightning Impulse                      1050 kV              1050 kV
       Withstand voltage of complete string
       (minimum sea level value)

8.6    Minimum creepage
       distance of String (normal)            5664                 5664 mm*
       (in quarry areas)                      6124                 6125

*    Tension strings shall achieve those values with one unit removed from the string.

                                       73

9 - 220 kV CIRCUIT BREAKER

A Circuit Breaker shall be installed on the outgoing 220 kV line and dedicated for Protection and Control of the Line.

9.1     TYPE

The Circuit breaker shall be of the SF6 type with individual self contained spring operated mechanism.

Emphasis is placed on the need for reliability of design in order to give long continuous service with low maintenance costs. In this respect, spring operated mechanisms are the preferred type.

9.2     RATINGS

1200 A continuous rating and 31.5 kA, 3 sec. Circuit Breaker.

9.3     OPERATING DUTY AND PERFORMANCE

GENERAL

The requirements of IEC 60056 in respect of type tests service operation and the making and breaking of faulty currents shall apply to all types of circuit breakers. Designs shall be suitable for interrupting three-phase ungrounded faults.

(ii)    TEST CERTIFICATES

Circuit breakers shall be covered by test certificates issued by a recognized short-circuit testing station certifying the operation of the circuit breaker at duties corresponding to the rated breaking capacities for the circuit breaker.

The test duty shall not be less onerous than the requirements of the standard.
Test certificates or equivalent shall be submitted with the tender.

(iii)   RATE-OF-RISE OF RESTRIKING VOLTAGE

Where not specifically stated in the test certificates submitted with the
Tender, the Tenderer shall certify that the TRV to which the circuit breaker was subjected during the short circuit tests was the most severe condition that could be imposed by the available test plant for a first phase-to-clear factor of 1.5.

Any device incorporated in a circuit breaker to limit or control the rate of rise of restriking voltage across the circuit breaker contacts shall likewise be to the Engineer's approval and full description of any such device shall be given.

                                       74

(iv)    RECLOSURE DUTY

At 220 kV breakers controlling transmission lines and transformer feeders shall be suitable for high speed single phase and delayed three-phase auto reclosure.

Circuit breakers may be subject to several single shot auto reclosing duty cycles within quick succession upon the occurrence of multiple faults coupled with short reclaim timer settings. The Seller shall state the minimum time interval permissible between each auto reclose duty at rated short circuit current and advise the number of reclosing operations allowable before lockout and maintenance becomes necessary.

The main contractor shall ensure the circuit breaker requirements are embodied in the auto-reclose protection scheme.

(v)     INTERRUPTING DUTIES

In addition to the requirements of IEC 60065 for interrupting terminal faults circuit breakers shall be capable of coping with the interrupting duties produced by the switching of low inductive currents associated with reactors or transformers magnetizing currents, or by the switching of capacitor currents associated with overhead line charging, cable-charging or capacitor banks as may be applicable. Circuit-breakers for these duties shall be of the restrike-free type only.

Circuit breaker shall be capable of interrupting currents associated with short-line faults and the out of phase switching conditions that may occur in service.

The Seller should include a statement of the accumulative breaking capacity which the circuit breakers are capable of before maintenance is required.

(vi)    BREAK TIME

In respect of 220 kV circuit breakers attention is drawn to Clause 14.3.

(vii)   INSULATION CO-ORDINATION

The insulation strength across the open circuit breaker shall be at least 15 per cent greater than the line to ground insulation strength for all impulse, switching surge and power frequency voltage conditions.

9.4     OPERATING MECHANISMS

Circuit breakers mechanisms shall be "trip free" as defined in IEC 60056-1. It is recognized that it may be necessary for contacts to close momentarily prior to opening to ensure satisfactory current interruptions.

Each part of the operating mechanisms shall be of substantial construction, utilizing such materials as stainless steel, brass or gunmetal where necessary to prevent sticking due to rust or corrosion. The overall designs shall be such as to reduce mechanical shock to a minimum and shall prevent inadvertent operation due to fault current stresses, vibration or other causes.

                                       75

An approved mechanically operated indicator shall be provided on each circuit breaker operating mechanism to show whether the circuit breaker is open or closed. Each phase shall incorporate a mechanical indicator or other approved means of position indication where operating mechanism designs do not utilize mechanical coupling between phases.

220 kV circuit breaker mechanisms shall be provided with duplicate trip coils in order to facilitate duplication of trip coil initiation.

Where circuit breakers comprise three independent units as in this case it shall be possible to make independent adjustments to each unit. For three phase operation the three units shall make and break the circuits simultaneously. In the event of any phase failing to complete a closing operation, provision shall be made for automatic tripping of all three phases of the circuit breaker. This scheme shall be inbuilt within the circuit breaker. Indications for operation of this condition shall be indicated locally, remotely and on SCADA.

Power closing mechanisms shall be recharged automatically for further operations as soon as the circuit breaker has completed the closing operation and the design of the closing mechanism shall be such that the circuit breaker cannot be operated inadvertently due to external shock forces resulting from short circuits, circuit breaker operation, or any other cause.

If a circuit breaker closing mechanism is not fully recharged for further operation within a pre-determined time after closing cycle, the mechanism shall be locked out and an alarm initiated.

The circuit breaker shall be provided with slow acting manually powered operating devices for inspection and maintenance purposes only. It shall not be possible to slow close a circuit breaker when in normal service condition.

9.5     OPERATING CUBICLES

Circuit breaker operating mechanism, auxiliary switches and associated relays, control switches, control cable terminations, and other ancillary equipment shall be accommodated in sheet steel vermin-proof and weather proof cubicles.
Where appropriate the cubicles may be free standing.

Cubicles shall be of rigid construction, preferably folded by alternatively formed on a frame work of standard rolled steel sections and shall include any supporting steel work necessary for mounting on the circuit breaker or on concrete foundations.

Bolts or carriage keys shall not be used to secure the panels or doors. All fastenings shall be integral with the panel or door and provision made for locking. Doors and panels shall be rigid and fitted with weather proof sealing material suitable for the climatic conditions specified.

Cubicle shall be well ventilated through vermin-proof louvers comprising a brass gauze screen attached to a frame and secured to the inside of the cubicle.
Divisions between compartments within the cubicles shall be perforated to assist air circulation. In addition, an anti-condensation heater of an approved type shall be provided and controlled by a single pole switch mounted within the cubicle.

                                       76

Access doors or panels shall be glazed where necessary to enable instruments to be viewed without opening the cubicles. The arrangement of equipment within the kiosk shall be such that access for maintenance or removal of any item shall be possible with the minimum of disturbance of associated apparatus.

Circuit breaker control position selector and circuit breaker operating control switches as specified shall be installed in the cubicle. Circuit breaker control from this position will be used under maintenance and emergency conditions only.

An approved schematic diagram of the part of the control system local to the circuit breaker, identifying the various components within the cubicle and on the circuit breaker and referring to the appropriate drawings and maintenance instructions, shall be affixed to the inside of the cubicle access door. The diagram shall be marked on durable non-fading material suitable for the specified site conditions.

                                       77

10 - DISCONNECTORS AND EARTHING SWITCHES

Two 220 kV Disconnectors shall be installed, one on either side of the outgoing
220 kV Circuit Breaker. The disconnectors shall be motorized.

The Disconnector shall be rated at 1200 A, continuous rating and 31.5 kA, 3 sec.
withstand.

The disconnector on the Line side shall be equipped with an Earth Switch, mechanically coupled or interlocked with the main disconnector so that the earthing switch and main disconnector cannot be closed at the same time.

Disconnecting and earthing devices shall be in accordance with IEC 60129.

The disconnectors shall preferably be of the single throw double air break centre rotating post type or of the double rotating post type with single air break and shall be subject to approval. Circuit disconnecting switches shall be rated at 1200 A continuous rating.

Disconnecting switches shall be designed for live operations and will not be required to switch current other than the charging current of open bus bars and connections or load currents shunted by parallel circuits.

Service conditions require that disconnecting switches shall remain alive and in continuous service for periods of up to two years in the climatic conditions specified and without operation or maintenance. The contacts shall carry their rated load and short circuit currents without overheating or welding and at the end of the two year period the maximum force required at the end of the operating handle to open a 3-phase disconnector shall not exceed 340N.

The earthing switch, when in closed position shall be capable of carrying the rated short time current for three seconds without the contacts burning or welding. The Earth Switch shall be interlocked with the Line CVTs such that it shall not be possible to close the earth switch when the line is energized.

Disconnecting devices shall be interlocked with circuit breakers and disconnectors as necessary to prevent the possibility of making or breaking load current.

The Disconnectors and the Earth switch shall be equipped with Electrical
Interlocks to ensure safe operation. Each Disconnector and the Earth Switch shall be equipped with a solenoid which will normally be de-energised thereby mechanically blocking the operation of the Disconnector or the Earth switch.
When all the conditions are right for safe operation of the Disconnector or the
Earth switch, the solenoid shall be energized via a push button switch mounted on the disconnector/earth Switch control box, thereby allowing the Disconnector or Earth switch to be operated to the closed of open position. The solenoid shall only require to be energized at the start of the close or open operation and shall not be required to remain energized in order to complete the close or the open operation.

Operation of the Circuit Breaker shall not be permitted when the associated
Disconnector Switches are under operation. Interlock to be achieved by use of auxiliary switches.

                                       78

Also a mechanical Interlock shall be provided between a Disconnector and the associated Earth Switch.

Disconnector operation mechanisms shall be of robust construction, carefully fitted to ensure free action and shall be unaffected by climatic conditions at site. Mechanism shall be as simple as possible and comprise a minimum of bearing and wearing parts. Approved grease lubricating devices shall be fitted to al principal bearings which are not of self lubricating type. The mechanism shall be housed in a weatherproof enclosure complete with auxiliary switches, terminal blocks and cable gland plates. All steel and malleable iron parts including the supporting steelwork shall be galvanized.

The alignment and timing of primary and secondary contacts shall be achieved with ease. Once achieved, continuous operation of the disconnector without losing the alignment or timing shall be guaranteed.

                                       79

11- VOLTAGE TRANSFORMERS

Voltage transformers shall be of the capacitor type and shall comply with IEC
60044-2 and the requirements of this specification.

Capacitor type transformer shall be suitable for use as line couplers for power line carrier communication systems.

Ratings:
Rated Primary Voltage:     220 kV/[X]3
Rated Secondary Voltage:   110 V/[X]3

The rated Burden and Class shall be suitable for the connected Protection Relays and other devices.

Separate sets of MCBs shall be provided at the CVT for:
Main 1 protection
Main 2 protection
Instruments, disturbance recorder, fault locator, etc.
Check Synchronizer Relay.

The Main 1 Protection and Main 2 Protection circuits shall be segregated in separate multicore cables from the VT to the Protection panels.

A VT failure Alarm shall be provided for each set of MCBs.

Voltage transformers shall be provided complete with galvanized steel supporting structures such that the earthed end of all porcelain insulators is not less than 2440 mm above ground level.

                                       80

12 - CURRENT TRANSFORMERS

Current transformers shall comply with IEC 60044-1 and the requirement of this specification.

Primary winding conductors shall be not less than 100 sq. mm section and shall have a one second short time current rating not less than that of the associated switchgear. Secondary windings of each current transformer shall be earthed at one point only, in the relay panel.

Magnetisation and core loss curves and secondary resistance values shall be provided for each type and range of current transformer.

Ratings:

CT ratio:   1500-800-300/ 1 A, to match the remote end CTs
Core 1:     15 VA, 5p20 for Main 1 Protection
Core 2:     15 VA, 5p20 for Main 2 Protection
Core 3:     15 VA, 5p20 for Back-up Protection and Circuit Breaker
            Failure Protection
Core 4:     15 VA, Cl 0.2 for Energy Metering
Core 5:     For Busbar Differential Protection. Seller to specify to match other CTs in the Differential Scheme

Current transformers for balance protective schemes, including neutral current transformers where appropriate, shall have identical turns ratio and shall have magnetization characteristics to the approval of KPLC for each specific instance. Where an existing balanced protective system is being extended, the
Seller shall ensure that any additional current transformers are correctly matched on the existing equipment.

The Seller shall ensure that the capacity of the current transformer provided is adequate for operation of the associated protective devices and instruments.

The CT cores for Main 1 and Main 2 protection shall be segregated in separate multicore control cables from the current transformer through to the protection panels.

Where double ratios are specified it shall be possible to select either ratio for each winding without alteration to the number of primary turns. A label shall be provided at the secondary terminals of the current transformer indicating clearly the connection required for either ratio. These connections and the ratio in use shall be shown on the appropriate schematic and connector diagram.

The Seller shall provide details of his method of calculating the outputs of the current transformers for each type of protection specified and shall submit calculations for all current transformers for approval by the KPLC before starting manufacture.

                                       81

13 - SURGE ARRESTORS

Surge arrestors shall be the type employing non-linear metal oxide resistors without spark gaps.

Arrestors shall be designed and tested in accordance with the requirements of
IEC 60099-4.

Surge arrestors shall be housed in porcelain insulators designed to withstand extremes of the environment. The insulation shall have a minimum creepage distance of 25 kV/mm. Porcelain shall comply with IEC 60233.

The method of sealing against the ingress of moisture shall be of a type well proven in service and the manufacturing procedures shall include an effective leak test which can be demonstrated to the inspecting Engineer if required.

The internal components of arrestors shall be arranged to minimize radial voltage stresses, internal corona and to ensure minimal capacitative coupling with any conducting layer of pollutant on the outside of the porcelain housing.
Except where approved organic materials are not permitted.

Good electrical contact shall be maintained between resistor blocks, which takes account of any thermal expansion and contraction of the block, mechanical shock during transport and erection, by installing a well proven clamping system.

Good quality control of the manufacturing process of the resistor shall be ensured by rigorous testing procedures. The procedures shall ensure that the characteristics of the blocks area, and will remain within the specified limits when new and throughout the anticipated life of the arrestors. Samples may be selected at random by the Engineer for special tests to be agreed with the manufacturer.

All surge arrestors shall be fitted with a pressure relief diaphragm which shall prevent explosive shattering of the porcelain housing in the event of an arrestor failure and the arrestor shall have been tested according to the high and low current tests specified in IEC 60099-1.

Arrestors shall be supplied complete for installation in an outdoor switchyard including insulating bases and surge counters, one per phase and, if applicable, grading rings. The material used for terminals shall be compatible with that of the conductors to which they are connected.

Each arrestor shall be identified by a rating plate in accordance with the requirements of IEC 60099. In addition an identification mark shall be permanently inscribed on each separately housed unit of a multi-unit arrestor so that units can be replaced in the correct position in the event of them being dismantled.

                                       82

14 - PROTECTION AND CONTROL

14.1   MULTICORE CABLES AND SCHEMATIC DIAGRAMS

Protection and control schemes should, in general be based on the use of a single 1.5 sq.mm [7/0.67 mm] cores. The Multi-core cables shall have steel
Armour for mechanical protection.

This contract includes the preparation of cabling schematic diagrams, showing the approved routing of cores in the various cables, and detailed cable schedules and connection diagrams for all the cables associated with each item of equipment included in the project.

14.2   RELAY GENERAL REQUIREMENTS

All relays shall operate correctly within system frequency limits 47 Hz to 51
Hz.

Relays shall be approved types complying with IEC, shall have approved characteristics, be flush mounted in dust and moisture proof cases and shall comply with IEC 60068 test classification 20/40/40.

Relays shall be of approved construction and shall be arranged so that adjustments, testing and replacement can be effected with the minimum of time and labour. Relays of the hand reset type shall be capable of being reset without opening the case.

Electrically reset tripping relays shall be provided where necessitated by the system of control, such as for those circuits subject to remote supervisory control.

Relay contacts shall be suitable for making and breaking the maximum currents which they may be required to control in normal service but where contacts of the protective relays are unable to deal directly with the tripping currents, approved auxiliary contactors, relays or auxiliary switches shall be provided.
In such cases, the number of auxiliary contactors or tripping relays operating in tandem shall be kept to a minimum in order to achieve fast fault clearance times. Separate contacts shall be provided for alarm and tripping functions.
Relay contacts shall make firmly without bounce and the whole of the relay mechanisms shall be as far as possible unaffected by vibration or external magnetic fields.

Relays, where appropriate, shall be provided with flag indicators, phase coloured where applicable. Flag indicators shall be of the hand rest pattern and shall be capable of being reset without opening the case. Where two or more phase elements are included in one case, separate indicators shall be provided for each element.

All protection relays shall be of the numerical type. The Numerical Relays provided must have facilities to download information to a PC and via a modem, to a remote Location via the available communication system. One PC and associated Software shall be provided. Steps shall be taken to protect the circuitry from externally impressed transient voltages which could reach the circuitry via connections to instrument transformers or the station battery.

The routing of cables should be such as to limit interference to a minimum. Any auxiliary supplies necessary to power solid state circuits shall be derived from the main station battery and not from batteries internal to the protection.

                                       83

Relays with provision for manual operation from outside the case, other than for resetting, will not be accepted.

Relays, whether mounted in panels or not, shall be provided with clearly inscribed labels describing their application and rating in addition to the general purpose labels.

Attention is particularly drawn to the site climate condition and relay designs should be entirely suitable for duty under these conditions.

To minimise the effect of electrolysis, relay coils operating on DC shall be so connected that the coils are not continuously energized from the positive pole of the battery.

Relays shall be suitable for operation on 110 V nominal, 125 float dc systems without the use of voltage dropping resistors or diodes.

The contractor shall provide detailed current transformer requirements for each type of relay.

14.3   FAULT CLEARANCE TIMES

Overall fault clearance times i.e. from fault initiation to arc extinction shall not exceed the following:

       MAXIMUM FAULT CLEARANCE TIME
       -------------------------------------------------------------
       TYPE OF FAULT                          MAXIMUM CLEARANCE TIME
                                              220 kV SYSTEM
       ------------------------------------   ----------------------
       Substation and transformer faults      110 mS

       Line faults

       (a)  Up to 72% of the line length      100 mS
            (i.e. 90% of a distance relay
            Done 1 reach assuming 80%
            Zone 1 setting

       (b)  From 72% to 100% of line length   130 mS
            Plus protection
            Signalling time

These requirements shall be fulfilled under all system conditions including maximum dc current offset and shall include any time delay caused by the use of capacitive voltage transformers.

                                       84

14.4   LINE PROTECTION

14.4.1 DISTANCE PROTECTION

Distance protection for 220 kV lines shall comprise one distance relay installed by OrPower 4 in Olkaria III Substation operating in conjunction with teleprotection channels over fibre optic circuits. The distance Protection shall operate in a permissive overreach mode over a teleprotection signalling channel.

The distance relay shall operate for all types of phase and earth faults.
Separate phase and earth fault distance measuring elements shall be provided.
Common elements with transfer switching arrangements will not be accepted. Phase and earth fault compensation features shall be incorporated to ensure accurate distance measurements for all types of fault and to allow for variation in the path of earth faults on the system.

Zones 1 and 2 shall operate only for faults in the protected direction. Under no circumstances shall the relay operate for reverse faults even when the voltage supplied to the relay falls to zero on all three phases. Details of methods used for polarising relays to deal with faults close to the relaying point shall be provided.

Zone 3 shall not be non-directional and shall be capable of being independently off-set in both directions.

Starting shall be by impedance relays; overcurrent starting will not be accepted. The relay characteristic shall cover the protected line plus the longest line emanating from the remote station taking current infeed into account.

The starting relays shall not operate during maximum power transfer. During single phase to earth fault coinciding with maximum power transfer, only the starting relay associated with the faulted phase shall operate.

The reach of each measuring zone and starting relay shall be individually adjustable by suitable steps across the setting range. The characteristic angle shall be adjustable between approximately 40 and 85 degrees.

Zone 2 and Zone 3 shall have a delay setting range of 0.1 to 1.0 second and 0.5 to 5.0 seconds respectively.

The sensitivity of the protection shall be adequate for definite operation under minimum plant and single outage conditions and shall not exceed 30 per cent rated current. The relay characteristic shall ensure adequate earth fault resistance cover under all conditions.

The operating time of each zone shall be substantially independent of fault current magnitude. The operating times shall be stated in the Schedule of
Particulars and, in addition, curves shall be provided showing the effect of line and source impedance, fault position and operating current on the relay operating time.

                                       85

A feature shall be incorporated to ensure instantaneous tripping in the event that the circuit breaker is closed into a fault on a previously de-energised line. This feature will be enabled by the absence of line voltage with an appropriate time delay.

A monitoring system shall be provided to supervise the voltage transformer supply to each distance relay. I the event of loss of one or more phases, the monitoring system shall inhibit relay operation and initiate an alarm.

The distance relays shall incorporate indicators to show the zone in which the relay tripped, the phases or phases faulted and whether operation was assisted by a teleprotection signal. Indication must not be lost in event of a DC auxiliary supply failure.

In addition to tripping contacts, the protection shall have, contacts for initiating single pole and three pole auto-reclosing, fault locators, fault recorders, signalling and alarms. The protection for the 220 kV feeder shall be suitable for single pole tripping and for use in the single and three phase auto reclosing scheme.

Where appropriate the protection and associated auto-reclose equipment shall incorporated whatever means are necessary to ensure that all measuring and starting elements in the healthy phases of the faulted line and all measuring elements on the parallel circuit remain reset and are unaffected by the currents which flow in the healthy phases and parallel circuit during the single phase reclosure dead time. Additionally, the inter-phase fault measuring elements on the faulted circuit shall be stable in the presence of a heavy close-up earth fault. The methods used to ensure correct stability of healthy phase elements during single phase dead times and during fault conditions shall in no way prejudice the ability of the protection and auto-reclosing scheme to respond to faults during the dead time and reclaim time in the manner described in Clause
14.5.

The distance protection scheme in permissive mode shall include an "echo"
feature to facilitate tripping of the local circuit breaker if a line fault occurs when the remote end disconnector is open or the remote end distance relay has not started. Suitable timers shall be included to prevent continuous carrier send when the circuit breaker is open and to remove the "echo" signal after a time, sufficient for tripping to occur, has elapsed.

The distance protection shall remain in service while the line disconnector is open so as to afford instantaneous protection to the primary connections on the busbar side of the line disconnector. For this purpose line disconnector auxiliary switches shall be used to isolate the CVT connections to the distance relay.

POWER SWING BLOCKING

The 220 kV distance relays shall incorporate power swing blocking Function
Function Characteristic, Power swing blocking shall encompass and be concentric with the distance relay impedance starter or zone 3 characteristic. Similarly where it is possible to shape the zone 3 or starter characteristic the power swing blocking Function characteristic shall also be capable of similar shaping.

Where zone 3 is set reverse looking as directional mho, the power swing blocking outer characteristic shall be capable of being set concentric with the zone 2 mho characteristic.

                                       86

Facilities shall be provided to block zones 1, 2 and 3 of the distance relay as required.

Blocking logic shall be derived by determining the time taken for the apparent impedance of the power swing locus to pass from the characteristic of the power swing to the distance relay starter characteristic. Blocking shall not take place until the apparent impedance has passed through the characteristics and the time has expired.

The associated time delay relay shall have a setting range of 50 - 250 msecs.

The setting range of the power swing function characteristic angle shall at least be adjustable over the same range as the distance relay zone 2 or zone 3 characteristic.

Reset times shall be short to ensure the distance relay reverts to its normal role as soon as possible following a power swing.

Power swing blocking shall be inhibited if an earth fault occurs during a power swing.

If the associated VT supplies are lost due to VT failure the power swing blocking Function shall not operate.

DIRECTIONAL EARTH FAULT RELAY

To achieve discriminate clearance of high resistance earth faults, the distance protection specified in Clause 14.4.1 shall be supplemented by an in-built directional earth fault [DEF] function operating in conjunction with teleprotection channels over multiplexed fibre optic links in a permissive overreaching transfer trip of blocking mode selectable on site. At 220 kV, the two DEF relays shall preferably be provided by different manufacturers.

The protection shall utilise different teleprotection channels to the distance protection specified in Clause 14.4.1.

DEF relays shall be polarised by zero sequence voltage. The relay sensitivity shall be adjustable between approximately 5 and 20% rated current. A relay characteristic angle of 60 degrees is preferred but alternative angles will be considered.

To prevent maloperation under current reversal conditions, during fault clearance on the parallel circuit, the scheme shall include time delay relays or other suitable means.

An adjustable time delay relay shall be provided to allow distance protection to operate before the DEF relay for earth faults having values of arc resistance which lie with the relay Zone 1 characteristic. A further time delay adjustable from 0-10 seconds shall be provided to enable the relay to provide remote back-up protection for high resistance faults independently of carrier equipment. Auto reclosing shall be blocked in this case. It shall be possible to selectively enable to disable the DEF Back-up function.

The DEF scheme in permissive mode shall include an "echo" feature to facilitate tripping of the local circuit breaker if a line fault occurs when the remote end disconnector is open or when the remote end DEF function has not started.
Suitable timers shall be included to prevent continuous carrier send when the circuit breaker is open and to remove the "echo"

                                       87

signal after a timer, sufficient for tripping to occur, has elapsed. The echo signal shall not be initiated by a single pole trip.

Selection facilities are required to either block or allow initiation of three pole delayed auto reclose as desired.

14.5   220 kV AUTOMATIC RECLOSING

Three pole and/or single pole, single shot repetitive auto-reclosing equipment shall be provided for 220 kV overhead line circuit breakers.

The scheme shall be specifically designed for substation layouts in which two circuit breakers are associated with a single line end. Suitable logic shall be included to enable the scheme to function as specified if one of the associated circuit breakers is inoperable for any reason, and to prevent simultaneous three pole reclosing of the circuit breakers.

Reclosure shall be initiated following tripping by the distance relay operating in Zone 1 or in conjunction with teleprotection receive signal. Three pole delayed auto-reclosing shall also be initiated by the directional earth fault protection. Reclosure shall not be initiated in the event of a three phase fault, nor any type of fault in the second or third back-up zones, nor when a direct overtripping signal is received, nor when the circuit breaker is closed onto a fault on a previously de-energized line. The following modes of operation shall be selectable by means of a switch or switches:

(a) Single pole, high speed, auto-reclose. Auto-reclose shall be only initiated in the event of a single phase to earth fault. All other types of faults shall result in three phase tripping without auto-reclosing.

(b) Three pole delayed reclosing. Delayed reclosing shall only be initiated in the event of a single phase or two phase fault. Three phase faults shall result in tripping without auto-reclosing.

(c) Single pole, high speed and/or three phase delayed, auto-reclosing as appropriate. Single pole, high speed auto-reclosing shall be initiated only in the event of a single phase-earth fault and delayed reclosing initiated in the event of a two phase fault. Three phase tripping without re-closing shall rake place for three phase faults.

(d) No auto reclosing. Three phase tripping without auto-reclose shall take place for any type of fault.

If a second earth fault occurs during the single pole auto-reclose dead time, three phase tripping with subsequent delayed three pole auto-reclose shall take place. If the auto-reclose selector switch is in the single pole reclose mode, three phase tripping with lockout should follow.

The high speed and delayed reclosing dead times have to be co-ordinated with the equipment being provided at the remote substation. Tentative ranges are as follows:

High speed single pole reclose dead time - 0.3 to 3 seconds
Delayed three pole reclose dead time     - 3 to 30 seconds

                                       88

The reclaim time i.e. the time period following the automatic reclosing of the circuit breaker, during which further faults result in three phase tripping and lockout, shall be chosen to match the duty cycle of the circuit-breakers, assuming the shortest available dead time is chosen. The reclaim time shall not, however, be less than five seconds, and the reclaim time range shall extend to
180 seconds. (The reclaim time commences at the instant the reclose command is given to the circuit breaker and, therefore, includes the circuit breaker closing time).

The closing command shall be limited to two seconds, after which time the reclosing equipment shall be automatically reset without resetting the reclaim timer. The reclosing equipment shall also reset if dead line check or synchronism check conditions are not satisfied within a predetermined time of the check relays being energized.

A counter shall be provided to record the number of reclosures.

Reclosing schemes shall include voltage monitoring and check synchronising relays as appropriate.

For dead line charging, voltage monitoring relays shall check the condition of the line and busbar and permit three pole reclosing only when the line is de-energised and the busbar is energised. The line is considered to be de-energised when the voltage is less than twenty percent of rated voltage, and the busbar is considered to be energised when the voltage is greater than eighty percent of rated voltage.

(A signal shall be provided from the dead line check relays for interlocking of the line earth switches to prevent the switches being closed onto a live line).

When a voltage is present on both sides of a circuit breaker, the synchronism check relay shall monitor the magnitudes of the two voltages across the open circuit breaker and the phase angle and slip frequency between these voltages.
Closing shall only be permitted when these are within prescribed limits.

Check synchronising relays shall comply with the requirements of Clause 14.2.
The same relays may be used as for manual closing.

14.6    BACK-UP OVERCURRENT

Inverse definite minimum time overcurrent and/or earth fault relays shall be provided where specified. They shall be of Numeric type and shall have a standard inverse characteristic according to IEC 60255.

Relays should have adjustable settings for both operating current and time, the design of the relay being such that the setting adjustments can be carried out on load without taking the relay out of service. The range of current settings for phase faults shall be 50-200 per cent of rated current with tappings no longer than 25 per cent intervals and the time multiplier setting shall be in steps of 0.025.

                                       89

The relays shall be thermally rated such that the operating time of the relay at the highest practical current levels on any combination of current and time multiplier settings shall not exceed the thermal withstand time of the relay.

14.7    BREAKER FAILURE PROTECTION

Breaker failure protection shall be included for the 220 kV circuit breaker.

The breaker failure protection on a circuit breaker shall be initiated by all the other protection devices which normally initiate tripping of that breaker.
In the event of the circuit breaker failing to open within a pre-selected time, the breaker failure protection shall instigate tripping of all adjacent circuit breakers. It shall also incorporate provision for initiating tripping of any remote infeeds, via teleprotection channels over fibre optical communication
Links, as appropriate.

The position of each circuit breaker shall be monitored by two sets of current relays fed from the back-up protection current transformers. The relay outputs shall be connected in series in a "two out of two" arrangement. The relays shall have an operating time of approximately 10 msecs, and a consistent rest time of less than 15 msecs. The relays shall be capable of remaining in the operated position continuously and carrying twice the circuit rated current continuously.

The operating time of the breaker failure protection shall be selected by means of timers with ranges of 50 to 500 msecs. There shall be two timers per circuit breaker. The timer tripping outputs shall be connected in a "two out of two"
arrangement and shall energise both tripping coils of the adjacent circuit breakers. The timers shall be of static numeric design to minimise our travel.

The circuit Breaker Failure Protection Relay or Scheme employed shall be able to employ both the Current Check and the Circuit Breaker Closed Status Criterion
for correct operation of the Circuit Breaker Failure Protection.

Initiation and Tripping of the Circuit Breaker Failure Protection shall be interlocked with the Circuit Breaker busbar disconnectors and the 220 kV Power
Transformer Isolator. The Circuit Breaker Failure Protection Contacts for
Tripping and initiating Breaker failure schemes for adjacent as well as remote
Circuit Breakers shall be self reset. Circuit Breaker Lock-out Relays shall however be electrically reset.

Incoming Breaker Failure Direct Inter-tripping commands from the remote substation shall be interlocked with the status of the bay disconnector. The
D.T.T. command shall not trip the circuit breakers if the bay disconnector is in open position.

14.8    DISTURBANCE RECORDER AND FAULT LOCATOR

The 220 kV feeder shall be monitored by a disturbance recorder to record graphically the currents and voltages during fault conditions as well as the operation of protective relays.

The following facilities should be provided:

[a]     Analogue channels to record voltages and currents.

                                       90

[b]     Digital channels to record chronologically relay operations.

[c]     Alarm contacts to indicate "disturbance recorder operating" and
        "disturbance recorder failure" in the Control Room.

[d]     Pushbutton to manually initiate recording of currents and voltages as well as the digital signals.

[e]     Memory for recording currents and voltages ten cycles prior to the occurrence of the fault.

[f]     Provision to adjust the recording period to cover a
        trip-autoreclose-trip cycle.

[g]     Device which records the precise time of the occurrence of the fault to the nearest milli-second.

The disturbance recorder shall be a numerical device and shall have adequate memory to store a large number of events.

The memory capacity supplied shall equal what is generally available in the market at the time of tender from leading manufacturers of disturbance recorders.

FAULT LOCATION:

The disturbance reorder shall be a distance to Fault Location Facility. The distance to fault shall be displayed in kilometres of line length on the
Disturbance Recorder LCD Display.

14.9    TRIPPING RELAYS

A Self reset Trip Relay shall be provided for each phase. This shall be of the heavy duty type suitable for panel mounting.

A Lockout, Electrically reset Trip relay shall be provided for the line protection.

Relay operating time shall not exceed 10 ms from initiation of trip relay operating coil to contact close.

14.10   AUXILIARY VOLTAGE OPERATING RANGE

DC relays, coils, elements, etc. will be operated from a 110 V rated DC battery, which under float charging conditions operates at 120 volts. DC operated relays, coils, elements, etc. shall be suitable for operation over a voltage range of
121 to 88 volts i.e. 110V-20% +10%.

14.11   PROTECTION SETTINGS

Relay settings for all unit type protective schemes and for distance relay shall be submitted to KPLC prior to commissioning of the Olkaria III substation and
Transmission Interconnector for approval. Settings shall also be provided for those relays and other equipment provided under this Section of the Contract which do not require an intimate knowledge of existing relay settings e.g.
circuit breaker fail relays. Details calculations shall be provided supporting the recommended settings.

The back Overcurrent and Earth Fault Relays shall be set using Normal Inverse
Time-Current characteristics for IEC 60255 or BS 142. The Relay shall be set to ensure coordination with other relays existing at Olkaria II substation.

                                       91

14.12   220 kV CONTROL PANEL

One panel shall be installed at Olkaria III Control room. The control panels shall be equipped with the following equipments and devices:

A mimic of the Switchyard design incorporating the following:

Illuminating discrepancy control switches for circuit breaker and motorised disconnector. Semaphore indicators for the hand operated disconnector and Line
Earth switch.

Override/On/Off key selector switch for the 220 kV Circuit Breaker.

Control selector switch for Supervisory/Remote control of circuit breaker and motorised disconnector.

Multi-way alarm Annunciator Relay, complete with accept, reset and lamp facilities. The Annunciator Relay shall provide for all alarms required for the
220 kV Line Protection.

Instruments for 220 kV Line
MW meter:
MV Ar meter:
Ammeter:
Voltmeter with selector switch.

14.13   PROTECTION RELAY PANELS

Three Protection panels shall be provided as follows:

Main 1 Protection
Main 2 Protection and Back-up Protection
Circuit Breaker Failure Protection and Autoreclose Relay. Trip Relays and Trip
Circuit Supervisory to be located in this panel.

110 V DC CHARGER AND BATTERIES

Duplicate sets (A & B) of 110 V DC Charger and batteries shall be provided and installed in Olkaria III Control Room.

The Charger and Batteries shall be appropriately rated for the required
Protection and Control duties. Distribution Board with appropriate switchgear shall be provided.

48 V DC CHARGER AND BATTERIES

Duplicate sets (A & B) of 48 V DC Charger and batteries shall be provided and installed in Olkaria III Control Room.

The Charger and Batteries shall be appropriately rated for the required communication duties. A distribution Board with appropriate switchgear shall be provided.

                                       92

415 V AC AUXILIARY SUPPLY

415 V AC Distribution Board shall be provided at Olkaria III with adequate outlets for the required applications

Two sources shall be connected to the Board through an Automatic Change-over system.

Intentionally blank

14.14   OPGW, COMMUNICATION EQUIPMENT AND SCADA REQUIREMENTS

This section covers the Summary of Supply and Installation of communications, telephones, tele-protection and SCADA equipment for the efficient supervision, control, operation and maintenance of the transmission system.

COMMUNICATION SYSTEM

Optical fibre communication link is required from Olkaria III substation to
Olkaria II substation. At Olkaria II it shall be integrated by KPLC into the existing communication System to Nairobi North and to the National Control
Centre.

The optical fibres shall be optical ground wire (OPGW) to be installed on the
220 kV Interconnector from Olkaria III to Existing Olkaria II Substation.

The system shall consist of 12-Fibre, dual window single mode fibre in accordance with the ITU (T) recommendations OPGW over the transmission line route.

SDH STM-1 optical terminal equipment

Communication equipment of Olkaria II end will be located in existing Olkaria II substation control room.

SDH STM-1 multiplexing equipment providing protection. SCADA and voice communications, including all necessary interface cards. This will provide for new protection. SCADA and voice signals installed under this project as well as any existing services which the client required to be carried on the optical fibre.

Lead in cable at Olkaria III Substation connecting the PGW to the terminal equipment.

DC power supplies by KPLC and OrPower 4 each at its side.

Spare fibres will be terminated in the building in such a way as to facilitate their future use.

TERMINAL EQUIPMENT

The terminal equipment for the Fibre Optical Communication link shall be installed at Olkaria III substation. This shall allow connection of Data for
SCADA, Speech and Teleprotection Signals to Olkaria II substation. This equipment shall match the Interface Equipment at Olkaria II to allow integration by KPLC into the existing communication system at Olkaria II and hence to
National Control Centre located at Juja Rd Substation in Nairobi, to provide mounted in enclosed buildings at Olkaria III. No intermediate repeaters will be used.

                                       93

LINE DIFFERENTIAL PROTECTION

This will use dedicated fibres.

SPEECH EQUIPMENT

A PABX exchange equipment already existing at Olkaria II. It's proposed to connect two extensions from this exchange to Olkaria III substation through the proposed communication link. However in case the equipment at Olkaria II requires expansion to accommodate the additional telephone extension, this shall be carried out by KPLC. Seller shall provide the telephone sets at Olkaria III.

REMOTE TERMINAL UNITS

A Remote Terminal Unit RTU shall be installed at Olkaria III Substation for purposes of Supervisory or the Substation as well as the control of the substation Equipment.

The Philosophy of Status, Alarms, Control and Measurements connected to SCADA
i.e. type and Numbers shall be followed, and mutually agreed by the parties.

The RTU shall be microprocessor bases and capable of handling all the facilities at Olkaria III Power Station and Substation.

All status inputs whether events or alarms of at leas 20 milliseconds duration must be captured and no power system data lost. The RTUs supplied must be totally compatible, and capable of being integrated with the existing system.
The new RTU supplied under this contract shall support multiple protocols. As a minimum requirements, they shall fully support the protocol used by the existing
SINDAC RTUs and also the IEC 870-5-101 protocol to enable them to be connected to a different master station in the future.

The Seller shall state all the protocols supported by the RTU they propose to install and the means by which the protocol used by the RTU can be changed at a later date.

In the event of loss of dc to the RTU, internal battery back-up shall be required to maintain any volatile memory for several hours. However for system that require reloading of the RTU memory for whatever reason the procedure should be simple without the need for sophisticated loading or test equipment.

For the purposes of RTU testing, self diagnosing facilities should be incorporated and visual indication, by means of light emitting diodes (LEDs), of fault conditions shall be required.

A SCADA interface Marshalling cubicle shall be supplied to interface all power system data i.e. status indication alarms, analogues, interposing relays for control outputs, etc. to the RTU. This cubicle shall also house transducers for analogue inputs and interposing relays for control outputs.

48 volts DC power supplies shall be supplied to power the RTU, interposing relays, telephones equipment.

                                       94

SCOPE OF WORK

The contractor shall include detailed system design, manufacture, supply, installation, testing, commissioning, remedying of defects, maintaining the works during the defects liability period and any incidental work necessary for the proper completion of the work in accordance with this contract.

Detailed requirements are as follows:

System design - the system design and preparation of contractor's drawings to approval of the Engineer

Supply and installation of fibre optic lead-in cables including mounting hardware and splicing

Supply and installation of lead in cables to the equipment terminals.

Supply and installation of fibre optic terminal and multiplexing

Supply and installation of supervisory management system and cabling to the relevant distribution frame(s)

Supply and installation of DC power supplies in Olkaria III only.

Factory testing of the terminal equipment and supervisory prior to delivery of
OrPower 4 supplied equipment.

Testing and commissioning of the systems up to the terminal equipment in Olkaria
II.

Multiplexed signals for permissive and direct inter-trips for the 220 kV circuits.

CONTROL ROOM

A Control Room shall be constructed to house Protection and Control panels as well as communications equipment and Auxiliary supply equipment belonging to
KPLC.

The Control Room shall have the following areas:

Protection Panels area
Communication equipment area
110 V & 48 V DC Charger area
110 V & 48 V DC Battery area

The designated areas shall be approximately sized to accommodate the respective equipments.

                                       95

                           PART D: METERING EQUIPMENT

1.      METERING SYSTEM

(a)     KPLC shall, at its expense, procure and provide to the Seller the back-up metering equipment (the "Back-Up Metering Equipment") for the
        Early Generation Facility and the Plant, and the Seller shall install the same for KPLC and once the Seller has installed the system KPLC shall own and maintain it. The Seller shall, at its expense, procure, install, own and maintain the principal metering equipment (the "Main
        Metering Equipment") for the Early Generation Facility and the Plant.

(b)     KPLC shall provide and install a strip chart recorder and shall make a continuous recording of the Net Electrical Output and Reactive Power.
        Such Net Electrical Output and Reactive Power shall be recorded on appropriate magnetic media or equivalent, which recording shall be used to compute adjustments to the Capacity Payments as provided by Schedule
        5. Upon installation, such strip chart recorder shall constitute a part of the Metering System.

(c)     The metering points to record the MWh and Mvarh exchange between the
        Seller and KPLC shall be shown on Figures 3 and 4. The current and voltage transformers will measure current and voltage on the outgoing high voltage terminals of the step-up transformer of the Early
        Generation Facility and of the step-up transformers of the Plant. Where the Early Generation Facility does not have step up transformers then the current and voltage transformers will be located as close to the
        Interconnection Point as possible. The meters owned by KPLC will be located within the switchyard in a building housing all marshalling cubicles, control and metering panels and communication equipment. Any photographic facilities will be provided by the Seller as part of the verification process for monthly meter readings.

(d)     The Main Metering Equipment and the Back-Up Metering Equipment
        (collectively called the Metering System) shall be to a mutually agreed international standard providing a measured accuracy of +/- 0.2% for each individual component.

2.      INSTALLATION OF METERING SYSTEM

(a)     Subject to Section 2(b), the Seller shall, at its expense, install the
        Metering System on the Early Generation Site and the Site at locations to be agreed upon by the Parties, and upon completion convey to KPLC all right, title and interest in the Back-Up Metering Equipment free of all charges and encumbrances. Prior to the installation by the Seller of the
        Metering System, the Seller will deliver to KPLC the protection scheme and the metering plan of the Early Generation Facility and the Plant for
        KPLC's approval. KPLC will provide written comments on the protection scheme and the metering plan within thirty (30) days of their receipt.
        The Seller will incorporate KPLC's comments received during such thirty
        (30) day period into the protection scheme and the metering plan and deliver final copies to KPLC. KPLC will approve the final scheme and plan within fifteen (15) days or notify the Seller that it does not approve the scheme and plan, giving its reasons therefor. If KPLC does not give reasons for not approving the scheme and plan within such fifteen (15) day period, KPLC shall be deemed to have approved such scheme and plan. Upon

                                       96

        approval by KPLC, the Seller will complete the design and commence installation of the Metering System. Such installation shall be completed not later than fifteen (15) days prior to the scheduled date to begin initial testing of the Early Generation Facility or the Plant.
        The Seller shall provide KPLC with thirty (30) days advance notice of, and KPLC shall have the right to observe and inspect, the installation of the Metering System. KPLC shall be notified not less than fifteen
        (15) days prior to, and shall have the right to observe, the installation of the Back-up Metering Equipment by the Seller.

(b)     If the Back-up Metering Equipment is not provided to the Seller by KPLC, at a reasonable time taking into account the Construction Programme, then KPLC shall reimburse the Seller for all reasonable expenses incurred by the Seller for the acquisition of the Back-up Metering
        Equipment. Together with an invoice for reimbursement, the Seller shall provide reasonable documentation of the expenses incurred for the purchase of the Back-up Metering Equipment. Payment shall be due along with the first scheduled payment made pursuant to Clause 11.

                                       97

                             PART E: DELIVERY POINT

The Delivery Point for the Early Generation Facility is at the early generation
33 kV generating bus as shown on Figure 3.

The delivery point for the Plant is the OrPower side of the Line Disconnector
LD-3 as shown on Figure 4.

                                       98

                             PART F: RATED CAPACITY

The Rated Capacity of the Plant and of each Unit shall be:

              Capacity in MW (at reference conditions
              (see Note (1)), measured by the Metering System)   Comments
              ------------------------------------------------   --------
Plant                                48.0
Unit Number
Unit 1                                4.0                        Note (2)
Unit 2                                4.0                        Note (2)
Unit 3                                3.0                        Note (2)
Unit 4                              12.33
Unit 5                              12.33
Unit 6                              12.33

Notes:

     1.   Reference Conditions are specified in Part A of Schedule 2.

     2.   Already tested as part of the Early Generation Facility.

                                       99

                                    FIGURE 1

                             GENERAL MAP OF THE AREA

                                 (See Page ____)

                                       100

                                    FIGURE 2

                            MAP SHOWING LICENCE AREA

                                 (See Page ____)

                                       101

                                    FIGURE 3

                       EARLY GENERATION FACILITY DRAWINGS

                                 (See Page ____)

                                       102

                                    FIGURE 4

                                  PLANT DRAWING

                                 (See Page ____)

                                       103

SCHEDULE 3: MAINTENANCE ALLOWANCES OF THE EARLY GENERATION FACILITY AND THE
PLANT

     Early Generation Facility (at 12 MW)                     Plant (at 48 MW)
---------------------------------------------   ---------------------------------------------
Contract   Contracted      Annual Scheduled     Contract   Contracted     Annual Scheduled
  Year      Capacity    Maintenance Allowance     Year      Capacity    Maintenance Allowance
              (kW)           EGSMA (kWh)                      (kW)            SMA (kWh)
--------   ----------   ---------------------   --------   ----------   ---------------------

   1         12,000           2,016,000             1        48,000           8,410,000
   2         12,000           2,016,000             2        48,000           8,410,000
   3         12,000           2,016,000             3        48,000           8,410,000
   4         12,000           2,016,000             4        48,000           8,410,000
   5         12,000           2,016,000             5        48,000           8,410,000
   6         12,000           2,016,000             6        48,000           8,410,000
   7         12,000           2,016,000             7        48,000           8,410,000
   8         12,000           2,016,000             8        48,000           8,410,000
   9         12,000           2,016,000             9        48,000           8,410,000
   10        12,000           2,016,000            10        48,000           8,410,000
   11        12,000           2,016,000            11        48,000           8,410,000
   12        12,000           2,016,000            12        48,000           8,410,000
   13        12,000           2,016,000            13        48,000           8,410,000
   14        12,000           2,016,000            14        48,000           8,410,000
   15        12,000           2,016,000            15        48,000           8,410,000
   15        12,000           2,016,000            15        48,000           8,410,000
   17        12,000           2,016,000            17        48,000           8,410,000
   18        12,000           2,016,000            18        48,000           8,410,000
   19        12,000           2,016,000            19        48,000           8,410,000
   20        12,000           2,016,000            20        48,000           8,410,000

The Contracted Plant Capacity is the result of the Appraisal Works.

The Annual Scheduled Maintenance Allowance for the Early Generation Facility and
for the Plant, EGSMA and SMA, set forth in this Schedule shall be converted into a Scheduled Maintenance Allowance for each month, EGSMA(p) and SMA(p), during such Contract Year using the planned maintenance programme notified by the
Seller to KPLC in accordance with

                                       104

Clause 9.3 of this Agreement such that the total of monthly allowances for such
Contract Year will equal the Annual Scheduled Maintenance Allowance for such
Contract Year. The Scheduled Maintenance Allowance for each month shall be used in the calculation of the Capacity Payment for such month in accordance with
Schedule 5. The Annual Outage Allowance for the Early Generation Facility (EGOA)
shall be set as zero point zero eight (0.08) or eight percent (8%), and the
Annual Outage Allowance for the Plant shall be set as zero point zero four
(0.04) or four percent (4%). This shall be used in the calculation of
Unscheduled Maintenance Allowance as set out in Schedule 5.

For the Early Generation the Contract Year 1 starts at the Early Generation
Commercial Operation Date and for the Plant the Contract Year 1 starts at the
Full Commercial Operation Date.

                                       105

                             SCHEDULE 4: PROCEDURES

                  PART A: COMMISSIONING AND TESTING PROCEDURES

1.      TESTS PRIOR TO SYNCHRONISATION OF EACH UNIT

Prior to the first synchronisation of each Unit and again after the installation of the Early Generation Facility Units at the Plant Site, the Seller shall carry out the following tests:

(a)     automatic voltage regulator setting and adjusting in stand-still condition and with the generator running at no load;

(b)     turbine governor control checks, including an overspeed test;

(c)     functional testing and timing of high voltage switchgear in the switchyard of the Early Generation Facility and the Plant; and

(d)     the Seller and KPLC shall verify that all protection level settings are as agreed, and shall complete injection tests to verify the operation of the protection relays, equipment and switchgear.

Where the Site and Temporary Site are at the same place and the Units of the
Early Generation Facility have not been disturbed during the installation of the
Plant then the Units of the Early Generation Facility shall not be required to repeat the Unit Commercial Operations Tests.

2.      TESTS AFTER SYNCHRONISATION OF EACH UNIT AND UNIT COMMERCIAL OPERATIONS
        TESTS

(a)     After first synchronising each Unit, initial operational testing of each
        Unit shall be conducted by the Seller. Once the Seller is satisfied that each Unit is capable of continued reliable operation, the Seller shall so notify KPLC in accordance with Clause 7 of this Agreement and carry out the following tests (the "Unit Commercial Operations Tests"), which if the Unit satisfies the minimum performance criteria therefore, will result in the Unit having satisfied that test.

        (i)   Capacity Demonstration Test;

        (ii)  turbine governor operation;

        (iii) reactive capability;

        (iv)  minimum load capability;

        (v)   response of plant to step load changes.

(b)     Minimum performance criteria for the Unit Commercial Operations Tests are set out below.

                                      106

(i)      CAPACITY DEMONSTRATION TEST.

During the period of the Capacity Demonstration Test, the capacity of the Unit will be demonstrated in the Demonstration Test, the capacity of the Unit will be demonstrated in the following manner:

        o     the Unit shall be in operation at Rated Capacity with normal auxiliaries and Geothermal Reservoir load;

        o     the Seller will declare to KPLC the commencement of the test and will record the reading of the Metering System;

        o     the test duration will be six (6) hours and at the end of this period the Seller will record the new reading of the Metering
              System. The Capacity as determined by such test shall be the difference between the reading taken at the end of the sic (6)
              hour period and the reading taken at the beginning of such period, divided by six (6); provided, that the Capacity shall not be considered to have been established unless the result of such determination is equal to or greater than the minimum criteria for such test set forth below.

During Commissioning and the Operating Period the Capacity will be determined by measuring the output at the outgoing busbars of the Unit through the Metering
System. Tests will be based on relevant American Society of Mechanical Engineers standard ASME power test codes and IEC standards using plant instrumentation and the Metering System. Test results shall be corrected to the "Reference
Conditions", specified in Schedule 2, Part A using the correction curves from
Figure 5 attached to this Schedule.

The Unit will have satisfied this test if it is demonstrated that the Capacity of the Unit is greater than 70% of the Rated Capacity of each Unit at the date of this Agreement provided that if at least 90% of Rated Capacity has not been achieved within three (3) months of the date of the test, the Unit shall be deemed to have failed the Capacity Demonstration Test and the Seller shall not be entitled to receive any further Capacity Payments until the Unit achieves at least 90% of the Rated Capacity at the date of this Agreement.

(ii)    TURBINE GOVERNOR OPERATION

The operation of each turbine will be demonstrated over the range of ninety five percent (95%) to one hundred and five percent (105%) of rated speed.

(iii)   REACTIVE CAPACITY

Tests will demonstrate the capability of the Units to operate stably at rated voltage and frequency at power factors and under reactive conditions as follows:

100% output   0.95 Leading Power Factor
100% output   0.85 Lagging Power Factor

The Unit shall meet the manufacturer's published curves at zero load.

                                      107

(iv)     MINIMUM LOAD TESTS

Each Unit shall prove its capability to operate stably at fifty percent (50%) of the Capacity demonstrated in its Capacity Demonstration Test for a period of one
(1) hour with all other Units shut down and all normal auxiliaries in operation.

(v)     STEP LOAD CHANGE TESTS

Each Unit shall undergo a test which demonstrates in capability to change load in steps of up to 10% of operating load. At the start of each test the Unit shall be operated at approximately 50% of maximum output for a continuous period of five (5) minutes. The load shall be increased to 55% in one step. The unit shall have passed the test if it immediately responds to the change in load and maintains 55% load for a further five (5) minutes.

3.      EARLY GENERATION FACILITY AND PLANT COMMERCIAL OPERATIONS TESTS

(a)     Following satisfactory completion of the Unit Commercial Operations
        Tests for all Units, the Seller shall carry out on the Early Generation
        Facility or the Plant the Early Generation Commercial Operations Tests
        or the Plant Commercial Operations Tests as the case may be. The Seller shall notify KPLC of its intention to carry out such tests in accordance with Clause 7 which, if the Early Generation Facility or the Plant as the case may be satisfies the minimum performance criteria thereof, will result in the Early Generation Facility or the Pant as the case may be having satisfied that test. These tests are:

        (i)   Contracted Capacity Test;

        (ii)  Reliability Run Test;

        (iii) Unit Trip Test;

        (iv)  Standby Supplies Test; and

        (v)   Environmental Tests.

(b)     The minimum performance criteria for the Early Generation Commercial
        Operations Tests or the Plant Commercial Operations Tests as the case may be are:

(i)     RELIABILITY RUN AND CONTRACTED CAPACITY

Upon completion of the Reliability Run Test prerequisites as included below the
Seller shall declare to KPLC the commencement of the Reliability Run Test.
During the period of the Reliability Run Test, the Contracted Capacity of the
Early Generation Facility or the Plant as the case may be will be determined in the following manner:

        o     The Early Generation Facility or the Plant as the case may be shall be in operation in full output with normal auxiliaries and
              Geothermal Reservoir load;

        o     The Seller will declare to KPLC the commencement of the test and will record the reading of the Metering System;

                                      108

        o     The test duration will be six (6) hours and at the end of this period the Seller will record the new reading of the Metering
              System. The Capacity as determined by such test shall be the difference between the reading taken at the end of the six (6)
              hour period and the reading taken at the beginning of such period, divided by six (6); provided, that the Contracted Capacity shall not be considered to have been established unless the result of such determination is equal to or greater than the minimum criteria, corrected to "Reference Conditions" for such test as set forth below:

(ii)    CONTRACTED CAPACITY

During Commissioning and commercial operations the Contracted Early Generation
Capacity or Contracted Plant Capacity will be determined by measuring the output at the Metering Point of the Early Generation Facility or the Plant as the case may be through the Metering System. Tests will be based on relevant American
Society of Mechanical Engineers standard ASME power test codes and IEC standards using plant instrumentation and the Metering System. Test results shall be corrected to the "Reference Conditions" specified in Schedule 2, Part A using the correction curves from Figure 5 attached to this Schedule.

In the event the Contracted Early Generation Capacity Test carried out during
Commissioning to enable the Early Generation Commercial Operation Date to occur demonstrates that the Contracted Early Generation Capacity is greater than ninety five percent (95%) but less than one hundred percent (100%) of the amount shown as the Early Generation Facility Contracted Capacity at the date of this
Agreement then the Contracted Capacity shall be adjusted to such lesser amount.

In the event the Contracted Plant Capacity Test carried out during Commissioning to enable the Full Commercial Operation Date to occur demonstrates that the
Contracted Plant Capacity is greater than seventy per cent (70%) but less than one hundred percent (100%) of the amount agreed or determined by the Parties pursuant to Clause 5, the Contracted Plant Capacity shall be adjusted to such lesser amount provided that if at least 90% of Rated Capacity has not been achieved within three (3) months of the date of the test, the Plant shall be deemed to have failed the Contracted Plant Capacity Test and the Seller shall not be entitled to receive any further Capacity Payments until the Plant achieves at least 90% of the Rated Capacity agreed or determined pursuant to
Clause 5.

(iii)   RELIABILITY RUN

A reliability run for the Early Generation Facility or the Plant as the case may be will be carried out as part of the Commissioning tests. The run will be for a period of thirty (30) days and will include seventy-two (72) continuous hours at one hundred percent (100%) base load (i.e. maximum continuous rating at the prevailing ambient temperatures). The output during the remaining hours of the test will be as requested by KPLC in accordance with Clause 8.3. The test shall have been satisfactorily completed only if the Early Generation Facility or the
Plant as the case may be experiences no more than five events which prevent the
Early Generation Facility or the Plant as the case may be from delivering its
Contracted Capacity and no single event shall exceed five (5) hours. For the purposes of this clause only a condition on KPLC's System which restricts delivery of electrical energy from the Early Generation Facility or the Plant as the case may be shall not be considered one of the five (5)

                                      109

allowable events. Test results shall be corrected to the "Reference Conditions", specified in Schedule 2, Part A using the correction curves from Figure 5 attached to this Schedule.

(iv)    UNIT TRIP TEST

Tests shall demonstrate the ability of the Early Generation Facility or the
Plant as the case may be to withstand the simultaneous disconnection from the
KPLC System of the largest two (2) Units, operating at greater than ninety five per cent (95%) of the capacity demonstrated in each Unit's Capacity
Demonstration Test, and to continue to operate in a safe manner. Each Unit shall demonstrate that it is Capable of re-synchronisation within thirty (30) minutes.

(v)     STANDBY SUPPLIES TEST

With all Units shut down in either the Early Generation Facility or the Plant as the case may be the Early Generation Facility or the Plant shall be disconnected from the KPLC's System for six (6) hours.

The standby power supplies, as specified in paragraph 4.3(d) of Part A of
Schedule 2, shall maintain the Early Generation Facility in such a state throughout the period of disconnection from the KPLC System that a binary energy converter Unit can be synchronised within one (1) hour of reconnection to KPLC's
System. At the end of the disconnection period the Seller, with the agreement of
KPLC, shall re-synchronise the Early Generation Facility.

In the case of the Plant the standby power supplies, as specified in paragraph
4.3(d) of Part A of Schedule 2, shall maintain the Plant in such a state throughout the period of disconnection from the KPLC System that a binary energy converter Unit can be synchronised within one (1) hour of reconnection to KPLC's
System. At the end of the disconnection period the Seller, with the agreement of
KPLC, shall re-synchronise at least one )1) binary energy converter Unit and one
(1) steam turbine Unit.

(vi)    ENVIRONMENTAL TESTS

The Seller shall complete whatever tests are necessary to demonstrate compliance with the Environmental Conditions as specified in paragraph 1.2 of Part A of
Schedule 2.

                                      110

                            PART B: METER PROCEDURES

1.      TESTING OF METERING SYSTEM

(a)     KPLC shall initially test the Metering System for accuracy in accordance with this Schedule 4 by the later of fifteen (15) days after it is installed by the Seller or five (5) days prior to the date scheduled for initial testing of the Early Generation Facility or the Plant as the case may be to begin, and thereafter at intervals of not less than one hundred and eighty (180) days after giving the Seller no less than forty-eight (48) hours advance notice. The Seller may have a representative present during any such testing, as well as during any inspection of the Metering System or adjustment thereof.

(b)     KPLC shall also test the Metering System at any other time reasonably requested by the Seller, such additional testing to be at the Seller's expense unless the test indicates that the Metering System is inaccurate by more than one-half percent (0.5%), in which case KPLC shall bear the cost of the additional test. The Seller may have a representative present during any such testing, as well as during any inspection of the
        Metering System or adjustment thereof.

(c)     When on the Site, KPLC shall comply with all reasonable instructions of the Seller and, notwithstanding any other provision in this Agreement to the contrary, shall indemnify and hold the Seller harmless from any loss or damage sustained by virtue of KPLC's negligence or wilful misconduct in the performance of its obligations but only to the extent that such loss or damage is not covered by insurance of the Seller.

(d)     The calibration of meters will be checked to ensure that the accuracy remains within the specified limits.

        The method of calibration and frequency of tests will be agreed between the Seller, and KPLC based on knowledge of the performance and the design of the installed meters and the manufacturers' recommendations.

(e)     Compensation will be made for the errors of current and voltage transformers in the meter calibration or during the computation of records. Current and voltage transformers will be tested for ratio and phase angle errors following manufacture at an accredited testing station in the presence of representatives from the Seller; and KPLC.
        Test certificates issued by the testing station will be issued independently to both parties.

(f)     Testing and calibration of the Metering System shall be carried out by
        KPLC after giving appropriate notice to the Seller, in line with the agreed frequency of testing or in the event of either Party having reasonable cause to believe the meters are outside specified limits.
        During such tests and calibration the Seller shall have the right to have a representative present at all times.

                                      111

2.      READING OF METERS

(a)     PROCEDURES: The Metering System shall be read monthly on the last business day of each month (or such other day as may be agreed upon by the Parties) for the purpose of determining the Net Electrical Output of the Early Generation Facility or the Plant as the case may be since the preceding reading. The Seller shall read the Metering System during the normal business hours and the Seller shall give KPLC at least forty-eight (48) hours notice of the time the Seller shall read the
        Metering System. In the event that a KPLC representative is present at such reading of the Metering System for the purpose of measuring Net
        Electrical Output, then such reading shall be jointly taken and recorded.

        Under normal circumstances the readings of the Main Metering Equipment shall be used to determine the amount of Net Electrical Output delivered by the Seller in any Period.

        In the event that a KPLC representative is not present at a reading of
        Net Electrical Output, then the Seller's representative shall take and record such reading and make a photographic record thereof. The Seller shall maintain a log of all such meter readings. Measurements recorded shall be delivered by the recording Party to the non-recording Party by facsimile within forty-eight (48) hours after the readings are taken. In the event that the Main Metering Equipment is not in service as a result of maintenance, repairs or testing, then the best available information, which may include the Back-Up Metering Equipment, shall be used during that period.

(b)     INACCURACIES IN METERING SYSTEM: When, as a result of any test of the
        Metering System, the Metering System is found to be inaccurate by more than one-half percent (0.5%) or is otherwise functioning improperly or if any seal securing the Metering System is found broken, then the correct amount of Net Electrical Output delivered to KPLC for the actual period during which inaccurate measurements were made, if any, shall be determined as follows:

(i)     First, the readings of the Back-up Metering Equipment, if any, shall be utilised to calculate the correct amount of Net Electrical Output, unless a test of such Back-up Metering Equipment, as required by either
        Party, reveals that the Back-up Metering Equipment is inaccurate by more than one-half percent (0.5%), is otherwise functioning improperly or any seal securing the Back-up Metering Equipment is found broken;

(ii)    If there is no Back-up Metering Equipment or if the Back-up Metering
        Equipment is found to be inaccurate by more than one-half percent
        (0.5%), is otherwise functioning improperly or any seal securing the
        Back-up Metering Equipment is found broken, then Seller and KPLC shall jointly prepare an estimate of the correct reading on the basis of all available information and such guidelines as may have been agreed to between the Seller and KPLC;

(iii)   In the event that KPLC and the Seller fail to agree upon an estimate for the correct reading, KPLC shall make any payments to the Seller required as a result of its estimate of the correct reading and the matter may be referred by either party for determination by an Expert pursuant to
        Clause 19; and

                                      112

(iv)    The difference between the previous payments by KPLC for the period of inaccuracy and the recalculated amount shall be offset against or added to the next payment to the Seller under this Agreement, as appropriate.
        If the period of inaccuracy cannot be accurately determined, it shall be deemed to have begun on the date which is midway between the date the meter was found to be inaccurate and the date of the last meter reading accepted by the Parties as accurate. In no event, however, shall any such adjustment be made for any period prior to the date on which the
        Metering System was last tested and found to be accurate within plus or minus one-half percent (0.5%) and not otherwise functioning improperly.

                                      113

                    PART C: OPERATING AND DESPATCH PROCEDURES

1.     SCHEDULING AND DESPATCH

(a)    In order to assist with scheduling of the Early Generation Facility to meet the requirements of KPLC, the Parties agree that the following procedures will be adhered to:

(i)    YEAR AHEAD NOTIFICATION: Not less than ninety (90) days before the Early
       Generation Commercial Operation Date, and thereafter not less than ninety
       (90) days before the beginning of each Operating Year, KPLC shall provide to the Seller estimated requirements on a monthly basis for Net
       Electrical Output for each subsequent Year, but KPLC shall not be bound by these figures.

(ii)   MONTH AHEAD NOTIFICATION: Not less than fourteen (14) days before the beginning of the Month prior to the Early Generation Commercial Operation
       Date and thereafter not less than fourteen (14) days before the beginning of each month, KPLC shall provide to the Seller estimated requirements, on a day-by-day basis, for Net Electrical Output during that Month and also, provisionally, for the following Month, but KPLC shall not be bound by these figures.

(iii)  WEEK AHEAD NOTIFICATION: Not less than forty-eight (48) hours before the beginning of the Week prior to the Early Generation Commercial Operation
       Date and thereafter not less than forty-eight (48) hours before the beginning of each week, KPLC shall provide to the Seller estimated requirements, on an hour-by-hour basis, for Net Electrical Output during that week and also, provisionally, during the following week, but KPLC shall not be bound by these figures.

(iv)   EARLY GENERATION FACILITY AVAILABILITY NOTIFICATION: To enable KPLC to give final schedules of requirements as required by subsection (v) below, the Seller shall, by 1200 hours the day before the Early Generation
       Commercial Operation Date and thereafter by 1200 hours each day, inform
       KPLC of the estimated Capacity Available during each hour of that day commencing thirty-six (36) hours ahead and, provisionally, for the day immediately thereafter. Such estimates shall not be binding upon the
       Seller, the Seller shall advise KPLC as soon as possible of any changes in its Declared Capacity for such days.

(v)    DAY AHEAD NOTIFICATION: Not less than seven (7) hours before the start of the day before the Early Generation Commercial Operation Date and thereafter not less than seven (7) hours before the start of each day,
       KPLC shall provide to the Seller firm requirements, on an hour by hour basis, for Net Electrical Output for the following day. The firm requirements shall not be binding upon KPLC and KPLC may subsequently alter its requirements.

       Actual operation levels requested of the Seller will be determined by the requirements for operation in accordance with economic despatch and may be substantially different from the information provided in accordance with this Part C; provided however, that actual operation levels requested by KPLC shall at all times be subject to compliance with the
       Operating Characteristics.

                                      114

(b)    In order to assist with scheduling of the Plant to meet the requirements of KPLC, the Parties agree that the following procedures will be adhered to:

(i)    YEAR AHEAD NOTIFICATION: Not less than ninety (90) days before the Full
       Commercial Operation Date, and thereafter not less than ninety (90) days before the beginning of each Operating Year, KPLC shall provide to the
       Seller estimated requirements on a monthly basis for Net Electrical
       Output for the remainder of the Operating Year in which the Full
       Commercial Operation Date is scheduled to occur, and thereafter for each subsequent Year, but KPLC shall not be bound by these figures.

(ii)   MONTH AHEAD NOTIFICATION: Not less than fourteen (14) days before the beginning of the Month prior to the Full Commercial Operation Date and thereafter not less than fourteen (14) days before the beginning of each month, KPLC shall provide to the Seller estimated requirements, on a day-by-day basis, for Net Electrical Output during that Month and also, provisionally, for the following Month, but KPLC shall not be bound by these figures.

(iii)  WEEK AHEAD NOTIFICATION: Not less than forty-eight (48) hours before the beginning of the Week prior to the Full Commercial Operation Date and thereafter not less than forty-eight (48) hours before the beginning of each week, KPLC shall provide to the Seller estimated requirements, on an hour-by-hour basis, for Net Electrical Output during that week and also, provisionally, during the following week, but KPLC shall not be bound by these figures.

(iv)   PLANT AVAILABILITY NOTIFICATION: To enable KPLC to give final schedules of requirements as required by subsection (v) below, the Seller shall, by
       1200 hours the day before the Full Commercial Operation Date and thereafter by 1200 hours each day, inform KPLC of the estimated Capacity
       Available during each hour of that day commencing thirty-six (36) hours ahead and, provisionally, for the day immediately thereafter. Such estimates shall not be binding upon the Seller, the Seller shall advise
       KPLC as soon as possible of any changes in its Declared Capacity for such days.

(v)    DAY AHEAD NOTIFICATION: Not less than seven (7) hours before the start of the day before the Full Commercial Operation Date and thereafter not less than seven (7) hours before the start of each day, KPLC shall provide to the Seller firm requirements, on an hour by hour basis, for Net
       Electrical Output for the following day. The firm requirements shall not be binding upon KPLC and KPLC may subsequently alter its requirements.

       Actual operation levels requested of the Seller will be determined by the requirements for operation in accordance with economic despatch and may be substantially different from the information provided in accordance with this Part C; provided however, that actual operation levels requested by KPLC shall at all times be subject to compliance with the
       Operating Characteristics.

(c)    NOTICE OF CHANGE OF OPERATING LEVELS: In connection with its rights to
       Despatch the Early Generation Facility or the Plant as the case may be in accordance with this Agreement, KPLC will provide the Seller with at least five (5) minutes advance notice of changes in operating levels to be achieved by the Early Generation Facility

                                      115

       or the Plant as the case may be (or such greater period as may be required by the Operating Characteristics.

(d)    Where the Early Generation Facility or the Plant as the case may be suffers an Availability Failure the Seller shall notify KPLC of the
       Capacity available and this shall be the Declared Capacity as soon as practicable. When the Availability Failure has been cleared the Seller shall notify KPLC of the increased Declared Capacity as soon as practicable. KPLC shall always use the Declared Capacity as notified under this section as the upper limit for Despatch Instructions.

(e)    Dispatched partial load will be no less than fifty per cent (50%) of Unit
       Capacity. There will be no more than [2] shut downs despatched per month.

2.     OPERATION IN ACCORDANCE WITH DESPATCH

       Early Generation Facility or the Plant as the case may be shall be operated by the Seller in accordance with the Despatch Instructions within a despatch tolerance band of +3%.

3.     RECORDING OF TELEPHONED COMMUNICATIONS

       Each Party hereby authorises the other Party to record all telephoned voice communications relating to Declared Capacity control and Despatch of the Early Generation Facility or the Plant as the case may be received from the other Party pursuant to this Agreement and shall supply, at the request of the other Party, a copy or transcript of any such recording.

                                      116

                                    FIGURE 5

                                CORRECTION CURVE

                                   (See Page ___)

                                      117

                               SCHEDULE 5: PAYMENT

                         PART A: EARLY GENERATION TARIFF

The total levels of tariff payments in respect of the Early Generation Facility in each month shall be according to the following:

(i)    Prior to the Early Generation Commercial Operation Date the total tariff payments in any month shall be equal to EGEC(p); and

(ii)   Following the Early Generation Commercial Operation Date but prior to the
       Early Generation Cessation Date the total tariff payments in any month shall be equal to EGEC(p) plus EGCP(p).

Where EGEC(p) and EGCP(p) are calculated in accordance with Part A of this
Schedule.

                                 ENERGY CHARGES

1.     CALCULATION OF ENERGY CHARGES

For the purposes of Clause 10.2, KPLC shall pay to the Seller Energy Charges in respect of the Net Electrical Output of the Early Generation Facility in each month calculated as follows:

       EGEC(p) = EGNEO(p) x EGECR(p)

where:

EGEC(p)    =   the aggregate amount of Energy Charges (US$) payable in respect of month p;

EGNEO(p)   =   the aggregate Net Electrical Output (kWh) of the Early Generation
               Facility in month p; and

EGECR(p)   =   the Energy Charges Rate (expressed in US$/kWh) prevailing in month p as calculated in Paragraph 2 directly below.

                                      118

2.     ENERGY CHARGE RATE

The Energy Charges Rate for the Early Generation Facility during each month shall be calculated as follows:

                             CPI(p-1)
       EGECR(p) = EGECR(b) x --------
                              CPI(b)

where:

EGECR(p)   =  as previously defined;

EGECR(b)   =  zero point zero one five six US Dollars per kWh (0.0156US$/kWh)
               the Base Energy Charge Rate

CPI(p-1)   =  The United States Consumer Price Index for the month 3 months prior to the month p; and

CPI(b)     =  the United States Consumer Price Index for June 1996

The royalty charge, currently set at 0.004US$/kWh, will be added to the Energy
Charge Rate at cost.

                                CAPACITY PAYMENTS

1.     CAPACITY CHARGE RATE

The Capacity Charge Rate for the Early Generation Facility during each month shall be calculated as follows:

EGCCR(p) = E + F

where:

EGCCR = the Capacity Charge Rate for month p, (expressed in US$/kW/month)

      U      Z
E =  --- x  ---  (the non-escalable component of the Capacity Charge Rate)
      12    100

where:

U = five hundred and two point nine US Dollars per kW per year
    (502.9 US$/kW/year); and

Z = fifty per cent (50%) the percentage of U represented by the fixed
    Capacity Charge Rate

                                      119

     -         -
    |  U     G  |   CPI(p-1)
F = | --- x --- | x -------- (the escalable component of the Capacity
    |  12   100 |    CPI(b)  Charge Rate)
     -         -

where:

G          =  the percentage of U represented by escalable costs such that
              G = 100%-Z;

CPI(p-1)   =  as previously defined; and

CPI(b)     =  as previously defined

2.     PASS THROUGH COST - Not Applicable

3.     CALCULATION OF CAPACITY PAYMENTS

The Seller shall be entitled to Capacity Payments in respect of Capacity of the
Early Generation Facility in each month calculated as follows:

EGCP(p) = EGCCR(p) x EGCC

Where:

EGCP(p)    =  the Capacity Payments for the month p (expressed in US$)

EGCCR(p)   =  as previously defined; and

EGCC       =  the Contracted Early Generation Capacity (expressed in kW)

4.     MONTHLY AVAILABILITIES

For each month in each Operating Year, starting with the month in which the
Early Generation Commercial Operation Date occurs, there shall be calculated a
Monthly Target Availability and an Actual Monthly Availability as follows:

                                      120

(i)    MONTHLY TARGET AVAILABILITY

EGMTA(p) = (EGCC x H(p)) - EGSMA(p) - EGUSMA(p)

where

EGMTA(p)    =   the Monthly Target Availability (expressed in kWh);

EGCC        =   as previously defined;

H(p)        =   the hours in month p;

EGSMA(p)    =   the Scheduled Maintenance Allowance in month p (expressed in
                kWh) representing the total energy not available for delivery in month p due to scheduled maintenance outages computed assuming the Early Generation Capacity would otherwise have been
                dispatched at its Contracted Capacity calculated using the values of EGSMA set forth in Schedule 3; and

EGUSMA(p)   =   the Unscheduled Maintenance allowance in month p (expressed in
                kWh) as calculated using the following formula:

                                         ((EGD x M))
            (EGCC x EGD x H(y) x EGOA) -   [SIGMA]  EGSMA(p)
                                            (p=1)
EGUSMA(p) = -----------------------------------------------
                            EGD x M(y)

where:

EGD    =   the duration in years between the Early Generation Commercial
           Operation Date and the planned date of the Early Generation Cessation
           Date;

H(y)   =   the number of hours in a year being eight thousand seven hundred and sixty (8760);

M(y)   =   the number of months in a year being twelve (12); and

EGOA   =   Annual Outage Allowance - as described in Schedule 3.

Where the Early Generation Facility continues to operate after the Early
Generation Cessation Date then this section shall be recalculated using the revised planned date of the Early Generation Cessation Date.

(II)   ACTUAL MONTHLY AVAILABILITY

The Actual Monthly Availability of the Early Generation Facility in month p,
EGAMA(p), (expressed in kWh) shall be calculated using the following formula:

           (2 x H(p))  AC(y)
EGAMA(p) =   [SIGMA]  (-----)
              (y=1)      2

where:

AC(y) =  the Early Generation Available Capacity in Settlement Period y
         (expressed in kW)

                                      121

5.     ADJUSTMENT OF CAPACITY PAYMENTS FOR MONTHLY AVAILABILITY - FIRST MONTH OF
       OPERATING YEAR

If in the first month of an Operating Year, starting with the month in which the
Early Generation Commercial Operation Date occurs, the Actual Monthly
Availability is less than the Monthly Target Availability, the Capacity Payment for that month shall be multiplied by the factor:

EGAMA(p)
--------
EGMTA(p)

6.     ADJUSTMENT OF CAPACITY PAYMENTS FOR MONTHLY AVAILABILITY - SUBSEQUENT
       MONTHS OF OPERATING YEAR

If in any subsequent month m of an Operating Year, the sum of the individual
Actual Monthly Availabilities for the year to date is less than the sum of the individual Monthly Target Availabilities for the year to date, then the Capacity
Payment for that month shall be adjusted such that:

              (m)              EGAMA(p)
EGACP(tp) = [SIGMA] (EGCP(p) x --------)
             (p=1)             EGMTA(p)

where:

EGACP(tp) = the total of the Actual Capacity Payments received in the Operating
            Year for each month up to and including month m.

If in any subsequent month m of an Operating Year, the sum of the individual
Actual Monthly Availabilities for the year to date is greater than or equal to the sum of the individual Monthly Target Availabilities for the year to date, then the Capacity Payment for that month shall be adjusted, if such an adjustment is required, such that:

              (m)
EGACP(tp) = [SIGMA] (EGCP(p))
             (p=1)

7.     FORCE MAJEURE PAYMENTS

For any month in which all or part of the Capacity of the Early Generation
Facility is unavailable as a result of Force Majeure the Seller shall be entitled to Capacity Payments [which shall be calculated as follows, and prorated for the number of hours in the month for which the Force Majeure exists:

EGLC x E

                                      122

where:

EGLC   =   the Capacity not Available as a result of the event of Force Majeure
           (expressed in kW); and

E      =   90% of the Capacity Charge Rate as defined in paragraph 1 above
           (expressed in US$/kW/month).

The payment under paragraph 2 shall be reduced by an amount equal to the
Capacity Payment the Seller would have received had the Force Majeure event not occurred. For the purposes of this paragraph "Force Majeure" shall not include events or circumstances specified in Clauses 15.1(ii), (iii) and (iv) save that in respect of Clause 15(iii) this paragraph shall apply if epidemics or plagues materially affect the operation of the Early Generation Facility.

8.     CHANGES IN CONTRACTED CAPACITY

In the event that the Contracted Capacity for the Early Generation Facility is
altered under the provisions of this Agreement during any month, the calculation of payments shall be adjusted pro rata to reflect the differing proportions of the month for which differing Contracted Capacities were agreed.

                                      123

                              PART B: PLANT TARIFF

The total levels of tariff payments in respect of the Plant in each month shall be according to the following:

(i)    Following the Early Generation Cessation Date but prior to the Full
       Commercial Operation Date the total tariff payments in any month shall be equal to MEC(p); and

(ii)   Following the Full Commercial Operation Date for the remainder of the
       Term the total tariff payments in any month shall be equal to MEC(p) plus
       CP(p).

Where MEC(p) and CP(p) are calculated in accordance with Part B of this
Schedule.

                                 ENERGY CHARGES

1.     CALCULATION OF ENERGY CHARGES

For the purposes of Clause 10.2, KPLC shall pay to the Seller Energy Charges in respect of the Net Electrical Output of the Plant in each month calculated as follows:

MEC(p) = NEO(p) x ECR(p)

where:

MEC(p)   =   the aggregate amount of Energy Charges (US$) payable in respect of month p;

NEO(p)   =   the aggregate Net Electrical Output (kWh) of the plant in month p;
             and

ECR(p)   =   the Energy Charge Rate (expressed in US$/kWh) in month p as calculated in accordance with Paragraph 2 directly below.

2.     ENERGY CHARGE RATE

The Energy Charge Rate, ECR(p), for the Plant in month p shall be calculated as follows:

                  CPI(p-1)
ECR(p) = ECR(b) x --------
                   CPI(b)

where:

ECR(b)     =   zero point zero one nine two four US Dollars per kWh (0.01924
               US$/kWh) the Base Energy Charge Rate;

CPI(p-1)   =   as previously defined; and

CPI(b)     =   the United States Consumer Price Index for March 2005 = 193.30

The royalty charge, currently set at 0.004US$/kWh, will be added to the Energy
Charge Rate at cost.

                                      124

                                CAPACITY PAYMENTS

1.     CAPACITY CHARGE RATE

1.1    The Capacity Charge Rate for the Plant during each month consists of the following two components:

(i)    CCRE(p) with respect to 25% portion (CCE) of the Contracted Capacity; and

(ii)   CCRF(p) with respect to the remaining portion (CCF) of the Contracted
       Capacity.

CCE and CCF shall be calculated as follows:

CCE = CC x 0.25

CCF = CC-CCE

where:

CC = the Contracted Capacity (expressed in kW).

1.2    CCRE(p) and CCRF(p) during each month shall be calculated as follows:

1.2.1    Calculation of CCRE(p)

CCRE(p) = AE + BE - R(p)

where:

CCRE(p) = the Capacity Charge Rate for CCE for month p,
          (expressed in US$/kW/month)

     VE    C
AE = -- x --- (the non-escalable component of the Capacity Charge Rate)
     12   100

VE      =   VE(1) for the period commencing on the Full Commercial Operation
            Date and ending on the eleventh (11th) anniversary of the Full
            Commercial Operation Date;

                                       or

        =   VE(2) for the period after the eleventh (11th) anniversary of the
            Full Commercial Operation Date.

where:

VE(1)   =   five hundred sixty one point six three six US Dollars per kW per year (561.636 US$/kW/year) the CCE Base Capacity Charge Rate;

VE(2)   =   12 x (CCRE(p) + R(p)) of the month in which the eleventh (11th)
            anniversary of the Full Commercial Operation Date occurs; and

                                      125

C       =   the percentage of VE represented by the fixed Capacity Charge Rate, which shall be fifty per cent (50%) until the day which is the eleventh (11th) anniversary of the Full Commercial Operation Date, and which shall be seventy-five per cent (75%) thereafter; and

      -        -
     | VE    DE |   CPI(p-1)
BE = | -- x --- | x -------- (the escalable component of the Capacity
     | 12   100 |    CPI(b)  Charge Rate)
      -        -

where:

DE         =   the percentage of VE represented by the escalable costs such as fixed O&M costs, insurance and administrative costs, DE = 100% -
               C;

CPI(p-1)   =   as previously defined;

CPI(b)     =   CPI(b1) for the period commencing on the Full Commercial
               Operation Date and ending on the eleventh (11th) anniversary of the Full Commercial Operation Date;

                                       or

           =   CPI(b2) for the period after the eleventh (11th ) anniversary of the Full Commercial Operation Date.

where:

CPI(b1)    =   the United States Consumer Price Index for March 2005 = 193.30;
               and

CPI(b2)    =   CPI(p-1) of the month in which the eleventh (11th) anniversary of the Full Commercial Operation Date occurs.

           CPI(p-1)
R(p) = R x -------  (the reduction in the Capacity Charge Rate for month p,
           CPI(b3)  expressed in US$/kW/month)

where:

R          =   RY/12

RY         =   twenty-five US Dollars and fifty US cents per kW per year (25.50
               US$/kW/year)

CPI(b3)    =   the United States Consumer Price Index for July 2003 = 183.9

CPI(p-1)   =   as previously defined.

1.2.2  Calculation of CCRF(p)

CCRF(p) = AF + BF

where:

CCRF(p)   =   the Capacity Charge Rate for CCF for month p,
              (expressed US$/kW/month

                                      126

     VF    C
AF = -- x ---   (the non-escalable component of the Capacity Charge Rate)
     12   100

VF   =   VF(1) for the period commencing on the Full Commercial Operation Date and ending on the eleventh (11th) anniversary of the Full Commercial
         Operation Date;

                                       or

     =   VF(2) for the period after the eleventh (11th) anniversary of the Full
         Commercial Operation Date.

where:

VF(1)   =   four hundred eight-five US Dollars per kW per year (485 US$/kW/year)
            the CCF Base Capacity Charge Rate; and

VF(2)   =   12 x CCRF(p) of the month in which the eleventh (11th) anniversary of the Full Commercial Operation Date occurs; and

C       =   as previously defined; and

      -         -
     |  VF   DF  |   CPI(p-1)
BF = |  -- x --  | x -------- (the escalable component of the Capacity Charge
     |  12   100 |   CPI(b)    Rate)
      -         -

where:

DF         =   the percentage of VF represented by escalable costs such as fixed
               O&M costs, insurance and administrative costs, DF = 100% - C

CPI(p-1)   =   as previously defined;

CPI(b)     =   CPI(b1) for the period commencing on the Full Commercial
               Operation Date and ending on the eleventh (11th) anniversary of the Full Commercial Operation Date;

                                       or

           =   CPI(b2) for the period after the eleventh (11th) anniversary of the Full Commercial Operation Date.

where:

CPI(b1)    =   the United States Consumer Price Index for March 2005 = 193.30;
               and

CPI(b2)    =   CPI(p-1) of the month in which the eleventh (11th) anniversary of the Full Commercial Operation Date occurs.

2.      PASS THROUGH COST

This subsection 2 is for the KPLC's internal purposes only, and shall not affect the calculation of Capacity Payments payable to OrPower 4.

                                      127

The Capacity Charge Rate for the Plant during each month calculated in accordance with this Part B of Schedule 5 shall include a pass through component to consumers being a fuel displacement cost as follows:

(i)     With respect to 25% portion (CCE) of the Contracted Capacity as specified in this Part B of Schedule 5:

        CCRE(pt1)   =   325.749 US$kW/yr (58% of the base Capacity Charge Rate
                        of 561.636 US$/kW/yr)

(ii)    With respect to the remaining portion (CCF) of the Contracted Capacity:

        CCRE(pt2)   =   281.3 US$/kW/yr (58% of the base Capacity Charge Rate of
                        485 US$/kW/yr)

where:

CCRE(pt1)   =   pass through component of CCRE(p)

CCRE(pt2)   =   pass through component of CCRF(p)

3.      CALCULATION OF CAPACITY PAYMENTS

The Seller shall be entitled to Capacity Payments in respect of Capacity in each month calculated as follows:

CP(p) = CCRE(p) x CCE + CCRF(p) x CCF

where:

CP(p)     =   the Capacity Payment for month p (expressed US$);

CCRE(p)   =   the Capacity Charge Rate for CCE for month p (expressed in
              US$/kW/month)

CCRF(p)   =   the Capacity Charge Rate for CCF for month p (expressed in
              US$/kW/month

CCE       =   the portion of the Contracted Capacity as previously defined
              (expressed in kW)

CCF       =   the portion of Contracted Capacity as previously defined
              (expressed in kW)

4.      MONTHLY AVAILABILITIES

For each month in each Operating Year, starting with the month in which the Full
Commercial Operation Date occurs, there shall be calculated a Monthly Target
Availability and an Actual Monthly Availability as follows:

                                      128

(i)     MONTHLY TARGET AVAILABILITY

MTA(p) = (CC x H(p)) - SMA(p) - USMA(p)

where:

MTA(p)   =   the Monthly Target Availability (expressed in kWh);

CC       =   as previously defined;

H(p)     =   as previously defined;

SMA(p)   =   the Scheduled Maintenance Allowance in month p (expressed in kWh)
             representing the total energy not available for delivery in month p due to scheduled maintenance outages computed assuming the Plant would otherwise have been dispatched at its Contracted Capacity;
             and

USMA(p)  =  the Unscheduled Maintenance allowance in month p (expressed in kWh)
            shall be calculated using the following formula:

                                        (PPA(t)) x M(y)
          (CC x PPA(t) x H(y) x (OA)) - [SIGMA] SMA(p)
                                        (p=1)
USMA(p) = --------------------------------------------
                          (PPA(t) x M(y))

where:

PPA(t)   =   the number of years between the Full Commercial Date and the end of end of the Term;

H(y)     =   as previously defined;

M(y)     =   as previously defined; and

OA       =   The Annual Outage Allowance - as set forth in Schedule 3.

Where the Contracted Capacity of the Plant changes after the Full Commercial
Operation Date then USMAp shall be recalculated from the date of the change in the Contracted Capacity. PPA1 shall be the number of years between the date of the Contracted Capacity change and the end of the end of the Term which does not have to be an integer, CC shall be the revised Contracted Capacity in kW and all other parameters shall be those as in the initial calculation.

(ii)    ACTUAL MONTHLY AVAILABILITY

         2 x H(p)  AC(y)
AMA(p) = [SIGMA] (------)
          (y=1)      2

                                      129

where:

AMA(p)   =   the Actual Monthly Availability of the Plant in the month p
             (expressed in kWh)

AC(y)    =   as previously defined

5.      ADJUSTMENT OF CAPACITY PAYMENTS FOR MONTHLY AVAILABILITY - FIRST MONTH
        OF OPERATING YEAR

If in the first month of an Operating Year, starting with the month in which the
Full Commercial Operation Date occurs, the Actual Monthly Availability is less than the Monthly Target Availability, the Capacity Payment for that month shall be multiplied by the factor:

AMA(p)
------
MTA(p)

6.      ADJUSTMENT OF CAPACITY PAYMENTS FOR MONTHLY AVAILABILITY - SUBSEQUENT
        MONTHS OF OPERATING YEAR

If in any subsequent month m of an Operating Year, the sum of the individual
Actual Monthly Availabilities for the year to date is less than the sum of the
Individual Monthly Target Availabilities for the year to date, then the Capacity
Payment for that month shall be adjusted such that

            (m)            AMA(p)
ACP(tp) = [SIGMA] (CP(p) x ------)
           (p=1)           MTA(p)

where:

ACP(tp)   =   the total of the Actual Capacity Payments received in the
              Operating Year for each month up to and including month m.

If in any subsequent month m of an Operating Year, the sum of the individual
Actual Monthly Availabilities for the year to date is greater than or equal to the sum of the individual Monthly Target Availabilities for the year to date, then the Capacity Payment for that month shall be adjusted, if such an adjustment is required, such that:

          (m)
ACP(tp) = [SIGMA] CP(p)
           (p=1)

7.      FORCE MAJEURE PAYMENTS

For any month in which all or part of the Capacity of the Plant is unavailable as a result of Force Majeure the Seller shall be entitled to Capacity Payments which shall be calculated as follows, and pro rated for the number of hours in the month for which the Force Majeure exists:

                                       130

LC x A

where:

LC   =   the Capacity not Available as a result of the event of Force Majeure;
         (expressed in kW); and

A    =   90% of the Capacity Charge Rate as defined in paragraph 1 above
         (expressed in US$/kW/month)

The payment under paragraph 2 shall be reduced by an amount equal to the
Capacity Payment the Seller would have received had the Force Majeure event not occurred. For the purposes of this paragraph "Force Majeure" shall not include events or circumstances specified in Clauses 15.1(ii), (iii) and (iv) save that in respect of Clause 15.1(iii) this paragraph shall apply if epidemics or plagues materially affect the operation of the Plant.

8.      CHANGES IN CONTRACTED CAPACITY

In the event that the Contracted Capacity is altered under the provisions of this Agreement during any month, the calculation of payments shall be adjusted pro rata to reflect the differing proportions of the month for which differing
Contracted Capacities were agreed.

                                      131

                                PART C: INVOICING

1.      Content: The invoice shall, subject to this Part C, be in such form as the Seller shall from time to time reasonably determine, and shall:

(a) have a unique number by which the invoice may be identified; and

(b) identify the month in respect of which payment is due; and

(c) state the Energy Charge for the month in respect of which payment is due, including the relevant quantities metered and recorded in accordance with Clause
11 and Part B of Schedule 4 and such other information including relevant value of the United States Consumer Price Index and calculations, in reasonable detail, to permit KPLC to confirm the consistency of the invoice with the provisions of Schedule 5; and

(d) state the Capacity Charge Rate for the month in respect of which payment is due and such other information including the relevant value of the United States
Consumer Price Index and calculations, in reasonable detail, to permit KPLC to confirm consistency of the invoice with provisions of Schedule 5; and

(e) state the Monthly Target Availability and the Actual Monthly Availability
for that month; and

(f) state any other charge payable by KPLC together with such other information and calculations, in reasonable detail, as shall be required by KPLC to verify that charge; and

(g) state the total amount payable; and

(h) state the due date for payment of the invoice.

2. Compliance with statutes, etc.: Each invoice shall comply with all relevant statutes, regulations and directives, including those relating to Value Added
Tax.

3. Details: Each invoice shall be accompanied by a detailed statement setting out the Declared Capacity in respect of each Settlement Period, revisions (if any) to the Contracted Capacity following a Contracted Capacity Test, details of any Availability Failure and the computation of the Net Electrical Output delivered at the Delivery Point in response to a Despatch Instruction for each
Settlement Period and such other information and calculations, in reasonable detail, as shall be required by KPLC to verify the invoice.

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                          PART D: CONSUMER PRICES INDEX

1. If in the opinion of either Party the CPI cannot be properly calculated as a result of any of the following circumstances (an "Event"):

(a) the non-availability or discontinuance of one or more of the figures, values or prices required to calculate the CPI (whether permanent or temporary);

(b) an error is contained in one or more of the published figures, values or prices required to calculate the CPI;

(c) the basis upon which the CPI is calculated has been changed and thereby superseded so as materially to affect the validity of CPI comparison over time other than any change arising from changes in the respective consumption patterns upon which the CPI was based;

then the Parties shall meet and seek in good faith to agree upon the means whereby the CPI may be adjusted or to agree upon a replacement index and if the
Parties cannot agree upon such adjustment or replacement index within a period of thirty (30) days either Party may refer the matter to an Expert who shall determine such replacement index as most closely reflects the CPI prior to the
Event and also the date from which such replacement index shall be applicable.

2. If an index other than the CPI shall be used, then the provisions of this
Part D of this Schedule 4 shall apply to such index mutatis mutandis.

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                        SCHEDULE 6: CONDITIONS PRECEDENT

                       Part A: Preconditions of the Seller

(i) The grant to the Seller of geothermal resources licence for the Licence Area necessary for the Geothermal Reservoir Development;

(ii) The execution by the GOK of the Site Agreement;

(iii) The granting to the Seller of a Water Permit.

                          Part B: Preconditions of KPLC

(i) The Seller providing to KPLC such documentary evidence as shall reasonably satisfy KPLC that the Seller has or has access to such funds as are necessary for the conduct of the Appraisal Works and construction of the Early Generation
Facility in accordance with the terms of this Agreement. Such documentary evidence shall include evidence of all loans, grants or other financing arrangements as the Seller shall have procured.

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                       SCHEDULE 7: CONSTRUCTION PROGRAMME

                                 (See Page ____)

                                       135

                SCHEDULE 8: PARTIES' ADDRESSES AND NOTICE DETAILS

KPLC:

The Kenya Power & Lighting Company Ltd.
Stima Plaza
P.O. Box 30099-00100
Nairobi, 243366
Kenya

Fax: 30099

Tel: 32013201

Marked for the attention of: The Company Secretary

Seller:

OrPower 4 Inc.
6225 Neil Road Suite 300
Reno
Nevada 89511-1136
USA

Fax: Nevada, USA (775) 356-9039

Tel: Nevada, USA (775) 356-9029

with copy to:

OrPower 4
Kenya Branch
Off Moi South Lake Road
Hellsgate National Park
P.O. Box 1566
20117, Naivasha, Kenya

In either case marked for the attention of: the Company President

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                              SCHEDULE 9: INSURANCE

                           Part A: Construction Period

  (The period from the Effective Date until the Full Commercial Operation Date)

1.   Marine and Air Cargo:

Cover: All materials, equipment, machinery, spares and other items for incorporation in the Plant and the Seller's Steam Field Facilities against all risks of physical loss or damage while in transit by sea or air from country of origin anywhere in the world to the Site in Kenya, or vice versa from time of the insured items leaving warehouse or factory for shipment to the Site. Cover to institute Cargo Clauses (Air), institute War Clauses (Air), (Sendings By
Post), institute Strikes Clause (Cargo, Air Cargo) or equivalent.

Sum Insured: An amount equal to cost and freight of any shipment

Deductible: Not to exceed US$ 10,000 for each loss; except US$ 5,000 for the turbine/generators.

Insured: The Seller and its relevant contractors.

2.   Loss of Revenue Profits (following Marine incident) - "Marine Delay in Full
     Commercial Operation Date"

Cover: Against loss of revenue following delay in start of commercial operations as a direct result of physical loss or damage to the materials, equipment, machinery and other items in transit by sea or air to the Site, to the extent covered under the Marine Cargo insurance.

Sum Insured: An amount equal to the estimated continuing expenses, including debt service, during the indemnity period.

Indemnity Period: 12 months or the period required to repair or replace materials, equipment or machinery, whichever is less.

Deductible: Not to exceed 60 days.

Insured: The Seller.

3.   Contractors' All Risks

Cover: The contract works including the Early Generation Facility, Appraisal
Works executed and in the course of execution, materials and temporary works, while on the Site, against all risks of physical loss or damage other than war and kindred risks, nuclear risks, unexplained shortage, cost of replacing or repairing items which are defective in workmanship material or design;
penalties; consequential losses; cash; vehicles; vessels; aircraft and other standard exclusions contained in such policies. Cover shall provide the equivalent terms, conditions and perils/causes of loss provided under the
Erection All Risks insurance policy.

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Sum Insured: The Contract Price.

Deductibles: In relation to Contract Works, Materials, etc.

(a)  arising during the construction and testing period:

(i) from Storm, Tempest, Flood, Water Damage, Earthquake, Subsidence and
Collapse - Not to exceed [US$ 10,000]

(ii) from any other cause other than in (a)(i) above - Not to exceed [US$ 5,000]

(b)  arising out of operational testing or Commissioning:

(i) of turbine generators - Not to exceed US$ 50,000

(ii) of plant other than turbine generators - Not to exceed US$ 35,000

Period of Cover: Actual construction, testing and Commissioning.

Insured: The Seller, its contractors and its lenders and all suppliers on the
Site; KPLC shall be added as an additional insured as its interests may appear.

4.   Loss of Revenue (following C.A.R.) "Delay in a Commercial Operation Date"

Cover: Against loss of revenue following delay in start of commercial operations as a direct result of physical loss or damage to the works during construction or operational testing to the extent that such loss or damage is covered under the Contractors' All Risks policy.

Sum Insured: An amount equal to the estimated continuing expenses, including debt service, during the indemnity period.

Indemnity Period: Not less than 12 months.

Insured: the Seller and its lenders.

Deductible: Not more than 90 days.

Period of Cover: Construction, testing and Commissioning periods of the Early
Generation Facility and Plant from mobilization of the Seller's contractors until the day following the Full Commercial Operation Date.

5.   Public Liability

Cover: Against legal liability to third parties for bodily injury or damage to property arising out of the construction, testing and Commissioning of the Early
Generation Facility and the Plant.

Sum Insured: For any one claim: US$ 5,000,000.

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Deductible: Not to exceed US$ 25,000 for each claim for damage to property. None for injury to persons.

Insured: The Seller and its contractors; KPLC shall be added as an additional insured as its interest may appear.

Period of Cover: The actual construction, testing and Commissioning of the Early
Generation Facility and the Plant from mobilization of the Seller's contractors until the day following Full Commercial Operation Date.

6.   Miscellaneous

Other insurance as is customary, desirable or necessary to comply with local or other requirements, such as Workmen Compensation Insurance in relation to all workmen employed in the construction of the Plant and Motor Insurance on a vehicle.

                                       139

                            Part B: Operating Period

 (The period from the Full Commercial Operation Date until the end of the Term)

1.   All Risks Insurance - Fixed Assets

Cover: All building contents, machinery, stock, fixtures, fittings and other personal property forming part of the Plant against "All Risks" of physical loss or damage, including (but not limited to) those resulting from fire, lightning, explosion, spontaneous combustion, storm, wind, tempest, flood, hurricane, water damage, riot, strikes, malicious damage, earthquake, collapse and/or loss of contents of tanks, subject to standard policy exclusions.

Sum Insured: Full replacement value of the Plant.

Deductible: Not to exceed US$ 50,000 each loss.

Insured: The Seller and its lenders; KPLC shall be added, as an additional insured as its interests may appear.

2.   Consequential Loss Following All Risks

Cover: Loss of revenue due to loss of capacity and/or loss of output as a direct consequence of loss of or damage to Plant and caused by a period insured under paragraph 1 above.

Sum Insured: An amount equal to the estimated continuing expenses, including debt service, during the indemnity period.

Indemnity Period: Not less than 12 months.

Deductible: Not more than 60 days.

Insured: The Seller and its lenders.

3.   Machinery Breakdown

Cover: All machinery, plant and ancillary equipment forming part of the Plant against sudden and unforeseen physical loss or damage resulting from mechanical and electrical breakdown or derangement, explosion or collapse of pressure vessels, electrical short circuits, vibration, misalignment, excessive current or voltage, abnormal stresses, centrifugal forces, failure of protective or regulating devices, overheating, entry of foreign bodied, impact, collision and other similar causes.

Sum Insured: Full replacement value of all machinery, plant, boilers, etc.

Deductible: US$ 10,000 each loss.

Insured: The Seller and its lenders; KPLC shall be added as an additional insured as its interest may appear.

                                       140

4.   Consequential Loss following Machinery Breakdown

Cover: Loss of revenue due to loss of capacity and/or loss of output as a direct consequence of loss or damage to the Plant caused by a peril insured under paragraph 3 above.

Sum Insured: an amount equal to the estimated continuing expenses, including debt service, during the indemnity period.

Indemnity Period: Not less than 12 months.

Deductible: Not more than 60 days.

Insured: The Seller and its lenders.

5.   Public Liability

Cover: Legal liability of the insured for damage to property of third parties or bodily injury to third parties arising out of the ownership, operation and maintenance of the Plant.

Sum Insured: US$ 5,000,000 for any occurrence.

Deductible: US$ 25,000 each claim for property. None for injury to persons.

Insured: The Seller and its lenders; KPLC shall be added as an additional insured as its interest may appear.

6.   Off Site Facilities

The Seller shall ensure that all plant, equipment and machinery which is necessary for the operation or development of the Early Generation Facility or the Plant but which is not located at the Temporary Site or the Site as the case may be which shall include but not be limited to: drilling rigs and equipment, wells, pipework, cables and instrumentation equipment is comprehensively insured to its replacement values. The Seller shall also procure loss of revenue and third party insurance to a suitable value to be agreed with KPLC for this plant equipment and machinery.

7.   Miscellaneous

Other insurance as are customary, desirable or necessary to comply with local or other requirements, such as Workmen's Compensation insurance in relation to all workmen employed in the Plant or in connection with its operation, and Motor
Insurance on any vehicle.

If KPLC is added as an additional insured on any of the insurance listed in this
Schedule 9, KPLC acknowledges and agrees that (a) it will not be included as a loss payee on any insurance proceed payments relative to such insurance coverage, and (b) it will not be involved in any claim negotiations, discussion or settlements.

                                       141

                                   SCHEDULE 10

                                 SITE AGREEMENT

                                 (See Pages __)

                                      142